   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            TYCO INTERNATIONAL LTD.

             (Exact name of registrant as specified in its charter)

           BERMUDA                                 7382                             NOT APPLICABLE
 (State or other jurisdiction                                                      (I.R.S. Employer
              of                       (Primary Standard Industrial             Identification Number)
incorporation or organization)         Classification Code Number)

                            ------------------------

                        THE ZURICH CENTRE, SECOND FLOOR
                               90 PITTS BAY ROAD
                            PEMBROKE HM 08, BERMUDA
                                (441) 292-8674*

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

* Tyco International Ltd. maintains its registered and principal executive offices at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The executive offices of Tyco's principal United States subsidiaries are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.
                            ------------------------

                                   COPIES TO:

     ABBE L. DIENSTAG, ESQ.              FATI SADEGHI, ESQ.              DOUGLAS A. NEARY, ESQ.
    KRAMER LEVIN NAFTALIS &           SENIOR CORPORATE COUNSEL       CALFEE, HALTER & GRISWOLD LLP
          FRANKEL LLP               TYCO INTERNATIONAL (US) INC.    1400 MCDONALD INVESTMENT CENTER
        919 THIRD AVENUE                   ONE TYCO PARK                  800 SUPERIOR AVENUE
    NEW YORK, NEW YORK 10022        EXETER, NEW HAMPSHIRE 03833          CLEVELAND, OHIO 44114
         (212) 715-9280                    (603) 778-9700                    (216) 622-8200

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE MERGER CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 4, 2001, DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT HAVE BEEN SATISFIED OR WAIVED.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO        OFFERING PRICE          AGGREGATE            AMOUNT OF
       SECURITIES TO BE REGISTERED          BE REGISTERED(1)       PER UNIT         OFFERING PRICE(2)   REGISTRATION FEE(3)
Common Shares; par value $0.20 per
  share...................................     9,415,481        Not Applicable        $419,676,949           $104,920

(1) Represents the estimated maximum number of Tyco common shares issuable upon consummation of the merger of Scott Technologies, Inc. with a subsidiary of the Registrant, assuming the exercise of all options and other rights to purchase or acquire shares of Scott common stock that may become exercisable prior to August 31, 2001. The exact number of shares to be issued will be calculated based upon a specific average trading price of Tyco common shares over a specified period prior to the consummation of the merger. The Registrant does not expect the number of Tyco common shares actually issued to exceed this number.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based on the product of (i) $22.7813, the average of the high and low sales prices of Scott common stock on the Nasdaq National Market on February 22, 2001 and (ii) 18,421,993, the expected maximum number of shares of Scott common stock to be acquired in the merger, which number includes 1,457,501 shares of Scott common stock subject to issuance pursuant to certain outstanding Scott stock options.

(3) .00025 of the Proposed Maximum Aggregate Offering Price.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                    SUBJECT TO COMPLETION, DATED
                                                               FEBRUARY 23, 2001

                            SCOTT TECHNOLOGIES, INC.
                             ONE CHAGRIN HIGHLANDS
                          2000 AUBURN DRIVE, SUITE 400
                             BEACHWOOD, OHIO 44122

Dear Scott Technologies, Inc. Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of Scott Technologies, Inc. which will be held on Friday, May 4, 2001, at
     a.m., Eastern Standard Time, at the             .

    At the meeting, you will be asked to adopt a merger agreement that Scott has entered into with subsidiaries of Tyco International Ltd. The merger agreement provides for the merger of Scott with a Tyco subsidiary, as a result of which Scott will become an indirect Tyco subsidiary and holders of Scott common stock will become Tyco shareholders. Tyco has guaranteed the obligations of its subsidiaries under the merger agreement.

    In the merger, Scott stockholders will receive Tyco common shares for each share of Scott common stock they own based upon an exchange ratio which is designed to give Scott stockholders $23.00 in value of Tyco common shares for each of their shares of Scott common stock. Under certain circumstances described in the accompanying Proxy Statement/Prospectus, Scott stockholders could receive less than $23.00 in value of Tyco common shares.

    The accompanying Proxy Statement/Prospectus provides a detailed description of the proposed merger and the merger consideration, as well as the effects of the merger on you as a stockholder and on Scott. I urge you to read the enclosed materials carefully.

    AFTER CAREFUL CONSIDERATION, SCOTT'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SCOTT AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote on the proposal submitted to you by completing the enclosed proxy card and mailing it to us.

                                          Sincerely,

                                          Mark A. Kirk
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF ISSUES WHICH SHOULD BE CONSIDERED BY STOCKHOLDERS WITH RESPECT TO THE MERGER.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Tyco common shares to be issued in the merger or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    This Proxy Statement/Prospectus is dated March   , 2001 and is first being
mailed to stockholders on or about March   , 2001.

                                                    SUBJECT TO COMPLETION, DATED
                                                               FEBRUARY 23, 2001

                            SCOTT TECHNOLOGIES, INC.
                             ONE CHAGRIN HIGHLANDS
                          2000 AUBURN DRIVE, SUITE 400
                             BEACHWOOD, OHIO 44122
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON  , 2001

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Scott
Technologies, Inc. will be held on Friday, May 4, 2001, at      a.m., Eastern
Standard Time, at the             , for the following purpose:

    To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2001, among Scott, Tyco Acquisition Corp. XVIII
(NV), a Nevada corporation and a wholly-owned subsidiary of Tyco
International Ltd., a Bermuda company, and R2 Mergersub Inc., a Delaware corporation and a wholly-owned subsidiary of Tyco Acquisition, pursuant to which, among other things, Scott would become an indirect subsidiary of Tyco and holders of Scott common stock would become Tyco shareholders.

    Only holders of record of Scott common stock at the close of business on
[March]   , 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the special meeting. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

                                          By Order of the Board of Directors,

                                          Debra L. Kackley
                                          SECRETARY

Beachwood, Ohio
March   , 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                      WHERE YOU CAN FIND MORE INFORMATION

    Tyco and Scott file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

    Public Reference Room       North East Regional Office       Midwest Regional Office
   450 Fifth Street, N.W.          7 World Trade Center          500 West Madison Street
          Room 1024                     Suite 1300                     Suite 1400
    Washington, DC 20549         New York, New York 10048        Chicago, Illinois 60661

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The filings of Tyco and Scott with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http:\\www.sec.gov."

    You can also inspect reports, proxy statements and other information about Tyco at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Tyco filed a registration statement on Form S-4 to register with the SEC the Tyco common shares to be delivered in connection with the merger. This document is a part of that registration statement and constitutes a prospectus of Tyco in addition to being a proxy statement of Scott for the special meeting of Scott stockholders. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to that document) in the manner described above.

    This document incorporates by reference the following documents that Tyco and Scott have previously filed with the SEC:

TYCO SEC FILINGS (FILE NO. 001-13836)                             PERIOD
-------------------------------------                             ------
Annual Report on Form 10-K...................  Fiscal year ended September 30, 2000
Quarterly Report on Form 10-Q................  Quarterly period ended December 31, 2000
Current Reports on Form 8-K..................  November 1, 2000, November 15, 2000
                                               and February 9, 2001
The description of Tyco common shares as set
forth in its Registration Statement
on Form 8-A/A................................  Filed on March 1, 1999

SCOTT SEC FILINGS (FILE NO. 1-483)                                PERIOD
----------------------------------                                ------
Annual Report on Form 10-K...................  Fiscal year ended December 31, 1999
Quarterly Reports on Form 10-Q...............  Quarterly periods ended March 31, 2000, June
                                               30, 2000 and September 30, 2000
Quarterly Report on Form 10-Q/A..............  Quarterly period ended September 30, 2000, filed on November 7, 2000
Current Reports on Form 8-K..................  Filed on February 6, 2001

The description of Scott common stock as set
forth in its Registration Statement on Form
8-A..........................................  Filed on June 17, 1988

    Tyco and Scott also are incorporating by reference additional documents that they file with the SEC between the date of this document and the date of the special meeting of Scott stockholders.

The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included in this document.

    Tyco has supplied all information contained or incorporated by reference in this document relating to Tyco, and Scott has supplied all such information relating to Scott.

    Documents incorporated by reference are available from Tyco and Scott without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

TYCO INTERNATIONAL LTD.                    SCOTT TECHNOLOGIES, INC.
THE ZURICH CENTRE, SECOND FLOOR            ONE CHAGRIN HIGHLANDS
90 PITTS BAY ROAD                          2000 AUBURN DRIVE, SUITE 400
PEMBROKE HM 08, BERMUDA                    BEACHWOOD, OH 44122
(441) 292-8674                             (216) 464-6153

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM TYCO OR SCOTT, PLEASE DO SO BY APRIL 27, 2001 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER. NEITHER TYCO NOR SCOTT HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS
CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED MARCH   , 2001. YOU SHOULD
NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE DELIVERY OF TYCO COMMON SHARES IN CONNECTION WITH THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................      i
QUESTIONS AND ANSWERS ABOUT THE TYCO/SCOTT MERGER...........      1
SUMMARY.....................................................      4
  The Companies.............................................      4
  The Special Meeting.......................................      5
  The Merger................................................      5
RISK FACTORS................................................      9
FORWARD-LOOKING INFORMATION.................................     12
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO AND
  SCOTT.....................................................     13
  Selected Consolidated Historical Financial Data of Tyco...     14
  Selected Consolidated Historical Financial Data of
    Scott...................................................     16
  Comparative Per Share Information.........................     17
  Comparative Market Value Information......................     18
  Recent Developments of Tyco...............................     18
  Recent Developments of Scott..............................     18

SCOTT TECHNOLOGIES INC. SPECIAL MEETING.....................     20
  Proxy Statement/Prospectus................................     20
  Date, Time and Place......................................     20
  Purpose of the Scott Special Meeting......................     20
  Record Date; Voting Rights; Quorum; Required Vote.........     20
  Recommendation of the Board of Directors of Scott.........     21
  Proxies; Revocation.......................................     21
  Solicitation of Proxies...................................     21

THE MERGER..................................................     22
  Background of the Merger..................................     22
  Certain Financial Projections.............................     26
  Recommendation of the Board of Directors of Scott; Reasons
    of Scott for the Merger.................................     27
  Opinion of Financial Advisor to Scott.....................     31
  Reasons of Tyco for the Merger............................     36
  Interests of Certain Persons in the Merger................     36
  Agreements with Executives................................     38
  Directors' Death Benefits.................................     39
  Indemnification and Insurance of Directors and Officers...     40
  Material U.S. Federal Income Tax and Bermuda Tax
    Consequences............................................     40
  Accounting Treatment......................................     44
  Certain Legal Matters.....................................     44
  U.S. Federal Securities Law Consequences..................     44
  Dividends.................................................     45
  Stock Exchange Listing....................................     45
  Appraisal Rights..........................................     45

CERTAIN PROVISIONS OF THE MERGER AGREEMENT..................     46
  General...................................................     46
  The Merger................................................     46
  Effective Time............................................     46
  Merger Consideration......................................     46
  Exchange of Scott Common Stock............................     48

                                                                PAGE
                                                              --------
  Representations and Warranties............................     48
  Conduct of Business by Scott..............................     48
  Conduct of Business by Tyco...............................     50
  No Solicitation...........................................     50
  Certain Other Covenants...................................     52
  Conditions to the Merger..................................     54
  Additional Conditions to Obligations of Tyco Acquisition
    and Mergersub...........................................     55
  Additional Conditions to Obligation of Scott..............     55
  Termination...............................................     56
  Amendment and Waiver; Parties in Interest.................     59
  Guarantee.................................................     59

VOTING AGREEMENTS...........................................     59

COMPARATIVE PER SHARE PRICES AND DIVIDENDS..................     60
  Tyco......................................................     60
  Scott.....................................................     61

COMPARISON OF RIGHTS OF STOCKHOLDERS OF SCOTT AND
  SHAREHOLDERS OF TYCO......................................     62

LEGAL MATTERS...............................................     75

EXPERTS.....................................................     75

FUTURE STOCKHOLDER PROPOSALS................................     75

QUESTIONS AND ANSWERS ABOUT THE TYCO/SCOTT MERGER

Q.  WHY ARE SCOTT AND TYCO PROPOSING THE MERGER?

A. The merger will give Scott stockholders the opportunity to participate in a substantially larger and more diversified public company. In addition, with the greater resources available to Tyco, the merger should provide a means to significantly enhance the development and distribution of Scott's products which are complementary to related products manufactured and marketed by Tyco's Fire and Security Services segment. The Board of Directors of Scott considered the advantages of joining Tyco in addition to a number of other strategic alternatives, including remaining independent, and took into account the risks and uncertainties associated with each different alternative. The Scott Board unanimously determined that the merger with Tyco is fair to and in the best interests of Scott stockholders and recommends that stockholders vote in favor of adopting the merger agreement. The specific reasons why Scott and Tyco are proposing the merger and the advantages to Scott and its stockholders of merging with Tyco are discussed in more detail later in this document. See "Recommendation of the Board of Directors of Scott; Reasons of Scott for the Merger" on page 27 and "Reasons of Tyco for the Merger" on page 36.

Q.  WHAT WILL I RECEIVE IN THE MERGER?

A. If the merger is completed, holders of Scott common stock will receive Tyco common shares in exchange for each of their shares of Scott common stock based upon an exchange ratio which is designed to give Scott stockholders Tyco common shares valued at $23.00 for each of their shares of Scott common stock. Cash will be paid instead of fractional Tyco shares. Under certain circumstances, Scott stockholders could receive less than $23.00 in value of Tyco common shares.

Q. HOW IS THE EXCHANGE RATIO OF TYCO COMMON SHARES FOR SCOTT COMMON STOCK DETERMINED?

A. The exchange ratio will equal $23.00 divided by the average share price of Tyco common shares. The average share price of Tyco common shares will be computed by taking the average of the daily volume-weighted averages of the per share selling price of Tyco common shares on the New York Stock Exchange as reported by Bloomberg Financial Markets over the five consecutive trading days ending on the fourth trading day immediately preceding the special meeting of Scott's stockholders to vote on the merger.

    If this average share price of Tyco common shares is less than $45.00, Tyco's subsidiary has the right to terminate the merger agreement unless, after Tyco's subsidiary gives Scott written notice of its intention to terminate the merger agreement, Scott agrees to an exchange ratio of 0.5111, the exchange ratio determined by dividing $23.00 by $45.00. Based on an average share price that is less than $45.00, this 0.5111 exchange ratio would give Scott stockholders Tyco common shares valued at less than $23.00 for each share of Scott common stock. In this circumstance, Tyco's subsidiary and Scott also could agree to a higher exchange ratio, although neither Tyco's subsidiary nor Scott is under any obligation to do so. If the average share price of Tyco's common shares is less than $45.00 and Tyco's subsidiary does not give Scott written notice of its intention to terminate the merger agreement, Scott stockholders will receive $23.00 in value of Tyco common shares for each share of Scott common stock based on the average share price.

    Scott stockholders should also be aware that the market value of Tyco shares that they receive at the time the merger is consummated could be less than $23.00 per share of Scott common stock, even if the Tyco average share price is not less than $45.00. This would happen if the market value of Tyco shares at the time of the merger were less than the average Tyco share price used to determine the exchange ratio. See the risk factor entitled "Scott stockholders could receive less than $23.00 in value of Tyco common shares for each share of Scott common stock" on page 9. See also "Merger Consideration" beginning on page 46.

    The closing price of Tyco common shares on the New York Stock Exchange on
the date of this document was $      . If this price were the average share
price of Tyco common shares during the pricing period referred to above, the
exchange ratio would be       .

Q.  HOW WILL I KNOW WHAT THE ACTUAL EXCHANGE RATIO IS?

A.  You can call 1-888-750-5834 (toll free in the United States and Canada) or
1-212-750-5833 at any time beginning on               , 2001, after the close of
business, for the average share price of Tyco common shares for the preceding five trading days and the exchange ratio that would be in effect based on that average share price. The actual average share price and the actual exchange ratio will be calculated before the Scott special meeting, as described above. You are urged to call either of these numbers before the Scott special meeting.

Q. WHEN WILL THE MERGER TAKE EFFECT?

A. The merger is expected to take effect after the closing conditions set forth in the merger agreement, including the adoption of the merger agreement by the Scott stockholders and the receipt of regulatory clearance, have been satisfied or waived. We expect that all conditions will be satisfied and the merger will be consummated shortly after stockholder approval of the merger at the special meeting.

Q. WHAT STOCKHOLDER APPROVAL IS NEEDED?

A. The affirmative vote of the holders of shares representing at least a majority of the outstanding voting power of all Scott stock entitled to vote is required to adopt the merger agreement.

Q.  WHAT IF I DON'T VOTE?

A. If you fail to respond, it will have the same effect as a vote against the merger.

    If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

    If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger.

Q.  WHAT SHOULD I DO NOW?

A. After carefully reading and considering the information contained in this document, you should cast your vote on the merger by completing, signing and dating your proxy card. The completed proxy card should be returned in the enclosed, self-addressed postage paid envelope. You also can attend the special meeting and vote in person.

    You should not send in your share certificates now. After the merger is completed, you will be sent written instructions for exchanging your share certificates.

Q.  DOES SCOTT'S BOARD OF DIRECTORS SUPPORT THE MERGER?

A. Yes. Scott's Board of Directors unanimously recommends that you vote FOR the adoption of the merger agreement. Information about the recommendation of Scott's Board of Directors is more fully set forth in this Proxy
Statement/Prospectus.

Q.  HAS SCOTT RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE MERGER?

A. Yes. Scott has received an opinion from Credit Suisse First Boston dated February 4, 2001 to the effect that, as of that date and based on and subject to the assumptions, limitations and qualifications described in the opinion, the exchange ratio provided for in the merger was fair to the holders of Scott common stock from a financial point of view. The opinion assumes no adjustment of the exchange ratio by application of the floor price mechanisms provided for in the merger agreement. The full text of Credit Suisse First Boston's opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this document.

Q.  WILL I BE TAXED ON THE TYCO COMMON SHARES THAT I RECEIVE?

A. Scott stockholders' receipt of Tyco common shares in the merger generally will be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a Tyco common share).

    For more information on the tax consequences of the merger, please refer to "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 40. We encourage you to consult your tax advisor on the consequences to you of the merger.

Q.  WHEN SHOULD I SEND IN MY PROXY CARD? CAN I CHANGE MY VOTE?

A. You should send in your proxy card as soon as possible so that your shares will be voted at the meeting. You can change your vote at any time prior to the special meeting by submitting a later dated signed proxy card. You also can change your vote by attending the special meeting and voting in person.

    If the Tyco average share price used to calculate the exchange ratio is less than $45.00, Tyco's subsidiary may notify Scott that it is terminating the merger agreement, unless Scott agrees to an exchange ratio that would provide for merger consideration of less than $23.00 per share of Scott common stock. Under the timetable provided for in the merger agreement, the decision of the Scott Board to agree to such an exchange ratio would have to be made one or two business days before the Scott special meeting. Scott will make a prompt public announcement of its decision but will not resolicit proxies even if it agrees to proceed with the merger at the lower exchange ratio. If you have previously delivered a proxy in favor of the merger and wish to change your vote, you will have to do so in this short time period before the special meeting. If you do not change your vote through one of the methods indicated above, your shares will be voted in accordance with your original proxy instructions. You can receive information about any agreement to adjust the exchange ratio by calling 1-888-750-5834 (toll free in the United States and Canada) or 1-212-750-5833.

Q.  IF MY SHARES OF SCOTT STOCK ARE HELD BY A BANK OR BROKER, HOW CAN I VOTE?

A. If your shares are held by a bank, broker or other fiduciary, you must contact the fiduciary to vote on your behalf.

Q.  WHAT SHOULD I DO IF I HAVE QUESTIONS?

A. You should call 1-888-750-5834 (toll free in the United States and Canada) or 1-212-750-5833.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH YOU HAVE BEEN REFERRED. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE I. IN PARTICULAR, YOU SHOULD READ THE MERGER AGREEMENT AND THE OPINION OF CREDIT SUISSE FIRST BOSTON, WHICH ARE ATTACHED TO THIS DOCUMENT AS ANNEXES A AND B, RESPECTIVELY.

                                 THE COMPANIES

TYCO INTERNATIONAL LTD.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 292-8674

    Tyco is a diversified manufacturing and service company that, through its subsidiaries:

    - designs, manufactures and distributes electrical and electronic components and multi-layered printed circuit boards;

    - designs, engineers, manufactures, installs, operates and maintains undersea cable communications systems;

    - designs, manufactures and distributes disposable medical supplies and other specialty products;

    - designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems; and

    - designs, manufactures and distributes flow control products and provides environmental consulting services.

    Tyco operates in more than 100 countries around the world and expects revenues for its fiscal year ended September 30, 2001 to exceed $34 billion.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco reviews acquisition opportunities in the ordinary course of business, some of which may be material and some of which are currently under investigation, discussion or negotiation. There can be no assurance that any of such acquisitions will be consummated.

    Tyco's common shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI".

    Tyco's registered and principal executive offices are located at the above address in Bermuda. The executive offices of Tyco's principal United States subsidiaries and of Tyco Acquisition are located at One Tyco Park, Exeter, New Hampshire 03833, and the telephone number there is (603) 778-9700.

    For additional information regarding the business of Tyco, please see Tyco's Form 10-K and other filings of Tyco with the SEC which are incorporated by reference into this document. See "Where You Can Find More Information" on page i.

SCOTT TECHNOLOGIES, INC.
One Chagrin Highlands
2000 Auburn Dr., Suite 400
Beachwood, Ohio 44122
(216) 464-6153

    Scott is a leading manufacturer of life support respiratory products with two principal business units: Health & Safety and Aviation & Government. The Health & Safety business unit designs and manufactures the Scott Air-Pak-Registered Trademark- SCBA (self-contained breathing apparatus), air-purifying products, gas detection instruments, thermal imaging cameras and other life support products for firefighting and personal protection against environmental and safety hazards. The Aviation & Government business unit designs, manufactures and sells protective breathing equipment, pilot and crew oxygen masks, and emergency oxygen systems for passengers and crew members on commercial, government and private aircraft and ships.

    For additional information regarding the business of Scott, please see Scott's Form 10-K and other filings of Scott with the SEC which are incorporated by reference into this document. See "Where You Can Find More Information" on page i.

                         THE SPECIAL MEETING (PAGE 20)

    The special meeting of Scott stockholders will be held on Friday, May 4,
2001, at       a.m., Eastern Standard Time, at             .

    The record date for Scott stockholders entitled to receive notice of and to vote at the Scott special meeting is the close of business on March 23, 2001. On
that date, there were             shares of Scott common stock outstanding.

                              THE MERGER (PAGE 22)

    The proposed merger is pursuant to a merger agreement between Scott and two Tyco subsidiaries, Tyco Acquisition Corp. XVIII (NV) and R2 Mergersub Inc. In the merger, Scott will merge with Mergersub and will become a direct subsidiary of Tyco Acquisition and an indirect, wholly-owned subsidiary of Tyco.

    STOCKHOLDER VOTE REQUIRED

    The affirmative vote of the holders of shares representing at least a majority of the Scott common stock outstanding on the record date is required to adopt the merger agreement.

    THE EXCHANGE RATIO; MERGER CONSIDERATION

    The exchange ratio is designed to give Scott stockholders $23.00 in value of Tyco common shares for each of their shares of Scott common stock. The value of a Tyco common share for these purposes will be an average share price calculated by taking the average of the daily volume-weighted averages of the per share selling price of Tyco common shares on the New York Stock Exchange as reported by Bloomberg Financial Markets over the five consecutive trading days ending on the fourth trading day immediately preceding the date of the special meeting of Scott's stockholders to vote on adoption of the merger agreement.

    If the average share price of Tyco common shares is less than $45.00, the merger agreement allows for a number of possibilities:

    - Tyco Acquisition notifies Scott that it is terminating the merger agreement unless Scott agrees to an exchange ratio of 0.5111. This is the ratio determined by dividing $23.00 by $45.00. Based on this exchange ratio and an average share price that is less than $45.00, Scott stockholders would receive less than $23.00 in value of Tyco shares for each share of Scott common stock. Whether or not Scott agrees to an exchange ratio of 0.5111 would rest in Scott's sole discretion. For the factors that the Scott Board would consider in making this determination, see "Basis of Scott's Determination to Adjust the Exchange Ratio if the Average Share Price is Less Than $45.00" on page 47.

    - Tyco Acquisition does not notify Scott that it intends to terminate the meger agreement. If this were the case, Scott stockholders would receive $23.00 in value of Tyco shares for each share of Scott common stock, calculated on the basis of the Tyco average share price. Whether Tyco Acquisition notifies Scott of its intention to terminate would rest in the sole discretion of Tyco Acquisition.

    - Tyco Acquisition notifies Scott that it intends to terminate the merger agreement, and Tyco Acquisition and Scott agree on an exchange ratio that is higher than 0.5111 but less than an exchange ratio that would result in Scott stockholders receiving $23.00 in value of Tyco shares per share of Tyco common stock. Neither Tyco Acquisition nor Scott would be under any obligation to reach such an agreement.

    The market value of Tyco shares that Scott stockholders receive at the time the merger is consummated could be less than $23.00 per share of Scott common stock, even if the Tyco average share price is not less than $45.00. This would happen if the market value of Tyco shares at the time of the merger were less than the average Tyco share price used to determine the exchange ratio. See the risk factor entitled "Scott stockholders could receive less than $23.00 in value of Tyco common shares for each share of Scott common stock" on page 9. Also see the information under "Basis of Scott's Determination to Adjust the Exchange Ratio if the Average Share Price is Less Than $45.00" beginning on page 47 for a discussion of some of the factors Scott may consider in deciding whether to agree to adjust the exchange ratio.

    APPRAISAL RIGHTS

    Under Delaware law, which governs the merger agreement, Scott stockholders will not have any appraisal rights as a result of the merger. See "Appraisal Rights" on page 45.

    RESTRICTIONS ON THE ABILITY TO SELL TYCO COMMON SHARES

    All Tyco common shares received by stockholders of Scott in connection with the merger will be freely transferable except for Tyco common shares received by Scott stockholders who are considered to be "affiliates" of Scott under the Securities Act. Tyco common shares received by affiliates of Scott in the merger are subject to restrictions on resale, but could be sold under SEC Rule 145. See "U.S. Federal Securities Law Consequences" beginning on page 44.

    TAX TREATMENT

    The receipt of Tyco common shares in the merger will generally be tax-free to Scott stockholders for United States federal income tax purposes, except for tax on cash received in lieu of fractional Tyco shares.

    To review the tax consequences of the merger in greater detail, see "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 40.

    INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

    In considering the recommendation of Scott's Board of Directors in favor of the merger, stockholders should be aware that members of Scott's Board of Directors and Scott management will receive benefits as a result of the merger that will be in addition to or different from benefits received by Scott stockholders generally. For example, options to purchase shares of Scott common stock that are held by Scott's directors and executive officers will be cashed out at the consummation of the merger for a per share payment equal to the difference between the value of the per share merger consideration (generally $23.00) and the option's exercise price, regardless of whether the options are then vested or exercisable. In addition, under certain qualifying circumstances, certain executive officers of Scott will be entitled to receive severance benefits upon actual or constructive termination of their employment within certain time periods following the merger. Also, one of Scott's executive officers will be eligible to receive retention and sales incentive bonuses upon consummation of the merger. See "Interests of Certain Persons in the Merger" beginning on page 36.

    CONDITIONS TO THE MERGER

    The consummation of the merger depends upon satisfaction of a number of conditions, including:

    - continuing effectiveness of the registration statement of which this document is a part;

    - adoption of the merger agreement by the Scott stockholders;

    - the absence of legal restraints to the consummation of the merger, including the receipt of all necessary U.S. and foreign regulatory clearances; and

    - receipt of opinions regarding the tax-free nature of the merger in respect of the Tyco common shares received.

    For further details, see "Conditions to the Merger" beginning on page 54.

    TERMINATION OF THE MERGER

    Either Scott or Tyco Acquisition may terminate the merger agreement if:

    - both parties consent in writing;

    - the merger is not consummated by August 31, 2001 through no fault of the party seeking to call off the merger;

    - the Scott stockholders do not adopt the merger agreement;

    - there are legal restraints preventing the merger;

    - any representation or warranty of a party is untrue when made or becomes untrue, if such failure would reasonably be expected to have a material adverse effect and the failure cannot be remedied; or

    - the other party breaches any covenant or agreement and that breach cannot be remedied.

    In addition, if the average share price of Tyco common shares used for purposes of determining the exchange ratio is less than $45.00, Tyco Acquisition may terminate the merger agreement unless, after Tyco Acquisition gives Scott written notice of its intention to terminate the merger agreement, Scott agrees to adjust the exchange ratio to 0.5111. See "The Exchange Ratio; Merger Consideration" above.

    Tyco Acquisition also may terminate the merger agreement if Scott's Board of Directors withdraws or adversely modifies its approval, adoption or recommendation of the merger agreement, recommends an alternative acquisition transaction with a third party or fails either to include its recommendation of the merger agreement in this Proxy Statement/Prospectus or to solicit proxies in favor of the merger agreement.

    Subject to certain conditions, Scott may terminate the merger agreement to accept an acquisition proposal that is financially more favorable to Scott stockholders than the proposed merger with Tyco Acquisition.

    For further details, see "Termination" beginning on page 56.

    NO SOLICITATION PROVISIONS; TERMINATION FEE AND EXPENSES

    Scott has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. Scott may respond to unsolicited transaction proposals if required by the fiduciary duties of Scott's Board. Scott must promptly notify Tyco if it receives proposals for any such alternative acquisition transactions. If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, Scott may be required to pay a termination fee of $9.5 million to Tyco and/or pay reasonable out-of-pocket expenses of up to $1.5 million in the aggregate to Tyco and Tyco Acquisition. Tyco Acquisition may be required to pay Scott up to $2 million of Scott's reasonable out-of-pocket expenses, other than financial advisor fees, if the merger is terminated under certain circumstances.

    See "Fees and Expenses" beginning on page 57 for a discussion of the circumstances in which the fee and expenses are payable.

    The termination fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with Scott from proposing an alternative acquisition transaction.

    ACCOUNTING TREATMENT

    The merger will be accounted for as a purchase by Tyco in accordance with United States generally accepted accounting principles.

    OPINION OF FINANCIAL ADVISOR TO SCOTT

    Scott engaged Donaldson, Lufkin Jenrette Securities Corporation, the successor of which is Credit Suisse First Boston Corporation, which is referred to in this document as CSFB, to act as Scott's financial advisor for the transaction. On February 4, 2001, CSFB delivered its oral opinion to the Scott Board of Directors, subsequently confirmed in its written opinion, dated February 4, 2001, that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the exchange ratio in the merger was fair to the holders of Scott common stock from a financial point of view. The opinion assumes no adjustment of the exchange ratio by application of the floor price mechanisms provided for in the merger agreement. See "Opinion of Financial Advisor to Scott" beginning on page
31. The full text of the written opinion of CSFB is attached as Annex B to this document. YOU SHOULD READ THIS OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN DELIVERING THIS OPINION.

                                  RISK FACTORS

    In evaluating the merger and the merger agreement, Scott stockholders should take into account the following risk factors:

SCOTT STOCKHOLDERS COULD RECEIVE LESS THAN $23.00 IN VALUE OF TYCO COMMON SHARES
  FOR EACH SHARE OF SCOTT COMMON STOCK.

    Although the merger is designed to give Scott stockholders $23.00 in value of Tyco common shares for each of their shares of Scott common stock, the market value of the Tyco common shares received by Scott stockholders could be less than $23.00. The merger agreement values the Tyco common shares that Scott stockholders will receive based upon an average share price of the Tyco common shares. The average share price of Tyco common shares will be calculated by taking the average of the daily volume-weighted average of the per share selling prices of Tyco common shares on the New York Stock Exchange, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the fourth trading day immediately preceding the date of the Scott special meeting. Scott stockholders will receive less than $23.00 in value of Tyco common shares, calculated on the basis of the average share price, if the average share price is less than $45.00 and Scott agrees to fix the exchange ratio at 0.5111 (the exchange ratio determined by dividing $23.00 by $45.00) in order to prevent Tyco Acquisition from terminating the merger agreement. Tyco Acquisition and Scott also could agree upon an exchange ratio that is higher than 0.5111 but that is lower than the ratio that would provide Scott stockholders with $23.00 in value of Tyco shares for each share of Scott common stock.

    Under the merger agreement, the Tyco shares received by Scott stockholders in exchange for their Scott common stock are valued based upon the average share price calculated as described above. You could also value the merger consideration based upon the market price for Tyco shares at the time the merger is consummated. The market price for Tyco shares at the time of the merger is likely to be different than the average share price because of market fluctuations. The market value of Tyco common shares fluctuates for many reasons, including changes in the business, operations or prospects of Tyco, regulatory considerations or general market or economic conditions. Taking the measure of value as the market price for Tyco shares at the time of the merger, Scott stockholders would receive less than $23.00 in value per share of Scott common stock if the Tyco share price at the time of the merger is less than the average share price specified above. Scott stockholders are at risk that this may occur. The longer the time period between the time the exchange ratio is calculated and the consummation of the merger, the longer the time period during which the market value of Tyco shares at the time of the merger may fall below the average share price. Consummation of the merger could be delayed past the time of the special meeting because of regulatory action, litigation or for other reasons not currently foreseeable. Even if there were a decline in the price of Tyco shares during this period, Scott stockholders would not have the opportunity to vote again on the merger, and the merger consideration would not be re-priced.

THE OPINION OBTAINED BY SCOTT FROM ITS FINANCIAL ADVISOR WILL NOT REFLECT
  CHANGES IN CIRCUMSTANCES PRIOR TO THE MERGER.

    Scott stockholders should be aware that the opinion of CSFB, Scott's financial advisor, addresses the fairness of the exchange ratio at the time of the meeting of the Scott Board of Directors to approve the merger and not at the time of the special meeting or at the time the merger will be completed. Scott does not currently intend to obtain an updated opinion from CSFB. Changes in the operations and prospects of Tyco and Scott, general market and economic conditions and other factors which are beyond the control of Tyco, Scott or CSFB, and on which the opinion of CSFB is based, may alter the value of Tyco or Scott or their respective stock prices by the time the merger is completed.

    As discussed above, if the Tyco average share price used to calculate the exchange ratio is less than $45.00, Tyco Acquisition may terminate the merger agreement unless Scott agrees to an exchange ratio that provides less than $23.00 in value of Tyco shares for each share of Scott common stock. Scott has not yet considered whether it will seek a revised opinion from its financial advisor if the exchange ratio is adjusted to provide less than $23.00 in value per share of Scott common stock. See "Basis of Scott's Determination to Adjust the Exchange Ratio If the Average Share Price Is Less Than $45.00" beginning on page 47.

SCOTT WILL NOT RESOLICIT PROXIES, EVEN IF IT AGREES TO AN EXCHANGE RATIO THAT
  PROVIDES LESS THAN $23.00 IN VALUE PER SHARE OF SCOTT COMMON STOCK.

    The decision of the Scott Board of Directors whether to agree to a lower exchange ratio in order to prevent Tyco Acquisition from terminating the merger agreement if the Tyco average share price is less than $45.00 must be made within one or two business days prior to the special meeting. Scott will not resolicit proxies even if it agrees to proceed with the merger at an exchange ratio that provides less than $23.00 in value per share of Scott common stock. Scott will make a public announcement of its decision. If Scott agrees to proceed with the merger on the basis of the lower exchange ratio, any Scott stockholder who previously delivered a proxy in favor of the merger and wishes to change his or her vote will have only a brief period of time to do so, either by changing his or her proxy prior to the special meeting, or by attending the meeting and voting in person. Otherwise, his or her shares will be voted in accordance with the prior proxy instructions in favor of the merger.

THE RIGHTS OF SHAREHOLDERS OF TYCO UNDER BERMUDA LAW ARE IN SOME WAYS NOT AS
  FAVORABLE AS THE RIGHTS OF STOCKHOLDERS OF SCOTT UNDER DELAWARE LAW.

    - Shareholders may not be able to obtain jurisdiction over Tyco outside Bermuda, so that certain remedies available to stockholders of Scott, such as class action lawsuits under United States federal and Delaware law, might not be available to Tyco shareholders.

    - The right to bring a derivative action in the name of a company for a wrong to the company committed by present or former directors of the company is more limited under Bermuda law than under Delaware law.

    - Under Bermuda law and Tyco's Bye-laws, only shareholders holding 5% or more of the outstanding Tyco shares or numbering 100 or more are entitled to propose a resolution at a Tyco general meeting. Tyco's Board of Directors can waive these requirements, and the staff of the SEC has taken the position that the SEC's proxy rules may require Tyco to include in its proxy materials proposals of shareholders who do not satisfy such requirements. Scott stockholders do not have to satisfy such requirements to propose a resolution at a Scott stockholders meeting.

    - There are provisions in Scott's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that could deter, delay or prevent a hostile or coercive third party bid to acquire Scott. In addition, Scott has a rights agreement that also could deter, delay or prevent a hostile or coercive third party bid to acquire Scott. Tyco's Memorandum of Association and Bye-laws do not contain similar provisions and Tyco does not have a rights agreement.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT SCOTT'S STOCK PRICE AND
  FUTURE BUSINESS AND OPERATIONS.

    If the merger is not completed, Scott may be subject to the following material risks:

    - Scott may be required under certain circumstances to pay Tyco a termination fee of $9.5 million, plus up to $1.5 million of expenses in the aggregate incurred by Tyco and Tyco Acquisition;

    - the price of Scott common stock may decline to the extent that the current market price of Scott common stock reflects a market assumption that the merger will be completed; and

    - costs related to the merger, such as legal, accounting and certain financial advisor fees and other costs, must be paid even if the merger is not completed.

    If the merger agreement is terminated and Scott's Board of Directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to the limited exceptions described beginning on page 50 of this Proxy Statement/Prospectus, Scott is prohibited from directly or indirectly soliciting or encouraging the initiation of any inquiries or proposals regarding certain extraordinary transactions, such as a merger, sale of assets or similar transaction with any party other than Tyco.

    In addition to the above material risks specifically related to the merger and the merger agreement, if the merger agreement is terminated and Scott continues to operate as an independent company, its prospects may be affected by a number of factors, including the following:

    - Scott's strategic plan is to grow through acquisitions, market expansion and new product development, but there can be no assurance that Scott will be able to implement this strategic plan due to, among other things, its inability to consummate attractive acquisitions of sufficient size and scale, its inability to successfully expand existing markets and enter into new markets both domestically and abroad or its inability to develop and introduce new products that satisfy customer needs or achieve market acceptance;

    - Commencing in the second half of 2001, Scott will no longer generate revenues from the sale of Intertechnique's products. This is due to Intertechnique's recent termination of a distribution agreement with Scott that had accounted for approximately $28-$30 million of Scott's overall net sales during 1999 and 2000 at above-average margin levels;

    - Scott has numerous historical liabilities associated with its prior operations, as well as obligations to indemnify the purchasers of the businesses that Scott has sold for certain liabilities, including in some cases contingent liabilities, associated with the businesses sold, such as workers' compensation, product liability, general liability, environmental liability and federal and state tax matters; and

    - Scott may be unable to sustain its growth rate experienced over the last couple of years based on the above-referenced factors, as well as the factors described in "Risks of Strategic Plan" beginning on page 28.

    For additional information on the factors affecting Scott's prospects should the merger agreement be terminated, please see Scott's Forms 10-K and 10-Q and other filings of Scott with the SEC which are incorporated by reference into this document. See "Where You Can Find More Information" on page i.

                          FORWARD-LOOKING INFORMATION

    Certain statements contained in or incorporated by reference into this document are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statements regarding the timing or benefits of the merger and the value of the Tyco common shares to be received by Scott stockholders as consideration for the merger, as well as expectations with respect to future sales and other results of operations, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Tyco and Scott, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

    - the method and timing of calculating the exchange ratio, including the impact of fluctuations in the share price of Tyco common shares;

    - the ability to integrate Scott into Tyco's operations;

    - overall economic and business conditions;

    - the demand for Tyco's and Scott's goods and services;

    - competitive factors in the industries in which Tyco and Scott compete;

    - the risk factors described above under the heading "Risk Factors";

    - changes in government regulation;

    - changes in tax requirements, (including tax rate changes, new tax laws and revised tax law interpretations);

    - results of litigation;

    - interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions;

    - economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

    - the ability to achieve anticipated synergies and other cost savings in connection with acquisitions;

    - the timing, impact and other uncertainties of future acquisitions by Tyco; and

    - the timing of construction and the successful operation of the TyCom Global Network by Tyco's majority owned subsidiary, TyCom Ltd.

       SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO AND SCOTT

    The following information is being provided to assist you in analyzing the financial aspects of the merger. The information for Tyco for the quarters ended December 31, 2000 and 1999 was derived from the unaudited Consolidated Financial Statements included in Tyco's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000. The data presented for Tyco for the quarters ended December 31, 2000 and 1999 are unaudited and, in the opinion of Tyco's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Tyco's results for the quarter ended December 31, 2000 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2001. The information for Tyco for the fiscal years ended September 30, 2000, 1999 and 1998 was derived from the audited Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000. The selected financial information for the nine months ended September 30, 1997 was derived from the audited Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K/A filed on June 26, 2000. The selected financial information for the year ended December 31, 1996 was derived from the audited Consolidated Financial Statements included in Tyco's Current Report on Form 8-K filed on
June 3, 1999.

    The information for Scott has been derived from the unaudited Consolidated Financial Statements included in Scott's Quarterly Report on Form 10-Q/A for the nine months ended September 30, 2000 filed on November 7, 2000 and from Scott's audited Consolidated Financial Statements for the years ended December 31, 1995 through 1999. The data presented for Scott for the nine months ended
September 30, 2000 and 1999 are unaudited and, in the opinion of Scott's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Scott's results for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2000 or for any future period.

    The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Tyco and Scott with the SEC. See "Where You Can Find More Information" on page i.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO(1)

                                     QUARTERS ENDED                                           NINE MONTHS
                                      DECEMBER 31,           YEAR ENDED SEPTEMBER 30,            ENDED        YEAR ENDED
                                  --------------------   ---------------------------------   SEPTEMBER 30,   DECEMBER 31,
                                   2000(2)    1999(2)     2000(3)     1999(4)     1998(5)     1997(6)(7)      1996(8)(9)
                                  ---------   --------   ---------   ---------   ---------   -------------   ------------
                                      (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE
  DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
  Net sales.....................  $ 8,020.3   $6,638.8   $28,931.9   $22,496.5   $19,061.7     $12,742.5      $14,671.0
  Operating income..............    1,308.9    1,189.0     5,474.4     2,190.8     1,948.1         125.8          587.4
  Income (loss) from continuing
    operations..................    1,009.2      757.2     4,520.1     1,067.7     1,168.6        (348.5)          49.4
  Income (loss) from continuing
    operations per common
    share(10):
    Basic.......................       0.58       0.45        2.68        0.65        0.74         (0.24)          0.02
    Diluted.....................       0.57       0.44        2.64        0.64        0.72         (0.24)          0.02
Cash dividends per common
  share(10).....................                                      See (11) below.
CONSOLIDATED BALANCE SHEET DATA
  (END OF PERIOD):
  Total assets..................  $49,757.0              $40,404.3   $32,344.3   $23,440.7     $16,960.8      $14,686.2
  Long-term debt................   13,143.1                9,461.8     9,109.4     5,424.7       2,785.9        2,202.4
  Shareholders' equity..........   20,384.2               17,033.2    12,369.3     9,901.8       7,478.7        7,022.6

--------------------------

(1) On April 2, 1999, October 1, 1998, August 29, 1997 and August 27, 1997, Tyco merged with AMP Incorporated, United States Surgical Corporation, Keystone International, Inc. and Inbrand Corporation, respectively. On July 2, 1997, Tyco, formerly called ADT Limited, merged with Tyco International Ltd., a Massachusetts corporation at the time ("Former Tyco"). These five combinations were accounted for under the pooling of interests method of accounting. As such, the consolidated financial data presented above include the effect of mergers, except for the period prior to January 1, 1997, which does not include Inbrand due to immateriality.

(2) Operating income in the quarter ended December 31, 2000 includes a charge of $184.3 million for the write-off of purchased in-process research and development, a non-recurring charge of $25.0 million, which is included in cost of sales, related to the write-up of inventory under purchase accounting, restructuring and other non-recurring charges of $18.1 million, and a charge of $7.4 million for the impairment of long-lived assets. Income from continuing operations in the quarter ended December 31, 2000 also includes a gain on the sale of businesses of $410.4 million. Operating income in the quarter ended December 31, 1999 includes charges of $99.0 million for the impairment of long-lived assets, and a net credit of $72.6 million for merger, restructuring and other non-recurring items. See Notes 2, 6 and 7 to the Consolidated Financial Statements contained in Tyco's Quarterly Report on Form 10-Q for the period ended December 31, 2000, which is incorporated by reference in this document.

(3) Operating income in the fiscal year ended September 30, 2000 includes a net charge of $176.3 million, of which $1.0 million is included in cost of sales, for restructuring and other non-recurring charges, and charges of $99.0 million for the impairment of long-lived assets. See Notes 12 and 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which is incorporated by reference in this document. Income from continuing operations for the fiscal year ended September 30, 2000 includes a one-time pre-tax gain of $1,760.0 million related to the issuance of common shares by a subsidiary. See Note 15 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended
    September 30, 2000.

(4) Operating income in the fiscal year ended September 30, 1999 includes charges of $1,035.2 million for merger, restructuring and other non-recurring charges, of which $106.4 million is included in cost of sales, and charges of $507.5 million for the impairment of long-lived assets related to the mergers with USSC and AMP and AMP's profit improvement plan. See Notes 12 and 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

(5) Operating income in the fiscal year ended September 30, 1998 includes charges of $80.5 million primarily related to costs to exit certain businesses in USSC's operations and restructuring charges of $12.0 million related to the continuing operations of USSC. In addition, AMP recorded restructuring charges of $185.8 million in connection with its profit improvement plan and a credit of $21.4 million to restructuring charges representing a revision of estimates related to its 1996 restructuring activities. See Note 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended
    September 30, 2000.

(6) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. Accordingly, the nine-month transition period ended September 30, 1997 is presented.

(7) Operating income in the nine months ended September 30, 1997 includes charges related to merger, restructuring and other non-recurring costs of $917.8 million and impairment of long-lived assets of $148.4 million primarily related to the mergers and integration of ADT, Former Tyco, Keystone, and Inbrand, and charges of $24.3 million for litigation and other related costs and $5.8 million for restructuring charges in USSC's operations. The results for the nine months ended September 30, 1997 also include a charge of $361.0 million for the write-off of purchased in-process research and development related to the acquisition of the submarine systems business of AT&T Corp.

(8) Prior to their respective mergers, ADT, Keystone, USSC and AMP had December 31 fiscal year ends and Former Tyco had a June 30 fiscal year end. The selected consolidated financial data have been combined using a December 31 fiscal year end for ADT, Keystone, Former Tyco, USSC and AMP for the year ended December 31, 1996.

(9) Operating income in 1996 includes non-recurring charges of $744.7 million related to the adoption of Statement of Financial Accounting Standards
    No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," $237.3 million related principally to the restructuring of ADT's electronic security services business in the United States and the United Kingdom, $98.0 million to exit various product lines and manufacturing operations associated with AMP's operations and $8.8 million of fees and expenses related to ADT's acquisition of Automated Security (Holdings) plc, a United Kingdom company.

(10) Per share amounts have been retroactively restated to give effect to the mergers with Former Tyco, Keystone, Inbrand, USSC and AMP; a 0.48133 reverse stock split (1.92532 after giving effect to the subsequent stock splits) effected on July 2, 1997; and two-for-one stock splits distributed on October 22, 1997 and October 21, 1999, both of which were effected in the form of a stock dividend.

(11) Tyco has paid a quarterly cash dividend of $0.0125 per common share since July 2, 1997, the date of the Former Tyco/ADT merger. Prior to the merger with ADT, Former Tyco had paid a quarterly cash dividend of $0.0125 per share of common stock since January 1992. ADT had not paid any dividends on its common shares since 1992. USSC paid quarterly dividends of $0.04 per share in the year ended September 30, 1998 and the nine months ended September 30, 1997 and aggregate dividends of $0.08 per share in 1996. AMP paid dividends of $0.27 per share in the first two quarters of the year ended September 30, 1999, $0.26 per share in the first quarter and $0.27 per share in the last three quarters of the year ended September 30, 1998, $0.26 per share in each of the three quarters of the nine months ended
    September 30, 1997 and aggregate dividends of $1.00 per share in 1996. The payment of dividends by Tyco in the future will depend on business conditions, Tyco's financial condition and earnings and other factors.

            SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SCOTT

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                               -------------------   ----------------------------------------------------
                                                 2000       1999       1999       1998       1997       1996       1995
                                               --------   --------   --------   --------   --------   --------   --------
                                                   (UNAUDITED)
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Net sales..................................   $194.8     $148.9     $201.5     $177.1     $158.3     $136.7     $112.6
  Operating income...........................     34.0       28.3       37.6       28.3       23.9       12.9        2.7
  Income (loss) from continuing operations...     18.9       13.9       19.2        9.5        5.1       22.9      (28.3)
  Income (loss) from continuing operations
    per common share:
    Basic....................................   $ 1.11     $ 0.77     $ 1.06     $ 0.52     $ 0.27     $ 1.25     $(1.57)
    Diluted..................................     1.09       0.76       1.05       0.52       0.27       1.22      (1.57)
Cash dividends per common share..............                                See (1) below.

CONSOLIDATED BALANCE SHEET DATA (END OF
  PERIOD):
  Total assets...............................   $273.2                $279.1     $263.2     $332.8     $348.1     $320.0
  Total debt.................................     71.2                  75.0      100.0      159.4      183.5      192.1
  Shareholders' equity.......................    101.0                  97.1       55.3       71.6       74.6       50.2

------------------------

(1) Scott historically has not paid cash dividends. Scott's amended and restated credit agreement contains certain covenants which restrict Scott's ability to pay cash dividends. Scott currently intends to retain all future earnings, if any, for use in its business and does not anticipate paying dividends in the foreseeable future.

                       COMPARATIVE PER SHARE INFORMATION

                                                                              TYCO AND SCOTT       SCOTT
                                                                                UNAUDITED       EQUIVALENT
                                         TYCO HISTORICAL   SCOTT HISTORICAL     PRO FORMA      UNAUDITED PRO
                                            PER SHARE         PER SHARE        COMBINED PER      FORMA PER
                                              DATA             DATA(1)        SHARE DATA(2)    SHARE DATA(2)
                                         ---------------   ----------------   --------------   -------------
QUARTER ENDED DECEMBER 31, 2000
  (UNAUDITED)
Income from continuing operations per
  common share(3):
    Basic..............................       $ 0.58                $0.38         $0.58            $0.22
    Diluted............................         0.57                 0.38          0.57             0.22
Cash dividends per common share........                    See (4) below
Book value per common share............        11.66                 5.96         11.84             4.52

YEAR ENDED SEPTEMBER 30, 2000
Income from continuing operations per
  common share(3):
    Basic..............................       $ 2.68                $1.41         $2.68            $1.02
    Diluted............................         2.64                 1.38          2.64             1.01
Cash dividends per common share........                    See (4) below
Book value per common share............        10.11                 5.96         10.30             3.93

------------------------

(1) Tyco has a September 30 fiscal year end. Scott has a December 31 fiscal year end. For purposes of the above comparative per share information, operating results for the quarter ended December 31, 2000 have been combined using the results of Tyco for such period and Scott for the quarter period ended September 30, 2000, and the operating results for the fiscal year ended September 30, 2000 have been combined using the results of Tyco and Scott for such period. Accordingly, the results for the three months ended September 30, 2000 of Scott have been included in the operating results for the fiscal year ended September 30, 2000 and as the operating results for the quarter ended December 31, 2000. For the book value per common share at December 31, 2000, the financial position at December 31, 2000 was used for Tyco and the financial position at September 30, 2000 was used for Scott and at September 30, 2000, the financial position at September 30, 2000 was used for both Tyco and Scott.

(2) The Scott unaudited pro forma combined income and book value per common share are based on Scott stockholders receiving 0.3816 Tyco common shares for each share of Scott common stock held, corresponding to a Tyco average share price of $60.28, which was the closing price per Tyco common share on the New York Stock Exchange on February 2, 2001. The Scott equivalent pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 0.3816.

(3) See Notes (2) and (3) to "Selected Consolidated Historical Financial Data of Tyco" beginning on page 14 for information on certain non-recurring items.

(4) See Note (11) to "Selected Consolidated Historical Financial Data of Tyco" beginning on page 14 and Note (1) to "Selected Consolidated Historical Financial Data of Scott" on page 16 for information on cash dividends per common share.

                      COMPARATIVE MARKET VALUE INFORMATION

    The following table sets forth:

    - the closing sales prices per share and aggregate market value of Tyco common shares and of Scott common stock on the New York Stock Exchange and on the Nasdaq National Market, respectively, on February 2, 2001, the last trading day prior to the public announcement of the proposed merger, and
      on       , 2001.

    - the equivalent price per share and equivalent market value of Scott common stock, based on the exchange ratio that would apply if the Tyco average share price during the pricing period were equal to the Tyco closing price
      on the New York Stock Exchange on February 2, 2001 and       , 2001.

                                                        TYCO             SCOTT            SCOTT
                                                     HISTORICAL      HISTORICAL(1)   EQUIVALENT(1)(2)
                                                  ----------------   -------------   ----------------
On February 2, 2001

  Closing price per common share................  $        60.2800   $    23.3750      $    23.0000

  Market value of common shares(3)..............  $106,269,223,827   $396,544,907      $390,183,224

On          , 2001

  Closing price per common share................  $                  $                 $

  Market value of common shares(3)..............  $                  $                 $

------------------------

(1) The average closing price per common share of Scott over the last twelve months ending February 2, 2001 was $19.43 and based upon the average number of Scott common shares outstanding over such period the average market value of Scott during such period was $329,786,459. The average closing price per common share of Scott over the last three months ending February 2, 2001 was $22.32 and based upon the average number of Scott common shares outstanding over such period, the average market value of Scott during such period was $378,429,708.

(2) The Scott equivalent data for February 2, 2001 corresponds to an exchange
    ratio of 0.3816 and the Scott equivalent data for       , 2001 corresponds
    to an exchange ratio of 0.  .

(3) Market value based on 1,762,926,739 Tyco common shares and 16,964,488 shares
    of Scott common stock outstanding as of February 2, 2001 and   Tyco common
    shares and   shares of Scott common stock outstanding as of       , 2001,
    excluding shares held in treasury or by subsidiaries.

    Market values are likely to differ from values based on the average share price. See the risk factor entitled "Scott stockholders could receive less than $23.00 in value of Tyco common shares for each share of Scott common stock" on page 9.

RECENT DEVELOPMENTS OF TYCO

    On February 15, 2001, Tyco International Group S.A. ("TIG") issued
$1.0 billion of its 6.375% notes due 2006 and $1.0 billion of its 6.750% notes due 2011 in a public offering. The notes are fully and unconditionally guaranteed by Tyco. The net proceeds of approximately $1.98 billion will be used to repay a portion of the borrowings under TIG's commercial paper program.

RECENT DEVELOPMENTS OF SCOTT

    On February 6, 2001, Scott announced its results for the fiscal year 2000 and the fourth quarter ended December 31, 2000. Scott's consolidated net sales for the year 2000 increased 31% to

$264.0 million, compared to $201.5 million in 1999. Scott's 2000 net sales were comprised of $166.6 million of sales from its Health & Safety business unit and $97.4 million of sales from its Aviation & Government business unit. Scott reported operating income of $43.7 million in 2000, compared with $37.6 million in the prior year. Excluding a $1.2 million after-tax fourth quarter charge related to the separation arrangements of Scott with its former chief executive officer and charges associated with the review of strategic alternatives, operating income for the year would have been $45.7 million, an increase of 21.5% over last year's result. Net income for 2000 was $24.3 million, or $1.40 per share on a diluted basis, compared to net income in 1999 of $50.3 million, or $2.74 per share on a diluted basis. Excluding the fourth quarter charge, as well as a non-recurring net gain of $31.1 million in 1999, net income in 2000 was $25.5 million, or $1.47 per share on a diluted basis, compared to net income in 1999 of $19.2 million, or $1.05 per share on a diluted basis.

    Scott's net sales for the fourth quarter of fiscal 2000 increased 31.6% to $69.2 million, compared to $52.6 million during that same period in 1999. Scott achieved operating income of $9.7 million for the fourth quarter of 2000, compared to fourth quarter 1999 operating income of $9.3 million. Excluding the fourth quarter charge discussed above, operating income would have been $11.7 million, an increase of 25.8% over 1999 fourth quarter operating income. Net income was $5.3 million, or $0.31 per share on a diluted basis, for the fourth quarter of 2000, compared to 1999 fourth quarter net income of $2.1 million, or $0.12 per share on a diluted basis. Excluding the $1.2 million after-tax charge in the fourth quarter of 2000, and a $3.2 million charge in the fourth quarter of 1999, net income in the fourth quarter of 2000 would have been $6.5 million, or $0.38 per share on a diluted basis, compared to $5.3 million, or $0.29 per share on a diluted basis, in the fourth quarter of 1999.

                    SCOTT TECHNOLOGIES, INC. SPECIAL MEETING

PROXY STATEMENT/PROSPECTUS

    This Proxy Statement/Prospectus is being furnished to Scott stockholders in connection with the solicitation of proxies by Scott's Board of Directors in connection with the proposed merger.

    This Proxy Statement/Prospectus is first being mailed to Scott stockholders
on or about March   , 2001.

DATE, TIME AND PLACE

    The special meeting of Scott stockholders will be held on Friday, May 4,
2001, at      a.m., Eastern Standard Time, at the             .

PURPOSE OF THE SCOTT SPECIAL MEETING

    At the special meeting, Scott stockholders will consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2001, among Scott and two of Tyco's subsidiaries, Tyco Acquisition and Mergersub. Adoption of the merger agreement also will constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger agreement provides, among other things, that Mergersub will be merged with and into Scott and each outstanding share of Scott common stock will be converted into the right to receive Tyco common shares. The obligations of Tyco Acquisition and Mergersub under the merger agreement are guaranteed by Tyco.

    Scott is not proposing any matters other than the adoption of the merger agreement at the Scott special meeting.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

    The close of business on March 23, 2001 is the record date for determining the holders of Scott stock who are entitled to receive notice of and to vote at the special meeting or at any adjournment of the special meeting.

    Scott has one class of capital stock outstanding: common stock, par value $0.10 per share. Each holder of common stock is entitled to one vote for each share held. The holders of a majority of the outstanding shares of Scott stock entitled to vote must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business.

    The affirmative vote of the holders of shares representing at least a majority of the outstanding voting power of all Scott stock entitled to vote is
required to adopt the merger agreement. On the record date,             shares
of Scott common stock were outstanding, excluding shares held in treasury, and
were held by approximately       holders of record.

    Scott's executive officers and directors, including their affiliates, have
voting power with respect to an aggregate of approximately       shares of Scott
common stock, or approximately   % of Scott's total voting power, outstanding as
of the record date. It is currently expected that each such executive officer and director of Scott will vote the shares of Scott common stock beneficially held by him or her for the adoption of the merger agreement. Scott stockholders affiliated with BLUM Capital Partners, L.P. entered into voting agreements with Tyco Acquisition that obligate them to vote all of their shares of Scott common stock, which represent in the aggregate approximately 23% of the outstanding Scott common stock, in favor of adoption of the merger agreement. A designee of BLUM Capital and its affiliates, N. Colin Lind, serves as a director of Scott.

    Votes cast by proxy or in person at the Scott special meeting will be tabulated and will determine whether or not a quorum is present. Abstentions will be treated as shares present in determining whether Scott has a quorum for the special meeting, but abstentions will have the same effect as a vote against adoption of the merger agreement. If a broker or other record holder or nominee indicates on a proxy that it does not have direction or authority to vote certain shares, those shares will be considered present at the special meeting for purposes of determining a quorum but will have the same effect as a vote against adoption of the merger agreement. A broker or other record holder or nominee will vote shares of Scott stock only if the holder of such shares provides instructions on how to vote by following the instructions provided by such broker, record holder or nominee.

    BECAUSE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SCOTT COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, THE SCOTT BOARD OF DIRECTORS URGES SCOTT STOCKHOLDERS TO COMPLETE, SIGN AND DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF SCOTT

    Scott's Board of Directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The Scott Board has determined that the merger is fair to and in the best interests of Scott and its stockholders and unanimously recommends that you vote for the adoption of the merger agreement. See "Recommendation of the Board of Directors of Scott; Reasons of Scott for the Merger" beginning on page 27 and "Interests of Certain Persons in the Merger" beginning on page 36.

PROXIES; REVOCATION

    A proxy card is enclosed for use by Scott stockholders. Scott's Board of Directors requests that stockholders SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. IF YOU HAVE QUESTIONS OR REQUESTS FOR ASSISTANCE IN COMPLETING AND SUBMITTING PROXY CARDS, PLEASE CONTACT INNISFREE M&A INCORPORATED, A FIRM RETAINED BY SCOTT, AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:

                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                                 1-888-750-5834

    All properly executed proxies that are not revoked will be voted at the special meeting as instructed on those proxies. A stockholder who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to any of the persons named as proxies or to Scott addressed to the Secretary or by attending the special meeting and voting in person. A proxy that has been properly executed, but has otherwise been left blank, will be voted for the adoption of the merger agreement, unless the proxy is revoked before the vote is taken. The Scott Board of Directors is unaware of any other matters that may be presented for action at the Scott special meeting. If other matters do properly come before the meeting, however, it is intended that shares represented by proxies in the enclosed form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against adoption of the merger agreement will be voted in favor of any adjournment or postponement of the Scott special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    Management of Scott may use the services of its directors, officers and employees in soliciting proxies. These persons will not receive any additional compensation therefor, but will be reimbursed for their out-of-pocket expenses. Scott will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies. In addition, Scott has retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $50,000, plus reimbursement of out-of-pocket expenses. Scott and Tyco Acquisition will share equally the expenses incurred in connection with the printing and mailing of this Proxy Statement/ Prospectus.

                                   THE MERGER

    This section, as well as the next section "Certain Provisions of the Merger Agreement," describe the material aspects of the proposed merger, including the merger agreement. These discussions are qualified in their entirety by reference to the merger agreement, which is attached as Annex A to this document, and to the other agreements and documents that are discussed in this document and that are filed as exhibits to the registration statement of which this document forms a part. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

BACKGROUND OF THE MERGER

    For much of the mid-1990s, Scott's primary business strategy was to reduce its excessive debt levels and to enhance liquidity, primarily through a divestiture program that entailed the sale of approximately 30 businesses. While the divestiture program helped to restore Scott's financial stability, it also left Scott substantially smaller and with numerous historical liabilities, as well as obligations to the purchasers of the businesses that Scott had sold to indemnify them for certain liabilities, including in some cases contingent liabilities, associated with the businesses sold, such as workers' compensation, product liability, general liability, environmental liability and federal and state tax matters (collectively, the "legacy liabilities").

    Since early 1997, Scott has been looking for opportunities to grow its core business through acquisitions, through market expansion (including international markets) and through new product development. Over the past several years, Scott has been able to achieve financial and operational success through this three-tiered growth strategy. Despite this success, the Scott Board was aware of the risks and uncertainties associated with this strategic plan, including the risks of being able to (a) find and negotiate acquisitions of sufficient size and scale, at appropriate prices and without excessive disruption to its operations, (b) successfully expand in existing markets and enter into new markets both domestically and abroad, and (c) successfully introduce new products. Further, with the increasing rate of consolidation occurring within its key markets, the risk of not having sufficient size and scale also became an issue for the Board to consider.

    Throughout 1997-2000, the Board and management pursued various strategic alternatives including possible mergers with or acquisitions of sizable, complementary businesses, along with continued pursuit of smaller, tuck-in acquisitions, with three small transactions completed. Scott management held discussions with many sizable acquisition candidates within its industries, but was unable to reach an acceptable transaction. During this time period, Scott also continued to reduce its debt and implemented a share repurchase program.

    During the second half of 1999, the Board became aware of the possibility of an alteration in Scott's long-standing business relationship with Intertechnique--a French manufacturer of the Eros crew oxygen mask and related products--including a possible termination of its distribution and license agreement. In the fourth quarter of 1999, Intertechnique was purchased by Zodiac Groupe, which had a direct sales network in the U.S. Scott had acted as Intertechnique's exclusive distributor in Northern America for more than 25 years. Scott's sales of Intertechnique products under this distribution arrangement were approximately $29.0 million in 1999, at above-average margins. In late 1999 and early 2000, Scott also pursued a joint venture of its Aviation & Government business unit with Intertechnique. In addition, the Board began to consider whether a sale of Scott's Aviation & Government business unit, or a sale of the entire company should be explored as a means of maximizing stockholder value, particularly if Scott continued to be unable to find attractive or suitable acquisitions of appropriate size and scale. On
November 16, 1999, Scott engaged CSFB (the successor to Donaldson, Lufkin & Jenrette Securities Corporation) to act as Scott's financial advisor to assist the Board and management in evaluating a full range of strategic alternatives for maximizing stockholder value, including a sale of all or part of Scott, a split up of Scott, joint ventures and other strategic alliances, continued strategic acquisitions and a leveraged recapitalization. On March 14, 2000, Scott also engaged Quarterdeck Investment Partners, an investment banking firm with a particular expertise in the aviation and government markets, to provide additional assistance in the consideration and pursuit of strategic alternatives.

    In May 2000, the Board authorized the execution of a supplemental engagement letter with CSFB, reflecting Scott's decision to move forward with the exploration of various alternative strategies. On May 24, 2000 and June 12, 2000, the Scott Board met with its financial advisors to review the alternative strategies under consideration. As part of the process of evaluating strategic alternatives and with the foregoing factors and concerns in mind, at the June 12th meeting, the Board authorized the preparation of a confidential information memorandum to be distributed to potential buyers to determine the potential level of interest in acquiring all or part of Scott.

    A mutually acceptable joint venture or distribution arrangement with Intertechnique could not be reached and, in the summer of 2000, Scott was notified that its distributor and license agreement with Intertechnique would terminate on December 31, 2000, although Scott could continue to ship Intertechnique products until June 30, 2001. After considering the risks and uncertainties of Scott's independent strategic plan, concerns regarding a possible slower long-term growth rate for Scott due to, among other things, the loss of the Intertechnique business, Scott's inability to have consummated any sizable merger or acquisition transaction, and the need to restructure the operations of the Aviation & Government business unit in late 2001 and 2002 to improve its margins as a result of the loss of the Intertechnique business, on July 27, 2000, the Scott Board authorized management and the financial advisors to investigate and solicit indications of interest for the possible sale of all or part of the company.

    Scott and its financial advisors identified approximately 100 potential buyers for Scott to contact. Beginning in August 2000, the financial advisors provided a confidential information memorandum to 57 potential buyers that had executed confidentiality agreements with Scott. The Scott Board met on three separate occasions to discuss the responses of potential buyers to the confidential information memorandum.

    In mid-September 2000, Scott received preliminary indication of interest letters from nine potential buyers to acquire Scott, all of which were subject to satisfactory completion of due diligence and most of which contained financing and other contingencies. Scott also received one indication of interest letter to acquire the Health & Safety business unit and two indication of interest letters to acquire the Aviation & Government business unit. Tyco's initial indication expressed an interest in acquiring Scott at a price per share of between $20.00-$23.00 either in cash or Tyco stock.

    From September 26, 2000 until the end of October 2000, representatives of the potential buyers conducted a business, financial, accounting and legal due diligence review of Scott, which included management presentations, review of data room materials at Scott's headquarters, and visits to Scott's two principal operating facilities. In addition, Tyco sent representatives to numerous other Scott operating sites where they conducted a comprehensive environmental due diligence review of such facilities. In the course of their investigation, Tyco personnel, as well as personnel of other potential buyers, reviewed documentation and conducted discussions with Scott's management concerning Scott's financial condition, facilities, operations, environmental compliance, human resources programs, intellectual property, taxes and other business and legal matters. Tyco's due diligence throughout the process, as observed by Scott, was more extensive than that of any other potential buyer.

    Following the due diligence period, Scott requested that the potential buyers submit formal written offers by October 30, 2000. The financial advisors received one oral, preliminary bid from a potential buyer at a price of between $19.00 and $22.00 per share in cash which was subject to numerous conditions and was never formalized into a written offer. Scott also received a written bid from Tyco at $21.00 per share in cash (also subject to certain conditions). None of the other potential buyers submitted bids.

    The Scott Board met on six different occasions during November and December 2000 to review the bids and receive updates from the financial advisors concerning their discussions with Tyco and the other potential buyers. During this time period, the financial advisors had several conversations with Tyco and the other potential buyers, including those that did not submit a formal offer.

    Certain of the prospective buyers, including Tyco, expressed concerns about the scope of the legacy liabilities of Scott from its prior divestitures, including potential environmental liabilities, and the concern that Scott could not continue to grow at its current pace. Responding to some of the potential buyers' concerns, and notwithstanding Scott's continuing belief as to the adequacy of its reserves relating to contingent liabilities, Scott initiated and received a preliminary proposal from a highly rated insurance carrier to expand Scott's existing insurance coverage for certain environmental risks associated with the large number of sites currently and previously owned by Scott.

    During the fourth quarter of 2000, the Scott Board was becoming increasingly concerned regarding additional challenges to the successful execution of Scott's long-term strategic plan. These challenges included the Board's view of the worsening general economic conditions and the resultant risk that Scott might be unable to sustain the growth rates that it had experienced during the last couple of years, as well as the risks associated with any necessary future cost reductions or operational changes to improve margins as a result of the loss of the Intertechnique business. The Board also had considered the tax inefficiencies, as well as the scope of legacy liabilities that would be retained, if Scott were able to sell one or both of its two separate business units.

    At a meeting held on January 10, 2001, Tyco's Board of Directors determined that the acquisition of Scott was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Tyco's existing operations and that are expected to be accretive to Tyco's earnings per share. At the meeting, Tyco's Board approved the acquisition of Scott at a cost of approximately $400 million on customary terms consistent with Tyco's past acquisitions. The approval was subject to the conclusion of due diligence to the satisfaction of Tyco's chief executive officer.

    CSFB contacted Tyco to determine whether the aforementioned insurance proposal or other developments would affect its bid for Scott. After several conversations, on January 19, 2001, Scott representatives met with Tyco representatives in Cleveland to provide to Tyco updated information on Scott's business and to present the insurance proposal. The financial advisors also contacted several of the potential buyers to determine whether the insurance proposal or other developments might cause such potential buyers to reconsider their interest in acquiring Scott. After negotiations with CSFB, Tyco informed Scott on January 23, 2001 that it would be willing to acquire Scott at $22.00 per share in Tyco stock. On January 24, 2001, the Scott Board met and instructed CSFB to seek to obtain a higher price and CSFB again contacted Tyco. On
January 25, 2001, representatives of Tyco contacted CSFB to report that Tyco was prepared to offer $23.00 in value of Tyco common shares for each share of Scott common stock in a stock-for-stock merger. In late January, the financial advisors also spoke with certain other potential buyers to determine if they would reconsider making a competitive proposal. None of these potential buyers indicated any interest in making a proposal at $23.00 per share or higher.

    The merger value and proposed structure were considered by the Scott Board in a telephonic meeting on January 26, 2001. At the meeting, the Board reviewed an updated financial analysis of the proposed consideration prepared by CSFB. The Board directed management to continue discussions with Tyco and to commence negotiation of a merger agreement.

    From January 30, 2001 through February 4, 2001, Tyco concluded diligence to its satisfaction, and the management teams of Scott and Tyco, together with their advisors, negotiated various issues relating to the proposed transaction and merger agreement. These issues included:

    - the application and amount of the floor price, which basically provides that if the average share price (as calculated pursuant to the merger agreement) of Tyco stock falls below such floor price, Tyco may terminate the merger agreement unless Scott agrees to a fixed exchange ratio at the floor price or the parties agree to a different exchange ratio;

    - the mechanics and timing for determining the average share price, which price is used to calculate the number of shares of Tyco stock to be issued to Scott's stockholders;

    - the scope and content of each party's representations and warranties;

    - the various covenants to which each party would be subject during the period from signing to closing;

    - the indemnification rights to be provided to Scott's directors after closing and the treatment of Scott's employee benefit plans; and

    - the conditions to each party's obligations to close the transaction, the circumstances giving rise to a right to terminate, the circumstances under which a termination fee would be payable and the amount of the termination fee.

    On February 1, 2001, Scott's Board met at Scott's headquarters to continue its discussions regarding the merger and to further review the terms and conditions of the proposed merger with its outside financial and legal advisors. At the February 1st meeting, CSFB reviewed with the Board the status of the negotiations with Tyco as well as the financial analyses that it had conducted relative to Scott's consideration of a merger proposal with Tyco. The Board also considered the advantages and disadvantages of Scott continuing as an independent company, as well as a potential sale of a part of Scott's business. See "Recommendation of the Board of Directors of Scott; Reasons of Scott for the Merger" on page 27. Scott's outside legal counsel also reviewed with Scott's Board the proposed terms of the merger agreement and the Board's fiduciary duties with respect to a potential merger, as well as the formal approvals that the Board would need to consider. The Scott Board then engaged in a lengthy discussion of the terms of the proposed merger, including the strategic benefits of the combination, the terms and conditions of the proposed merger agreement, including the voting agreements between Tyco Acquisition and the BLUM Capital affiliates which had been requested by Tyco, the analyses and advice of the financial advisors, and the publicly available materials concerning Tyco's legal and financial condition. Scott's Board instructed management to continue negotiating the final terms of the merger agreement.

    Negotiations continued between Scott and its legal representatives and Tyco and its legal representatives. On February 4, 2001, the Scott Board met again to consider the revised merger agreement. At this telephonic meeting, Scott's legal counsel reviewed the updated terms of the merger agreement and CSFB rendered its opinion that, as of that date and based upon and subject to the assumptions, limitations and qualifications referred to in its opinion, the exchange ratio in the merger was fair to the holders of Scott common stock from a financial point of view (assuming no adjustment of the exchange ratio by application of the floor price mechanisms provided for in the merger agreement). CSFB also provided Scott's Board with the financial analyses supporting its opinion and responded to questions raised by Scott's Board regarding its analyses and its opinion. The Board also reviewed the information previously distributed to it and considered at the February 1, 2001 meeting. Following a thorough review of all of the information that it considered relevant and considering all of the factors before it, the Scott Board unanimously resolved that the proposed merger and merger agreement were fair to and in the best interests of Scott and its stockholders, adopted the merger agreement and recommended that Scott's stockholders vote to adopt the merger agreement. For further details, see "Recommendation of the Board of Directors of Scott; Reasons of Scott for the Merger", beginning on page 27. The Board also agreed to waive any prohibitions contained in Scott's standstill agreements with the BLUM Capital affiliates that otherwise would limit their ability to enter into voting agreements with Tyco Acquisition. The Board based this determination in part, on the fact that the BLUM Capital affiliates would not be receiving any consideration in the merger different from any other stockholder and also that the voting agreements would terminate if the merger agreement is properly terminated. See "Voting Agreements" on page 59.

    Scott's Board then authorized management to proceed with the final negotiation and execution of the merger agreement. The merger agreement was executed later that evening. On February 5, 2001, prior to the opening of the U.S. financial markets, Tyco and Scott jointly announced the execution of the merger agreement.

CERTAIN FINANCIAL PROJECTIONS

    As part of its business planning cycle, Scott's management from time to time has prepared internal financial projections regarding its anticipated future operations. In the course of the discussions described in "Background of the Merger," Scott provided certain of these internal projections to its financial advisors and to Tyco.

    The internal financial projections prepared by Scott's management reflected projected information, a summary of which is set forth below. The projections include Scott's projected results through December 31, 2004. See the risk factor entititled "Failure to complete the merger could negatively impact Scott's stock price and future business and operations" on page 10 and "Background of the Merger" on page 22.

                                                            YEAR ENDED DECEMBER 31,(1)(2)
                                                      -----------------------------------------
                                                        2001       2002       2003       2004
                                                      --------   --------   --------   --------
                                                                   (IN THOUSANDS)
INCOME STATEMENT DATA:
Total sales.........................................  $275,615   $281,043   $315,503   $347,598
EBITDA..............................................    59,511     61,973     69,421     77,270
EBIT................................................    50,477     52,007     59,195     66,868

Sales growth........................................       4.4%       2.0%      12.3%      10.2%
EBITDA margin.......................................      21.6       22.1       22.0       22.2
EBIT margin.........................................      18.3       18.5       18.8       19.2

------------------------

(1) Information presented for 2001 includes sales under the Intertechnique distributor arrangement which terminated as of December 31, 2000, but under which Scott will ship Intertechnique's products through June 30, 2001. If, for comparative purposes, sales under the Intertechnique distributor arrangement were not included for 2000 and 2001, then the data for 2001 would be as follows: total sales of $261,432; EBITDA of $55,184; EBIT of $46,150; sales growth of 10.8%; EBITDA margin of 21.1%; EBIT margin of 17.7%; and sales growth in 2002 would be 7.5%.

(2) The financial projections assume, among other things, (i) no restructuring charges in response to the loss of the Intertechnique business (currently estimated to be in the range of between $1 million and $3 million over the second half of 2001 and 2002); (ii) no charges relating to the review of strategic alternatives; (iii) continuing successful implementation of cost reduction initiatives; (iv) successful transition of the Health & Safety business unit into a new facility in North Carolina in late 2001-early 2002 without any significant disruption; and (v) that no acquisitions or other strategic alternatives are consummated.

    Scott does not usually publicly disclose projections of future revenues, earnings or other financial information other than announcements regarding certain limited projected data for the remainder of its fiscal year or, in the second half of a fiscal year, for the next fiscal year. The above-referenced projections were not prepared with a view toward public disclosure, and investors should not rely on such projections. Scott is not including these projections in this Proxy Statement/Prospectus to influence your vote with respect to the merger or the merger agreement, but because these projections were made available to Tyco. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Scott management. In particular, the projections may be affected by Scott's ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond

Scott's control. See "Forward-Looking Information" on page 12. Accordingly, actual results are likely to vary significantly from those set forth in such projections. In addition, such projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or generally accepted accounting principles. None of Scott's Board, Scott's advisors, agents, representatives, or independent consultants or of Tyco, Tyco's Board, Tyco's advisors, agents, representatives or independent consultants assumes any responsibility for the accuracy of these projections, nor do they assume any obligation to update or revise these projections. In fact, Scott does not intend to make publicly available any update or other revisions to any of the projections to reflect circumstances existing after the date of preparation of the projections.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF SCOTT; REASONS OF SCOTT FOR THE
  MERGER

    Scott's Board of Directors, after careful consideration, has unanimously:

    1. determined that the merger is fair to and in the best interests of Scott and its stockholders;

    2.  approved the merger and adopted the merger agreement; and

    3. recommended that Scott stockholders vote for the adoption of the merger agreement.

    At meetings held on February 1, 2001 and February 4, 2001, as well as at earlier meetings, Scott's Board of Directors, with the assistance of Scott's outside financial and legal advisors, considered the legal, financial and other terms of the merger. In these considerations, the Board took into account the interests that the executive officers and directors of Scott may have with respect to the merger, in addition to their interests as stockholders of Scott generally. See "Interests of Certain Persons in the Merger" on page 36.

    The strategic factors considered by Scott's Board of Directors in approving the merger and adopting the merger agreement included, without limitation, the following:

    - SIZE AND SCALE. The health and safety and the aviation markets in which Scott operates continue to experience a period of consolidation making size and scale increasingly important to a company's success. The acquisition opportunities currently available to Scott, even if successfully consummated on acceptable terms and conditions, may not provide it with sufficient size and scale to compete at an appropriate level in the increasingly competitive industries in which Scott operates. Scott's relative lack of sufficient size and scale may impact its ability to effectively compete with its industry competitors, thereby adversely affecting Scott's future value. Through the merger, Scott will become part of a diversified company which is significantly larger than Scott on a stand-alone basis. A combination with Tyco will provide Scott with access to significantly greater financial and operational resources and a stronger market position than Scott would have on a stand-alone basis. Scale has importance in many areas, including customer penetration, operations, product development, advertising and corporate services. It is the Board's belief that the post-merger combined businesses of Scott and Tyco would provide greater opportunity for the development and commercial exploitation of Scott's products, particularly due to the complementary nature of certain of Scott's and Tyco's products, by utilizing Tyco's broader geographic scope and customer base, thus allowing Scott to both attract Tyco's customers as new customers for Scott products and to offer Tyco products to Scott's current customers.

    - RISKS OF STRATEGIC PLAN. Scott's long-term strategic plan of growth through strategic acquisitions, through expansion of existing markets and entering into new markets both domestically and abroad and through new product development is subject to numerous risks and uncertainties which the Scott Board believes can be reduced by the merger with Tyco. These risks and uncertainties include (a) the uncertainty that Scott can identify and consummate attractive strategic acquisitions of sufficient size and scale, including the related risks of financing, integration and diversion of management's attention associated with any such acquisitions,

      (b) the uncertainty that Scott can successfully expand existing markets and enter into new markets, both domestically and abroad, and if Scott is successful in doing so, the related inherent risks and uncertainties of doing business outside the United States, (c) the risk that new product development may not lead to commercially successful products, notwithstanding marketing and research and development investments which are significant for a company of Scott's size, (d) the risk that Scott may be unable in the future to purchase all of the products needed for its operations, and (e) the risk that Scott may be unable to offset the loss of the Intertechnique distributor arrangement (which will preclude Scott from shipping any Intertechnique masks after June 30, 2001) or will be unable to successfully restructure the Aviation & Government business unit. Other risks and uncertainties that might adversely affect Scott's prospects on a stand-alone basis include (a) the risks and uncertainties associated with the scope of Scott's legacy liabilities, including its obligations to indemnify the purchasers of the businesses that Scott has sold for certain liabilities, including in some cases contingent liabilities, relating to the businesses sold, such as workers' compensation, product liability, general liability, environmental liability and federal and state tax matters, and (b) the risk that Scott will suffer a slowdown in late 2001 and in 2002 as a result of general economic conditions. Scott's Board of Directors believes that all of these uncertainties could adversely affect Scott's ability to sustain the growth rates that it has experienced during the last couple of years.

    - SYNERGIES. Scott's Board of Directors believes that, following the merger, additional cash flow and other short-term and long-term synergies can be generated by cost savings and incremental revenues. Through the elimination of duplication in corporate and administrative programs, greater efficiencies in operations and business processes are expected, as well as cost savings in purchasing, marketing and distribution of products.

    - OTHER BENEFITS. Scott's Board of Directors also believes that the merger will create other benefits. The combination of the two companies should accelerate the development of product ideas and create opportunities for new efficiencies and should allow each company to enhance its skill base, competitiveness, marketability, product quality and profitability. Furthermore, it is expected that the cost of future research and development activities can be spread over a larger base and that the combined research and development efforts of the two companies will promote enhanced productivity.

    In determining that the merger is fair to and in the best interests of Scott and its stockholders, Scott's Board of Directors considered a number of factors and potential benefits, including, without limitation, the following:

    - The advantages and disadvantages of remaining independent, including the strategic factors considered by the Board as set forth above, particularly those relating to "Size and Scale" and "Risks of Strategic Plan;"

    - The amount of consideration to be received by Scott stockholders in the merger relative to the earnings and cash flow of Scott, the value of Scott's component businesses, historical market prices and trading patterns of Scott common stock, comparable precedent transactions and public market prices of companies in businesses comparable to Scott's businesses;

    - The fact that the mean of Scott's trading prices for its common stock was $19.43 over the twelve-month period ended February 2, 2001 (the last trading date prior to announcement of the merger) and was $22.32 over the 90-day period ended February 2, 2001. In addition, the Board considered the fact that Scott's common stock did not trade during 2000 at a price above $21.00 per share until October 31, 2000;

    - The fact that Scott stockholders should receive in the merger Tyco common shares valued at $23.00 (based on the average share price for Tyco common shares during the pricing period) unless Tyco's common share price decreases below the floor price of $45.00 and Scott agrees to an exchange ratio of 0.5111 (or a different exchange ratio agreed to by the parties), or the market value of Tyco common shares at the time of the consummation of the merger is less than the calculated average share price;

    - The financial presentations by CSFB to Scott's Board of Directors in connection with the Board's consideration of the merger, including the opinion of CSFB delivered to the Board that as of February 4, 2001, and based upon and subject to the assumptions, limitations and qualifications referred to in such opinion, the exchange ratio in the merger was fair to the holders of Scott common stock from a financial point of view (assuming no adjustment of the exchange ratio by application of the floor price mechanisms provided for in the merger agreement). We have attached the full text of the CSFB written opinion dated as of February 4, 2001 as Annex B to this document. Scott stockholders are urged to read this opinion carefully and in its entirety;

    - The fact that 100 potential bidders had been contacted regarding their possible interest in acquiring all or a part of Scott, 57 potential bidders reviewed a confidential information memorandum regarding Scott, and Tyco's offer was the highest and best offer that Scott received;

    - The qualification of the merger as a reorganization for U.S. federal income tax purposes, which will permit Scott stockholders to receive Tyco common shares in a tax-free exchange under U.S. federal income tax laws;

    - The experience and high rate of success of Tyco in structuring and closing transactions similar to the merger, which should benefit Scott stockholders who retain Tyco common shares after the merger;

    - The financial condition, results of operations and businesses of Scott and Tyco, on both a historical and prospective basis, and current industry, economic and market conditions. Scott's Board of Directors also considered the possible strategic growth opportunities that might be available to Scott other than the merger;

    - The fact that, after the merger, Scott stockholders will be able to participate in the growth of the businesses conducted by both Tyco and Scott and to benefit from the potential appreciation in the value of Tyco common shares. The Board considered the universally favorable rankings of Tyco from the many analysts that cover Tyco, as well as the fact that many of the publicly available growth rates projected for Tyco exceed the projected Scott growth rates;

    - The significantly larger public float and trading volume of Tyco common shares compared to the public float and trading volume of shares of Scott common stock, thus providing Scott stockholders the opportunity to gain greater liquidity in their investment;

    - The review of, and discussions with, Scott's senior management and legal and financial advisors regarding the business, financial, legal and accounting aspects of the merger, the results of legal and financial due diligence review of publicly available information on Tyco in connection with the receipt by Scott stockholders of Tyco common shares and a review of the terms of, and conditions to, the merger;

    - The support of the merger by Scott's largest stockholder, BLUM Capital and its affiliates, as evidenced by the execution by the BLUM Capital affiliates of voting agreements with Tyco committing to vote the approximately 23% of outstanding Scott common stock they beneficially own in favor of the adoption of the merger agreement. The BLUM Capital affiliates will not be receiving any consideration in the merger different from any other stockholder. See "Voting Agreements" on page 59; and

    - The conclusion of Scott's Board of Directors that, after considering presentations by Scott's legal and financial advisors, the terms, conditions, covenants and representations contained in the merger agreement, including the specified conditions to Tyco's obligation to close the merger and the ability of Scott to consider proposed alternative business combinations under certain circumstances, are generally customary for transactions such as the merger, and that the merger of Scott with Tyco is in the long-term interests of Scott and its stockholders.

    Scott's Board of Directors also considered and balanced against the potential benefits of the merger a number of potentially negative factors, including, without limitation, the following:

    - The risk that the merger would not be consummated;

    - The possibility that the market value of Tyco common shares might decrease below the floor price of $45.00 per share, which could either permit Tyco Acquisition to terminate the merger agreement or could result in less value being paid to Scott stockholders;

    - The risk that the market value of Tyco common shares at the time of the consummation of the merger is less than the calculated average share price, which also could result in less value being paid to Scott stockholders. The market value of Tyco common shares fluctuates for many reasons, including changes in the business, operations or prospects of Tyco, regulatory considerations or general market or economic conditions;

    - The risks associated with integrating Scott's existing operations with those of Tyco, including the potential loss of key personnel of Scott and difficulty in integrating corporate, accounting, financial reporting and management information systems of Scott with those of Tyco;

    - The fact that Scott stockholders will not receive the full benefit of any future growth in the value of their equity that Scott may have achieved as an independent company, and the potential disadvantage to Scott stockholders in the event that Tyco does not perform as well in the future as Scott may have performed as an independent company;

    - The substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

    - The possibility that certain provisions of the merger agreement, including, among others, the non-solicitation and termination fee payment provisions, as well as the voting agreements, might have the effect of discouraging other persons potentially interested in merging with or acquiring Scott from pursuing such an opportunity; and

    - Other matters described under "Risk Factors" beginning on page 9.

    After detailed consideration of these factors, Scott's Board of Directors concluded that the potential benefits of the merger outweighed these considerations.

    The above discussion of the information and factors considered by Scott's Board of Directors is not exhaustive and does not include all factors considered by the Board. Each member of Scott's Board also may have considered different factors. In view of the variety of factors considered in connection with its evaluation of the merger, Scott's Board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the different factors. Rather, the Scott Board views its recommendation as being based on the totality of the information presented to, and considered by, it. The Scott Board considered all these factors and determined that these factors, as a whole, supported the conclusions and recommendations described above. Based on the factors outlined above, Scott's Board of Directors determined that the merger is fair to and in the best interests of Scott and its stockholders.

    SCOTT'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SCOTT AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

    See "Background of the Merger" beginning on page 22, "Opinion of Financial Advisor to Scott" below, "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 40 and "Comparative Per Share Prices and Dividends" beginning on page 60.

OPINION OF FINANCIAL ADVISOR TO SCOTT

    Scott engaged Donaldson, Lufkin & Jenrette Securities Corporation, the successor of which is CSBF, to act as Scott's financial advisor for the transaction. Scott asked CSFB, in its role as financial advisor to Scott, to render an opinion to the Scott Board of Directors as to the fairness, from a financial point of view, to the holders of Scott common stock of the exchange ratio in the merger. On February 4, 2001, CSFB delivered its oral opinion to the Scott Board of Directors, subsequently confirmed in its written opinion, dated February 4, 2001, to the effect that, as of that date, and based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the exchange ratio in the merger was fair to the holders of Scott common stock from a financial point of view (assuming no adjustment of the exchange ratio by application of the floor price mechanisms provided for in the merger agreement). The full text of CSFB's opinion is attached as Annex B to this Proxy Statement/Prospectus.

    CSFB expressed no opinion as to the price at which Tyco common shares or Scott common stock would actually trade at any time. CSFB's opinion did not address the relative merits of the merger and the other business strategies considered by the Scott Board of Directors nor did it address the Scott Board of Directors' decision to proceed with the merger. CSFB's opinion did not constitute a recommendation to any Scott stockholder as to how such stockholder should vote on the merger.

    The exchange ratio was determined in arm's length negotiations between Scott and Tyco, in which CSFB advised Scott. Scott selected CSFB as its financial advisor because CSFB is an internationally recognized investment banking firm that has substantial experience providing strategic advisory services. CSFB was not retained as an advisor or agent to the stockholders of Scott or any other person. As part of its investment banking business, CSFB is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In arriving at its opinion, CSFB:

    - reviewed certain publicly available business and financial information relating to Scott and Tyco;

    - reviewed the merger agreement, dated February 4, 2001, and certain related documents;

    - reviewed certain other information, including financial projections, provided to or discussed with CSFB by Scott and Tyco;

    - discussed the business and prospects of Scott and Tyco with management of Scott and Tyco;

    - considered certain financial and stock market data of Scott and Tyco and compared those data with similar data for other publicly held companies in businesses similar to Scott and Tyco;

    - considered the financial terms of certain other business combinations and other transactions which have recently been consummated; and

    - considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

    In connection with CSFB's review, CSFB did not assume any responsibility for independent verification of any of the information that was available to it, and CSFB relied on such information being complete and accurate in all material respects. With respect to financial projections relating to Scott, CSFB assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of Scott's management as to the future financial performance of Scott. With respect to the financial projections relating to Tyco, CSFB was advised by the management of Tyco that Tyco's management had reviewed certain publicly available projections with respect to Tyco and that such projections represent reasonable estimates with respect to the future financial performance of Tyco. Scott informed CSFB, and CSFB assumed, that the merger would be treated as a tax-free reorganization for federal income tax purposes. In addition, CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Scott or Tyco, nor was CSFB furnished with any such evaluations or appraisals.

    CSFB's opinion was necessarily based upon information available to CSFB and financial, economic, market and other conditions as they existed on and could be evaluated on the date of its opinion.

    SUMMARY OF FINANCIAL ANALYSES PERFORMED BY CSFB

    The following is a summary of the material financial analyses presented by CSFB to the Scott Board of Directors on February 1, 2001 and February 4, 2001 in connection with the preparation of CSFB's opinion. No company or transaction used in the analyses described below is directly comparable to Scott or the contemplated transaction. In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or transaction data. The analyses performed by CSFB are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. CSFB excluded the Intertechnique distribution business from all of its valuation analyses, with the exception of the discounted cash flow analysis. This business was lost following the recent acquisition of Intertechnique by Zodiac Groupe and Zodiac Groupe's subsequent decision to terminate Scott's distributorship for the product and sell direct to the North American market itself. See the risk factor entitled "Failure to complete the merger could negatively impact Scott's stock price and future business and operations" on page 10 and "Background of the Merger" on page 22. The information summarized in the tables which follow should be read in conjunction with the accompanying text.

    COMMON STOCK TRADING HISTORY. CSFB examined the historical closing prices and trading volume of Scott common stock from February 2, 2000 to February 2, 2001. During this time period, Scott common stock reached a high of $24.88 per share and a low of $16.94 per share, with an average daily trading volume during the period of approximately 48,300 shares. Scott's LTM mean share price at February 2, 2001 was $19.43 per share, to which the $23.00 offer price by Tyco implied an 18.4% premium. LTM means the last twelve-month period. CSFB also examined the historical closing prices and trading volume of Tyco common shares from February 2, 2000 to February 2, 2001. During this time period, Tyco common shares reached a high of $62.80 per share and a low of $36.50 per share, with an average daily trading volume during the period of approximately 7,502,100 shares. Tyco's LTM mean share price at February 2, 2001 was $50.85 per share.

    COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. CSFB analyzed the market values and trading multiples of selected publicly traded health and safety companies and aviation and government companies that CSFB believed were reasonably comparable to Scott. These comparable companies consisted of:

    - Bacou USA, Inc.

    - Federal Signal Corporation

    - Mine Safety Appliance Company

    - Quixote Corporation

    In examining these comparable companies, CSFB calculated the enterprise value of each company as a multiple of its respective: (i) LTM revenue and
(ii) LTM EBITDA and LTM EBIT. The enterprise value of a company is equal to the value of its fully-diluted common equity plus debt, plus minority interests, if any, and the liquidation value of outstanding preferred stock, if any, minus cash and the value of certain other assets, including unconsolidated investments in other entities. LTM means the last twelve-month period for which financial data for the company at issue has been reported. EBITDA means earnings before interest expense, taxes, depreciation and amortization. EBIT means earnings before interest expense and taxes. CSFB also calculated the equity value of each company as a multiple of its respective (i) LTM EPS and (ii) CY2001E EPS. EPS means diluted earnings per share. CY2001E means estimated for calendar year 2001. All historical data were derived from publicly available sources and all projected data were obtained from First Call where available. CSFB's analysis of the comparable companies yielded the following multiple ranges:

                                                           TOTAL ENTERPRISE VALUE/             PRICE/
                                                        ------------------------------   -------------------
                                                          LTM        LTM        LTM        LTM      CY2001E
                                                        REVENUE     EBITDA      EBIT       EPS        EPS
                                                        --------   --------   --------   --------   --------
Average...............................................    1.5x        7.8x      10.5x      15.4x      14.5x
High..................................................    2.1x        9.0x      11.7x      18.6x      15.9x
Low...................................................    0.7x        5.8x       9.2x      11.5x      12.9x
Scott(1)..............................................    1.8x       10.3x      12.5x      22.2x      15.7x

------------------------

(1) Based on Scott common stock price of $23.38 per share on February 2, 2001.

    At February 2, 2001, Scott's common stock was trading at a premium to its comparables. Based on an analysis of these data, and using (i) the average LTM EPS and estimated calendar year 2001 EPS multiples for the comparable companies and (ii) Scott's LTM EPS and Scott's estimate of calendar year 2001 EPS, CSFB estimated a value per share of Scott common stock ranging from $16.24 to $21.54, compared to a transaction price of $23.00 per share implied in the exchange ratio.

    PRECEDENT MERGER AND ACQUISITION TRANSACTION ANALYSIS. CSFB reviewed selected acquisitions involving companies in the Health & Safety and Aviation & Government markets that CSFB believed are reasonably comparable to the merger. These transactions, which occurred between June 1997 and May 2000, consisted of:

    - JJF Acquisition Corporation's acquisition of TSI, Inc.

    - Zodiac Groupe's acquisition of Intertechnique

    - TSI, Inc.'s acquisition of Environmental Systems Corp.

    - Bacou USA, Inc.'s acquisition of Perfect Fit Gloves

    - Smiths Industries plc's acquisition of Biochem International Inc.

    - Norcross' acquisition of North Safety Products LLC

    - Cobham plc's acquisition of Conax Corporation

    - B.E. Aerospace's acquisition of Puritan Bennett

    - Bacou USA, Inc.'s acquisition of Howard Leight Industries

    - Titan Corporation's acquisition of DBA Systems Inc.

    - 3M's (United Kingdom) acquisition of Racal Electronics' Health and Safety Division

    - Bacou USA, Inc.'s acquisition of Biosystems Inc.

    - Bacou USA, Inc.'s acquisition of Survivair (Comasec)

    In examining these acquisitions, CSFB calculated (i) the enterprise value of the acquired company implied by each of these transactions as a multiple of LTM revenue and LTM EBITDA and (ii) the equity value of the acquired company implied by each of these transactions as a multiple of LTM Net Income. CSFB's analysis of these comparable acquisitions yielded the following multiple ranges:

                                                               TOTAL ENTERPRISE
                                                                    VALUE/
                                                              -------------------     PRICE/
                                                                LTM        LTM         LTM
                                                              REVENUES    EBITDA    NET INCOME
                                                              --------   --------   ----------
High........................................................    2.6x       10.7x       22.6x
Low.........................................................    0.8x        7.2x        3.2x
Average (excluding high and low)............................    1.5x        8.2x       10.7x

    None of the companies or transactions used in the comparable transaction analysis is perfectly comparable to Scott or the merger. Accordingly, an analysis of these data involves complex judgments concerning differences in the transactions listed above and the merger, as well as differences with respect to the financial and operating characteristics of Scott and the selected comparable companies that were parties to the transactions. Any of these differences could affect the public trading value of the companies to which Scott is being compared as well as their transaction multiples. For example, multiples paid in the selected comparable transactions may reflect potential synergies the acquiror realized in those transactions that Tyco may not realize in this merger.

    Based on an analysis of these data and using the foregoing average LTM revenues, LTM EBITDA and LTM Net Income multiples and Scott's historical operating results, CSFB estimated a value per share of Scott common stock ranging from $11.28 to $20.29, compared to a transaction price of $23.00 per share implied in the exchange ratio.

    DISCOUNTED CASH FLOW ANALYSIS. CSFB performed a DCF analysis of the projected cash flows of Scott for the fiscal years ending December 31, 2001 through December 31, 2004, using projections and assumptions provided by the management of Scott. DCF means discounted cash flow. CSFB's analysis included projected Intertechnique revenues and profits for the six months ending
June 30, 2001. CSFB estimated that the weighted average cost of capital for comparable companies yielded a discount rate ranging from 10% to 11%. Based on the scope of Scott's legacy liabilities issues and its relative size and financial projections, CSFB used higher discount rates in its DCF analysis of Scott. The DCFs for Scott were estimated using discount rates ranging from 14% to 18%, based on estimates related to the weighted average costs of capital of Scott, and terminal multiples of estimated EBITDA for Scott's fiscal year ending December 31, 2004 ranging from 6.5x to 8.5x. Based on this analysis, CSFB estimated (i) a value per share of Scott common stock ranging from $17.39 to $25.16 and (ii) at the midpoint in the discount rate range (16%) and the exit multiple range (7.5x), a value per share of Scott common stock of $21.05, compared to a transaction price of $23.00 per share implied in the exchange ratio.

    DISCOUNTED FUTURE EQUITY VALUE (STAND-ALONE) ANALYSIS. CSFB performed a discounted future equity value analysis which utilized EBITDA and EPS multiples to approximate a future stock price and a discount rate to approximate the present value of that stock price. Based on projected 2004 EBITDA of approximately $77.3 million and an assumed future EBITDA multiple of 7.5x, the projected 2004 price per share of Scott common stock was $41.83. Applying a 16% discount rate to this projected per share price yielded a present value per share of Scott common stock of $23.10, compared to a transaction price of $23.00 per share implied in the exchange ratio. Based on projected 2004 EPS of $2.65 and an assumed future EPS multiple of 14.0x, the projected 2004 price per share of Scott common stock was $37.10. Applying a 16% discount rate to this projected per share price yielded a present value per share of Scott common stock of $20.49, compared to a transaction price of $23.00 per share implied in the exchange ratio.

    BREAK-UP ANALYSIS. CSFB performed a break-up analysis to determine the aggregate value of the company assuming the Aviation & Government and Health & Safety business units were sold separately. This analysis included the tax impact on the value of Scott of the divestiture of the separate businesses. The analysis incorporated certain assumptions regarding tax bases of the Health & Safety and Aviation & Government business units and the corporate tax rate. Valuation of the Aviation & Government business unit was based on a valuation range provided by Quarterdeck Investment Partners. Valuation of the Health & Safety business unit was based on the high end range contained in another bidder's preliminary indication of interest letter, and on the low end on a 8.0x 2000 EBITDA multiple. Based on this analysis, the after-tax impact of selling the businesses separately yielded a value per share of Scott common stock ranging from $13.97 to $17.73, compared to a transaction price of $23.00 per share implied in the exchange ratio.

    The summary set forth above does not purport to be a complete description of the analyses performed by CSFB but describes, in summary form, the material elements of the presentation made by CSFB to the Scott Board of Directors on February 1, 2001 and February 4, 2001 in connection with the preparation of CSFB's fairness opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by CSFB was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. CSFB did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, CSFB considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. CSFB did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, CSFB has indicated to Scott that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by CSFB are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

    ENGAGEMENT LETTERS

    Pursuant to the terms of engagement letters dated November 11, 1999 and May 22, 2000, Scott has agreed to pay a fee that is customary in transactions of this nature, a substantial portion of which is contingent upon the consummation of the merger. In addition, Scott agreed to reimburse CSFB, upon request by CSFB from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by CSFB in connection with its engagement thereunder and to indemnify CSFB and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. CSFB and Scott negotiated the terms of the fee arrangement.

    In addition to its engagement of CSFB as financial advisor, Scott also engaged Quarterdeck Investment Partners to provide certain investment banking services to it. See "Background of the Merger" on page 22. Pursuant to the terms of an engagement letter agreement dated March 14, 2000, Scott agreed to pay to Quarterdeck a fee that is customary in transactions of this nature, which is conditioned upon consummation of the merger. In addition, as part of its fee arrangement with Quarterdeck, Scott pays an annual financial advisory fee. The financial advisory fee will be credited against the transaction fee. In addition, Scott agreed to reimburse Quarterdeck, upon request by Quarterdeck from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by Quarterdeck in connection with its engagement thereunder and to indemnify Quarterdeck, its affiliates and certain related persons against certain liabilities in connection with its engagement. Quarterdeck and Scott negotiated the terms of the fee arrangement.

    OTHER RELATIONSHIPS

    In the past, CSFB or its affiliates have provided certain financial and investment banking services to Scott and Tyco unrelated to the merger for which CSFB received compensation, including acting as managing underwriter for a Tyco convertible debt offering in the first quarter of 2001. In the ordinary course of business, CSFB and its affiliates may actively trade the debt and equity securities of both Scott and Tyco for CSFB's and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. CSFB or its affiliates may provide financial and investment banking services to Tyco or its affiliates in the future.

REASONS OF TYCO FOR THE MERGER

    At a meeting held on January 10, 2001, Tyco's Board of Directors determined that the acquisition of Scott was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Tyco's existing operations and that are expected to be accretive to earnings per share.

    In reaching its decision to adopt the merger agreement, Tyco's Board of Directors considered the following material factors:

    - the expectation that Scott's business could be readily integrated with Tyco's Fire and Security Services segment, enabling Tyco to broaden its line of product offerings;

    - the expectation that the merger, assuming the realization of certain of the cost savings referred to below and other synergies, would be immediately accretive to Tyco's earnings per share before restructuring and non-recurring charges;

    - the belief of Tyco's management that there are prospects for reduction of Scott corporate costs, possible elimination of facilities of the combined company and potential cost reductions for purchased materials and services;

    - the prospect of utilization of some of Scott's businesses as a platform for further growth in the markets served by Scott; and

    - Tyco's history of growth through acquisitions, including its substantial experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL

    The executive officers and directors of Scott, in their capacities as such, may be deemed to have interests in the merger that are in addition to or different from their interests as stockholders of Scott generally. These include, among other things, provisions in the merger agreement relating to indemnification and insurance and the acceleration and/or payout of benefits under certain agreements and employee benefit plans. Scott's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

    The following table lists, with respect to each of Scott's executive officers, (i) the number of shares of Scott common stock issuable to such officer upon the exercise of stock options, all of which will be immediately exercisable upon consummation of the merger and which will be terminated in exchange for a cash payment equal to the difference between the merger consideration ($23.00, unless Scott and

Tyco agree to a different amount; see "Basis of Scott's Determination to Adjust the Exchange Ratio if the Average Share Price is Less Than $45.00" on page 47) and the exercise price per share for the applicable option, multiplied by the number of shares to which the option applies (the "Aggregate Option Spread") and
(ii) the approximate amount of potential severance payments receivable by Mark
A. Kirk or Debra L. Kackley in the event that either (a) he or she voluntarily ceases employment at any time during the four month period after the stockholder meeting at which the merger is approved or (b) his or her employment is terminated under qualifying circumstances after the stockholder approval while such executive officer's management agreement is still in effect. The plans and agreements governing these awards and payments are summarized below. Neither Scott nor Tyco has determined whether the employment of Mr. Kirk or Ms. Kackley will be terminated following the merger. Figures with respect to options in the following tables are current as of February 22, 2001, the most recent date for which accurate figures are available.

                                                                AGGREGATE
                                               UNVESTED       OPTION SPREAD
                                                OPTION           FOR ALL        TOTAL     AGGREGATE OPTION    POTENTIAL
                           VESTED OPTIONS       SHARES          UNVESTED        OPTION     SPREAD FOR ALL     SEVERANCE
NAME OF EXECUTIVE OFFICER  (AS OF 1/1/01)   (AS OF 1/1/01)     OPTIONS(1)       SHARES       OPTIONS(1)      PAYMENTS(2)
-------------------------  --------------   --------------   ---------------   --------   ----------------   -----------
Robert P. Collins ......      169,667           168,833        $1,408,011      338,500       $2,822,949            -0-
  (Chairman of the Board)
Mark A. Kirk ...........      126,250           173,750        $1,211,875      300,000       $2,118,750       $620,787
  (President and Chief
  Executive Officer)
Debra L. Kackley .......       57,733            63,267        $  485,169      121,000       $  931,500       $360,737
  (Vice President,
  General Counsel and
  Secretary)
Glen W. Lindemann(3) ...      252,000               -0-        $      -0-      252,000       $2,505,500       $    -0-
  (former President and
  Chief Executive
  Officer)

------------------------

(1) The Aggregate Option Spread assumes that the merger consideration is $23.00 per share, although under certain circumstances, the merger consideration could be less than $23.00 per share (see the risk factor entitled "Scott stockholders could receive less than $23.00 in value of Tyco common shares for each share of Scott common stock" on page 9).

(2) Pursuant to management agreements initially entered into in 1998 (see "Agreements With Executives" below), Mr. Kirk and Ms. Kackley would be entitled to potential severance payments equal to the sum total of twenty-four months' base salary, as well as a cash payment equal to twelve months' car allowance (net of taxes), payment of outplacement services actually used by the executive (up to 17% of base salary) and payment for tax and/or legal consultation (up to a maximum of $5,000). The agreements also provide for (i) payment of a pro rata bonus award for the year of termination, the amount of which would vary depending on Scott's performance and on the time of year of the cessation of employment and could amount to 28% to 110% of salary for Mr. Kirk (which is currently $275,000) and 23% to 90% of salary for Ms. Kackley (which is currently $156,000), and
    (ii) continuation of life insurance and health care benefits for twenty-four months, amounts for which are not included in the table. Ms. Kackley also is entitled to a sale incentive bonus of $57,000 upon consummation of the merger and a retention bonus of $78,000 upon stockholder approval of the merger agreement which amounts are not included in the table.

(3) Pursuant to a Separation Agreement entered into on November 10, 2000 between Scott and Mr. Lindemann, Scott's former President and Chief Executive Officer, Mr. Lindemann's employment with Scott ceased as of December 31, 2000, although he remains a director. Under the terms of the Separation Agreement, all of Mr. Lindemann's stock options became vested and exercisable as of December 31, 2000.

    The following table lists, with respect to each of Scott's non-employee directors, the number of shares of Scott common stock issuable to each director upon exercise of options, all of which will be immediately exercisable upon consummation of the merger and which will be terminated in exchange for a cash payment equal to the Aggregate Option Spread for the shares underlying such options.

NAME OF NON-EMPLOYEE DIRECTOR                      SCOTT OPTION SHARES(1)   AGGREGATE OPTION SPREAD(2)
-----------------------------                      ----------------------   --------------------------
Fred A. Breidenbach..............................           2,500                    $14,531
N. Colin Lind(3).................................           7,500                     44,688
Frank N. Linsalata...............................           7,500                     44,688
R. Rush McKnight.................................           7,500                     44,688
John P. Reilly...................................           7,500                     44,688

------------------------

(1) Out of the aggregate total of all 32,500 option shares reflected for all non-employee directors, 22,500 option shares in the aggregate were already vested and exercisable as of January 1, 2001.

(2) The Aggregate Option Spread assumes that the merger consideration is $23.00 per share; although under certain circumstances, the merger consideration could be less than $23.00 per share (see the risk factor entitled "Scott stockholders could receive less than $23.00 in value of Tyco common shares for each share of Scott common stock" on page 9).

(3) N. Colin Lind, a director of Scott, also is the Managing General Partner of Richard C. BLUM and Associates, Inc., the general partner of BLUM Capital Partners, L.P. and he serves on Scott's Board as the representative of BLUM Capital and its affiliates, which beneficially own an aggregate of 3,899,276 shares of Scott common stock, or approximately 23% of Scott's outstanding common stock. The Scott Board was aware that the BLUM Capital affiliates, contemporaneous with Scott's execution of the merger agreement, entered into voting agreements under which they have agreed to vote their shares of Scott common stock in favor of adoption of the merger agreement. See "Voting Agreements" on page 59.

AGREEMENTS WITH EXECUTIVES

    Scott has entered into retention agreements and/or management agreements with three of its executive officers (Mark A. Kirk, Debra L. Kackley and Robert
P. Collins), as well as 87 of its other officers and key employees.

    The agreements with Mark A. Kirk and Debra L. Kackley (entered into in the fall of 1998 and subsequently amended) provide for the benefits described below in return for their continued employment with Scott and their agreement not to compete with Scott for a period of two years following the termination of their employment with Scott. If Mr. Kirk or Ms. Kackley voluntarily terminates his or her employment without "good reason" (as defined in the agreement), Scott will pay his or her full base salary (currently $275,000 for Mr. Kirk and $156,000 for Ms. Kackley), plus all other benefits to which he or she has a vested right, through the effective date of termination. If Mr. Kirk or Ms. Kackley voluntarily terminates his or her employment with "good reason" or if Scott terminates Mr. Kirk's or Ms. Kackley's employment other than for "cause" (as defined in the relevant agreement), then in lieu of any severance benefits that the executive might otherwise be entitled to receive from Scott, such executive will receive the following severance benefits: (A)(i) a pro-rata bonus calculated under Scott's bonus plan for the year in which employment is terminated; (ii) payment for the cost of outplacement services actually used in an amount up to 17% of annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination;
(v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which the executive has a vested right according to any applicable retirement or other benefit program; and (B) as consideration for having executed non-competition agreements, (x) continuation of his or her salary (as in effect on the date of termination) for 24 months following the termination, unless he or she elects to receive this as a lump sum, and (y) continuation of life insurance and health care benefits for 24 months following the termination (unless comparable benefits are provided by a subsequent employer). Scott has agreed to indemnify the executive for the amount of any excise tax payable under the executive's agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. Under the executive management agreements, a voluntary termination of employment during the four months after Scott's stockholders adopt the merger agreement is considered "good reason," so that Mr. Kirk and Ms. Kackley would receive the foregoing benefits if they voluntarily cease employment at any time during the four months after the special meeting of stockholders.

    Scott also entered into a management agreement with Robert P. Collins, dated as of December 18, 1998, as amended, which provides for Mr. Collins' employment as Chairman of the Board through March 16, 2002. The management agreement provides for an annual base salary of $200,000, and requires Mr. Collins to devote 25% of his full business time to the discharge of his duties as Chairman of the Board. Scott has agreed to indemnify Mr. Collins for the amount of any excise tax payable under the management agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax.

    Under the terms of their management agreements, in the event of a "change in control" (such as will occur upon stockholder approval of the proposed merger):
(i) all service-based stock options granted to Mr. Kirk, Ms. Kackley and Mr. Collins will become immediately exercisable and remain so until their expiration; and (ii) all performance-based stock options granted to Mr. Kirk, Ms. Kackley and Mr. Collins (which otherwise would become exercisable assuming continued employment on the earlier of five years from the date of the agreement or upon the attainment of certain specified prices of Scott common stock) automatically become exercisable to the extent that the sales price in the change in control transaction satisfies the price targets set forth in the option agreement (and, if the sales price in the change in control transaction falls between certain price targets, a portion of the performance-based options will become immediately exercisable). The Stock Option Committee may, in its discretion, waive any or all of the price targets and make any or all of the performance based options immediately exercisable upon a change in control. At the insistence of Tyco in connection with the negotiation of the merger agreement, the Stock Option Committee accelerated the exercisability of all such options, conditioned on consummation of the merger and on the optionee confirming that, upon payment of the Aggregate Option Spread, all rights under the options will expire.

    RETENTION AND SALES INCENTIVE BONUSES Under the above-referenced retention and/or management agreements with certain of Scott's officers and key employees, the employee typically is entitled to a retention bonus and also a sales incentive bonus payment, conditioned on and effective as of the effective time of the merger. Under the terms of her management agreement, Ms. Kackley will be entitled to a retention bonus equal to 50% of her base salary in effect on the date Scott stockholders adopt the merger agreement, and a sales incentive bonus equal to 36.8% of, her base salary in effect on the date of consummation of the merger. Hence, under the terms of her agreement, Ms. Kackley will be entitled to a $78,000 retention bonus payable after the special meeting of Scott stockholders and to a sales incentive bonus payment of $57,000 payable after the consummation of the merger. Neither Mr. Kirk nor Mr. Collins is entitled to any such bonus payments under the terms of their agreements with Scott.

DIRECTORS' DEATH BENEFITS

    Under the terms of the Directors' Death Benefit Plan, any individual who ceases to be a Director after reaching age 65 and after serving as a Director for at least five years will be provided a death benefit of $200,000. Upon the former Director's death, the benefit will be paid to the designated beneficiary.
F. Rush McKnight will be entitled to the death benefit if he ceases to be a Director in connection with the merger.

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INDEMNIFICATION AND INSURANCE OF DIRECTORS AND OFFICERS

    Scott has entered into agreements that provide for the indemnification, to the full extent permitted by applicable law, of the members of Scott's Board of Directors and its executive officers (and certain other officers) for any action or proceeding against a director or such officer by reason of the fact that they were a director or officer of Scott. Scott will not indemnify a director, however, if it is established that (i) the director acted in bad faith or
(ii) the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

    Tyco also has agreed to cause the company surviving the merger to honor all indemnification obligations of Scott to Scott's directors and officers, whether pursuant to Scott's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or an indemnification agreement. For six years after completing the merger, Tyco also will procure officers' and directors' liability insurance that provides coverage to all people currently covered for events occurring prior to or as of the completion of the merger. Tyco will not be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 200% of the current annual premium paid by Scott for its existing coverage prior to the merger. However, if the annual premiums of that insurance coverage exceed that amount, Tyco is obligated to provide, or cause its subsidiaries to provide, coverage available for the cost equal to 200% of the current annual premium.

MATERIAL U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

    U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the material U.S. federal income tax consequences of the exchange of Scott common stock for Tyco common shares in the merger and the ownership of Tyco common shares. The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed in this document. The discussion below is also based on representations made by Tyco, Tyco Acquisition and Scott. If any of these representations is inaccurate, the tax consequences of the merger could differ from those described in this document.

    The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to persons who hold Scott common stock and will hold Tyco common shares as capital assets. The tax treatment of a Scott stockholder may vary depending upon such stockholder's particular situation, and certain stockholders may be subject to special rules not discussed below. Such stockholders would include, for example, partners of partnerships that hold Scott common stock or will hold Tyco common shares, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, and individuals who received Scott common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the tax consequences to any Scott stockholder who will own 5% or more of either the total voting power or the total value of the outstanding Tyco common shares after the merger, determined after taking into account ownership under the applicable attribution rules of the U.S. Internal Revenue Code and applicable Treasury Regulations, or non-U.S. Holders, defined below, who have held more than 5% of the Scott common stock at any time within the five-year period ending at the consummation of the merger.

    As used in this section, a "U.S. Holder" means a beneficial owner of Scott common stock who exchanges Scott common stock for Tyco common shares and who is, for U.S. federal income tax purposes:

    - a citizen or resident of the U.S.;

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
    - a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the U.S. or any political subdivision thereof;

    - an estate whose income is subject to U.S. federal income tax regardless of its source; or

    - a trust:

    (1) if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or

    (2) that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

    As used in this section, a non-U.S. Holder is a holder of Scott common stock who exchanges Scott common stock for Tyco common shares and who is not a U.S. Holder.

1.  CONSEQUENCES OF THE MERGER

    In the opinion of PricewaterhouseCoopers LLP and Calfee, Halter & Griswold
LLP:

    - The merger will constitute a reorganization within the meaning of
      Section 368 of the U.S. Internal Revenue Code that is not subject to
      Section 367(a)(1) of the Code pursuant to Treasury Regulation
      Section 1.367(a)-(3)(c) (other than with respect to a Scott stockholder that is a "5% transferee shareholder" within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(ii)); and

    - Each of Tyco, Tyco Acquisition and Scott will be a party to the reorganization within the meaning of Section 368(b) of the Code.

    Based on those conclusions, the following additional material U.S. federal income tax consequences will result from the merger (other than with respect to Scott stockholders that are 5% transferee shareholders):

    - Scott stockholders will not recognize any income, gain or loss on the exchange of Scott common stock for Tyco common shares in the merger (except for cash received in lieu of fractional shares);

    - The tax basis to a Scott stockholder of the Tyco common shares received in exchange for Scott common stock pursuant to the merger, including any fractional share interest in Tyco common shares for which cash is received, will equal such Scott stockholder's tax basis in the Scott common stock surrendered in exchange therefor;

    - The holding period of a Scott stockholder for the Tyco common shares received pursuant to the merger will include the holding period of the Scott common stock surrendered in exchange therefor;

    - A Scott stockholder who is a U.S. Holder and who receives cash in lieu of a fractional share interest in Tyco common shares pursuant to the merger will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Scott stock allocable to such fractional share. Non-U.S. Holders who receive cash in lieu of a fractional share interest in Tyco common shares will not be subject to United States income or withholding tax except as set forth in paragraph 3.b below; and

    - No income, gain or loss will be recognized by Tyco, Tyco Acquisition, Scott or Mergersub as a result of the transfer to Scott stockholders of the Tyco common shares provided by Tyco to Tyco Acquisition pursuant to the merger.

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
    Consummation of the merger is conditioned upon the receipt of opinions to the same effect as those described above as of the consummation of the merger. If delivery of such opinions is waived and there is a material change in the tax consequences of the merger, Scott and Tyco will recirculate proxy materials regarding the merger and resolicit proxies. Such opinions are and will be based on, among other things, facts existing as of the dates of such opinions, certain representations as to factual matters made by Tyco, Tyco Acquisition, Mergersub and Scott and the assumption that the merger is consummated in accordance with the terms of the merger agreement. Such representations or assumption, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Such opinions are not binding on the U.S. Internal Revenue Service or the courts.

2.  TRANSFER TAXES

    In the event that any state or local transfer taxes are imposed on Scott stockholders as a result of the merger, Scott will pay all such transfer taxes, if any, directly to state and local taxing authorities on behalf of all Scott stockholders. Any such payments by Scott made on behalf of the Scott stockholders may result in dividend income to each Scott stockholder on behalf of whom such payment is made. The amount of such dividend income attributable to each share of Scott common stock cannot be determined at this time, but is not expected to be material.

3.  OWNERSHIP OF TYCO COMMON SHARES

    a.  U.S. Holders

DISTRIBUTIONS

    Distributions made to U.S. Holders of Tyco common shares will be treated as dividends and taxable as ordinary income to the extent that such distributions are made out of Tyco's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of any distribution exceeds Tyco's current and accumulated earnings and profits for a taxable year, the excess will be treated as a tax-free return of capital which reduces such U.S. Holder's tax basis in the Tyco common shares to the extent thereof, and thereafter as capital gain from the sale or exchange of property. The U.S. federal income tax treatment described in the immediately preceding sentence applies whether or not such distributions are treated as a return of capital for non-tax purposes. Amounts taxable as dividends generally will be treated as foreign source "passive" income for foreign tax credit purposes. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution by Tyco. U.S. Holders of Tyco common shares that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions by Tyco, because Tyco is a foreign corporation.

DISPOSITION

    Gain or loss recognized by a U.S. Holder of Tyco common shares on the sale, exchange or other taxable disposition of Tyco common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Tyco common shares surrendered. Such gain or loss will be long term capital gain or loss if such U.S. Holder's holding period for its Tyco common shares is more than one year. Any gain or loss so recognized generally will be from a U.S. source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Certain U.S. Holders may be subject to information reporting with respect to payments of dividends on, and the proceeds of the disposition of, Tyco common shares. U.S. Holders who are

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
subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at a 31% rate. The amount of any backup withholding from a payment to a U.S. Holder will be allowable as a refund or credit against such holder's U.S. federal income tax liability, provided that the required information or appropriate claim for refund is furnished to the U.S. Internal Revenue Service. U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on, and dispositions of, Tyco common shares.

    b.  Non-U.S. Holders

DISTRIBUTIONS AND DISPOSITION

    In general, and subject to the discussion below under "Information Reporting and Backup Withholding," a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on income from distributions with respect to, or gain upon the disposition of, Tyco common shares, unless either (1) the income or gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. or (2) in the case of gain realized by an individual non-U.S. Holder upon a disposition of Tyco common shares, the non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

    In the event that clause (1) in the preceding paragraph applies, such income or gain generally will be subject to regular U.S. federal income tax in the same manner as if such income or gain, as the case may be, were realized by a U.S. Holder. In addition, if such non-U.S. Holder is a non-U.S. corporation, such income or gain may be subject to a branch profits tax at a rate of 30%, although a lower rate may be provided by an applicable income tax treaty. In the event that clause (2), but not clause (1), in the preceding paragraph applies, the gain generally will be subject to tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    If the Tyco common shares are held by a non-U.S. Holder through a non-U.S., and non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required with respect to distributions on and dispositions of Tyco common shares. Information reporting, and possibly backup withholding, may apply if the Tyco common shares are held by a non-U.S. Holder through a U.S., or U.S. related, broker or financial institution and the non-U.S. Holder fails to provide appropriate information. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowable as a refund or credit against such holder's U.S. federal income tax liability provided that the requested information or appropriate claim for refund is furnished to the U.S. Internal Revenue Service. Non-U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on and dispositions of Tyco common shares.

    BERMUDA TAX CONSEQUENCES

    In the opinion of Appleby Spurling & Kempe, attorneys in Bermuda for Tyco, there will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of the delivery of Tyco common shares to Scott stockholders in exchange for Scott common stock pursuant to the merger. In addition, as of the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Tyco common shares or in respect of distributions by Tyco with respect to Tyco common shares. Furthermore, Tyco has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in

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Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to Tyco or any of its operations, nor to its common shares nor to obligations of Tyco until the year 2016. This undertaking applies to Tyco common shares. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

    The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of adoption of the merger agreement. Scott stockholders are urged to consult their tax advisors concerning the United States federal, state, local and non-United States tax consequences of the merger to them.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Scott will be recorded on Tyco's books at their estimated fair market value with the remaining purchase price reflected as goodwill.

CERTAIN LEGAL MATTERS

    Each of Tyco Acquisition and Scott have committed to use, and Tyco Acquisition has committed to cause Tyco to use, its reasonable best efforts to take whatever actions are required to obtain necessary regulatory approvals.

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Tyco and Scott from completing the merger until certain information and materials have been furnished to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and a required waiting period has expired or been terminated. Tyco and Scott have filed their Premerger Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division. The applicable waiting period began on February 12, 2001. Tyco and Scott expect that the applicable waiting period will expire on March 14, 2001, although the waiting period could be extended if the FTC or the Antitrust Division requests additional information. Even once the waiting period expires or has terminated, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of Tyco or Scott.

    The merger is not subject to notification to the Commission of the European Communities under Council Regulation (EEC) No. 4064/89 of 21 December 1989 on the control of concentrations.

    Neither Tyco nor Scott believes that the consummation of the merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

    Tyco and Scott do not believe that any additional material governmental filings in the United States or the European Economic Area, other than the certificate of merger in Delaware, are required with respect to the merger. In addition to the United States, Tyco and Scott conduct operations in a number of countries where regulatory filings or approvals may be required in connection with the consummation of the merger. Tyco and Scott believe that all such material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

U.S. FEDERAL SECURITIES LAW CONSEQUENCES

    Scott stockholders who receive Tyco common shares in the merger can freely transfer such shares, except that persons who are deemed to be "affiliates," as such term is defined under the United States Securities Act of 1933, of Scott prior to the merger may only sell shares they receive in the merger in

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transactions permitted by the resale provisions of Rule 145 under the Securities
Act, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, Scott, including directors and certain officers of Scott, are considered to be affiliates.

    In general, under Rule 145, for one year following the consummation of the merger, Scott affiliates will be subject to the following restrictions on the public sale of Tyco common shares acquired in the merger:

    - a Scott affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act;

    - the number of Tyco common shares a Scott affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period may not exceed the greater of 1% of the outstanding Tyco common shares or the average weekly trading volume of such shares during the four calendar weeks preceding such sale; and

    - a Scott affiliate may sell only if Tyco remains current with its informational filings with the SEC under the Exchange Act.

    After the end of one year from the consummation of the merger, a Scott affiliate may sell Tyco common shares received in the merger without such manner of sale or volume limitations provided that Tyco is current with its Exchange Act informational filings and such Scott affiliate is not then an affiliate of Tyco. Two years after the consummation of the merger, an affiliate of Scott may sell such Tyco common shares without any restrictions so long as such affiliate had not been an affiliate of Tyco for at least three months prior to such sale.

DIVIDENDS

    Although the payment of dividends by Tyco in the future will depend on business conditions, Tyco's financial condition and earnings and other factors, Tyco expects to declare regularly scheduled dividends consistent with its past practices. The merger agreement restricts each of Scott and Tyco from declaring, setting aside, making or paying any dividend or other distribution in respect of its capital stock, other than Tyco's regularly scheduled dividend consistent with past practices, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger.

STOCK EXCHANGE LISTING

    It is a condition to the merger that the New York Stock Exchange authorize for listing the Tyco common shares to be delivered in connection with the merger.

APPRAISAL RIGHTS

    Holders of Scott stock will not have appraisal rights under the Delaware General Corporation Law by reason of the merger agreement and the consummation of the merger.

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                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

GENERAL

    This section describes the material provisions of the merger agreement and Tyco's guarantee of Tyco Acquisition's and Mergersub's obligations under the merger agreement. This description is not complete, and stockholders are encouraged to read the full text of the merger agreement which is attached as Annex A to this document. In addition, important information about the merger agreement and the merger is provided in the previous section entitled "The Merger" beginning on page 22.

THE MERGER

    At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the applicable provisions of the Delaware General Corporation Law, Mergersub will be merged with and into Scott, the separate corporate existence of Mergersub will cease and Scott will continue as the surviving corporation.

EFFECTIVE TIME

    Unless the merger agreement is terminated as described below, as promptly as practical (and in any event within two business days) after the satisfaction or waiver of the closing conditions set forth in the merger agreement, Scott and Mergersub will file a certificate of merger with the Secretary of State of the state of Delaware, as prescribed by the Delaware General Corporation Law. The effect of this filing is that Mergersub will merge with and into Scott, and Scott will become an indirect subsidiary of Tyco.

MERGER CONSIDERATION

    GENERAL

    As a result of the merger, all outstanding shares of Scott common stock will be converted into Tyco common shares based on an exchange ratio calculated in accordance with the terms of the merger agreement.

    THE EXCHANGE RATIO

    The exchange ratio is designed to give Scott stockholders $23.00 in value of Tyco common shares for each of their shares of Scott common stock. The value of a Tyco common share for these purposes will be an average share price calculated by taking the average of the daily volume-weighted average of the per share selling prices of Tyco common shares on the New York Stock Exchange, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the fourth trading day immediately preceding the date of the Scott special meeting. The exchange ratio is determined by dividing $23.00 by this average share price. Since the calculation of the Tyco average share price ends on the fourth trading day prior to the Scott special meeting, a minimum of three trading days (or a longer period, if other closing conditions remain to be satisfied) will transpire prior to the closing of the merger during which time the market price of Tyco common shares will fluctuate. Consequently, the price of Tyco common shares at closing could be less than the average share price, in which case Scott's stockholders would receive Tyco common shares valued at less than $23.00 per share in exchange for shares of their Scott common stock.

    In addition, if the average share price of Tyco common shares is less than $45.00 per share, Tyco Acquisition has the right to terminate the merger agreement unless, after Tyco Acquisition gives Scott written notice of its intention to terminate the merger agreement, Scott agrees to an exchange ratio of 0.5111, the exchange ratio determined by dividing $23.00 by $45.00. Based on an average share price that is less than $45.00, this 0.5111 exchange ratio would give Scott stockholders Tyco common shares valued at less than $23.00 for each share of Scott common stock. In this circumstance, Tyco Acquisition and Scott also could agree to a higher exchange ratio, although neither Tyco Acquisition nor Scott is

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under any obligation to do so. If the average share price of Tyco common shares is less than $45.00 and Tyco Acquisition does not give Scott written notice of its intention to terminate the merger agreement, Scott stockholders will receive $23.00 in value of Tyco common shares for each share of Scott common stock as calculated based on the average share price.

    SEE THE RISK FACTOR ENTITLED "SCOTT STOCKHOLDERS COULD RECEIVE LESS THAN $23.00 IN VALUE OF TYCO COMMON SHARES FOR EACH SHARE OF SCOTT COMMON STOCK" ON PAGE 9. ALSO, SEE THE INFORMATION UNDER "BASIS OF SCOTT'S DETERMINATION TO ADJUST THE EXCHANGE RATIO IF THE AVERAGE SHARE PRICE IS LESS THAN $45.00" BELOW FOR A DISCUSSION OF SOME OF THE FACTORS THAT SCOTT MAY CONSIDER IN DECIDING WHETHER TO AGREE TO ADJUST THE EXCHANGE RATIO.

    FRACTIONAL TYCO SHARES

    A Scott stockholder will not receive a fraction of a Tyco common share in the merger. A Scott stockholder who would otherwise have been entitled to a fraction of a Tyco common share will instead receive a cash payment (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average share price of Tyco common shares.

    BASIS OF SCOTT'S DETERMINATION TO ADJUST THE EXCHANGE RATIO IF THE AVERAGE
     SHARE PRICE IS LESS THAN $45.00

    The average share price will not be known until the close of trading on the fourth trading day immediately preceding the date of the Scott special meeting. Scott has made no decision as to whether it would agree to a lower exchange ratio if the average share price were less than $45.00 and Tyco Acquisition gave Scott written notice of its intention to terminate the merger agreement as described in "The Exchange Ratio" above. In the event that such a decision is required to be made, Scott's Board of Directors would consult with its management and legal and financial advisors and take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including:

    - the amount of the decrease in the value of Tyco common shares to be received in the merger if the exchange ratio is adjusted;

    - general market, economic and business conditions;

    - management's assessment of the potential benefits expected to be realized by combining the operations of Scott and Tyco;

    - other opportunities available to Scott; and

    - whether the proposed merger continues to be in the best interests of Scott and its stockholders.

    ADOPTION OF THE MERGER AGREEMENT BY THE SCOTT STOCKHOLDERS WILL CONSTITUTE APPROVAL OF THE DECISION BY SCOTT'S BOARD OF DIRECTORS TO ADJUST THE EXCHANGE RATIO AS PROVIDED IN THE MERGER AGREEMENT. IF SCOTT SO ADJUSTS THE EXCHANGE RATIO, IT DOES NOT INTEND TO RESOLICIT PROXIES AND HAS NOT YET CONSIDERED WHETHER IT WILL SEEK A REVISED OPINION FROM ITS FINANCIAL ADVISOR.

    STOCK OPTIONS

    Upon the consummation of the merger, each outstanding option to purchase shares of Scott common stock, whether or not then exercisable, will be treated as follows:

    - each Scott option (other than options granted after the date of the merger agreement) will be 100% vested and exercisable;

    - each outstanding Scott option, the terms of which permit Scott to terminate the option as of the effective date of the merger if the option is then vested (a "cash-out option"), has been or will be caused by the Scott Board (or its Stock Option Committee) to be exercisable in full and expire as of the effective date of the merger, and to thereby constitute the right to receive an amount in cash equal to the positive difference, if any, between (a) the number of shares of

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      Scott common stock for which the cash-out option was exercisable as of the effective date of the merger, multiplied by $23.00 (unless the exchange ratio is adjusted, as described above, in which case $23.00 will be replaced by the product of the exchange ratio and the average share price) and (b) the aggregate exercise price for the shares of Scott common stock purchasable pursuant to the cash-out option; and

    - each outstanding Scott option that is not a cash-out option will be subject to the same terms and conditions as were applicable to such option immediately prior to the consummation of the merger, except that such option will be exercisable for that number of whole Tyco common shares equal to the product of the number of shares of Scott common stock issuable upon exercise of such option immediately prior to the consummation of the merger multiplied by the exchange ratio, rounded to the nearest whole number of Tyco common shares and the per share exercise price for the Tyco common shares issuable upon exercise of Scott options that are not cash-out options will be equal to the quotient determined by dividing the exercise price per share of the Scott common stock at which such options were exercisable immediately prior to the consummation of the merger by the exchange ratio, rounded to the nearest whole cent. The holders of options that are not cash-out options may agree to have their options treated in the same manner as cash-out options. Scott will use commercially reasonable efforts to obtain such consent from the holders of options that are not cash-out options.

EXCHANGE OF SCOTT COMMON STOCK

    As soon as reasonably practicable after the consummation of the merger, Tyco Acquisition will instruct ChaseMellon Shareholder Services LLC, as exchange agent, to mail to each holder of record of Scott common stock a letter of transmittal and instructions as to how to surrender certificates of Scott common stock in exchange for certificates representing Tyco common shares and payment for any fractional Tyco shares. SCOTT STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    Holders of certificates previously representing Scott common stock will not be paid dividends or distributions on the Tyco common shares and will not be paid cash in lieu of a fractional Tyco common share until such certificates are surrendered to ChaseMellon for exchange. When such certificates are surrendered, any unpaid dividends declared by Tyco after the consummation of the merger and any cash in lieu of a fractional Tyco common share will be paid without interest. For all other corporate purposes, certificates that represented shares of Scott common stock prior to the consummation of the merger will represent, from and after the consummation of the merger, the number of Tyco common shares and cash in respect of fractional Tyco shares into which such shares of Scott common stock are actually converted in the merger.

    ChaseMellon will deliver certificates evidencing Tyco common shares in exchange for lost, stolen or destroyed certificates if the owner of such certificates signs an affidavit of loss, theft or destruction, as appropriate. Tyco Acquisition also may, in its discretion, require the holder of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that might be made against Tyco, Tyco Acquisition or ChaseMellon with respect to alleged lost, stolen or destroyed certificates.

REPRESENTATIONS AND WARRANTIES

    Scott and Tyco Acquisition have made various customary mutual representations and warranties in the merger agreement about themselves and their respective subsidiaries, as well as, in the case of Tyco Acquisition, Tyco and its other subsidiaries. Tyco Acquisition's representations and warranties have been unconditionally guaranteed by Tyco.

CONDUCT OF BUSINESS BY SCOTT

    Scott has agreed that, prior to the consummation of the merger, Scott will conduct its business, and that of its subsidiaries, only in the ordinary course of business and in a manner consistent with past

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practice; and Scott will use reasonable commercial efforts to preserve substantially intact the business organization of Scott and its subsidiaries, to keep available the services of the present officers, employees and consultants of Scott and its subsidiaries and to preserve the present relationships of Scott and its subsidiaries with customers, suppliers and other persons with which Scott or any of its subsidiaries has significant business relations. In particular, subject to certain exceptions, Scott has agreed that neither it nor any of its subsidiaries, without the prior written consent of Tyco Acquisition, will:

    1. amend or otherwise change Scott's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

    2. issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest in Scott or any of its subsidiaries or affiliates, except for the issuance of shares of Scott common stock issuable upon the exercise of stock options outstanding on the date of the merger agreement;

    3. sell, pledge, dispose of or encumber any assets of Scott or any of its subsidiaries, other than sales of assets in the ordinary course of business and in a manner consistent with past practice or pursuant to other limited exceptions;

    4. - declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock,

       - split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

       - amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its or its subsidiaries' securities,

       - settle, pay or discharge any claim, suit or other action brought or threatened against Scott with respect to or arising out of a stockholder equity interest in Scott, or

       - make any cross-border capital contributions to a subsidiary;

    5.  - make any acquisitions,

       - incur any indebtedness for borrowed money, other than pursuant to existing credit facilities,

       - issue any debt securities or assume, guarantee or endorse or otherwise become responsible for, the obligations of any person, or make any loans or advances (including loans and advances to employees of Scott to fund the exercise price of Scott options or otherwise to purchase shares of Scott common stock), other than in the ordinary course of business consistent with past practice,

       - authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $5 million over the 12 months from the date of the merger agreement, or

       - enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the above;

    6. - increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants except in accordance with past practice,

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
       - grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or prospective employee of Scott or any of its subsidiaries, or

       - establish, adopt, enter into or amend any collective bargaining agreement, benefit plan (including any plan that provides for the payment of bonuses or incentive compensation), trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries;

    7.  change accounting policies or procedures;

    8. make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

    9. pay, discharge or satisfy any claims, liabilities or obligations out of the ordinary course of business in excess of $1 million in the aggregate; or

    10. take, or agree in writing or otherwise to take, any of the actions described in (1)--(9) above or any action which would make any of the representations or warranties of Scott contained in the merger agreement untrue or incorrect or prevent Scott from performing or cause Scott not to perform its covenants under the merger agreement.

CONDUCT OF BUSINESS BY TYCO

    Tyco Acquisition has agreed that, prior to the consummation of the merger, it will take all action necessary to cause Tyco to conduct its business and that of its subsidiaries in the ordinary course of business and consistent with past practice, including actions taken by Tyco or its subsidiaries in contemplation of the merger or other business acquisitions, and will not, without the prior written consent of Scott:

    1. amend or otherwise change Tyco's Memorandum of Association or Bye-Laws except as proposed in Tyco's proxy statement for its 2001 annual general meeting of shareholders filed with the SEC on January 29, 2001;

    2. make or agree to make any acquisition or disposition which would materially delay or prevent the consummation of the merger and the other transactions contemplated by the merger agreement;

    3. declare, set aside, make or pay any dividend or other distribution on any of its capital stock, other than the regular quarterly cash dividends and other than a dividend to Tyco by a wholly-owned subsidiary of Tyco;

    4.  change accounting policies or procedures; or

    5.  take, or agree in writing or otherwise to take, any actions described in
       (1)-(4) above or any action which would make any of the representations or warranties of Tyco Acquisition contained in the merger agreement untrue or incorrect or prevent Tyco Acquisition from performing or cause Tyco Acquisition not to perform its covenants under the merger agreement.

NO SOLICITATION

    Scott has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock or similar transactions involving Scott or any of its subsidiaries which, if consummated, would constitute an "Alternative Transaction." An Alternative Transaction means:

    - any transaction pursuant to which any third party acquires more than 25% of the outstanding shares of any class of Scott's equity securities, whether from Scott or pursuant to a tender offer or exchange offer or otherwise;

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
    - a merger or other business combination involving Scott pursuant to which any third party acquires more than 25% of the outstanding equity securities of Scott or the entity surviving such merger or business combination;

    - any transaction pursuant to which any third party acquires more than 25% of the fair market value of all of the assets of Scott and its subsidiaries, taken as a whole, immediately prior to such transaction; or

    - any other consolidation, business combination, recapitalization or similar transaction involving Scott or any of its significant subsidiaries, other than transactions contemplated by the merger agreement.

    Any inquiry or proposal by a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal."

    Until the Scott stockholders adopt the merger agreement, if Scott's Board of Directors, following consultation with independent legal counsel, reasonably determines in good faith that the following action is or is reasonably likely to be required to discharge properly its fiduciary duties, Scott's Board of Directors, after notice to Tyco Acquisition, is permitted to:

    - furnish information to a third party which has made a BONA FIDE Acquisition Proposal that Scott's Board of Directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a "Superior Proposal" not solicited in violation of the merger agreement. A Superior Proposal means any proposal made by a third party to acquire, directly or indirectly, for cash and/or securities, all of Scott's common stock or all or substantially all of Scott's assets on terms which Scott's Board of Directors reasonably believes (after consultation with a nationally recognized investment banking firm) to be more favorable from a financial point of view to Scott stockholders than the merger consideration, taking into account at the time of determination any changes to the financial terms of the merger proposed by Tyco Acquisition; PROVIDED, HOWEVER, that such proposal may be subject to a due diligence review of confidential information and to other customary closing conditions (other than financing conditions), and

    - consider and negotiate a BONA FIDE Acquisition Proposal that Scott's Board of Directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of the merger agreement.

    Neither Scott nor Scott's Board of Directors may withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Tyco Acquisition or Mergersub, the Scott Board of Directors' adoption of the merger agreement or its approval of the merger, except to the extent that Scott's Board of Directors reasonably determines in good faith and after consultation with independent legal counsel that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    In addition, unless the merger agreement has been terminated in accordance with its terms, Scott and Scott's Board of Directors may not redeem the rights issued under the Rights Agreement, dated as of December 15, 1998, as amended, between Scott and National City Bank, as rights agent, or waive or amend any provisions of the rights agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction, or enter into any agreement (other than a confidentiality agreement) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction.

    The merger agreement expressly provides that the foregoing covenants shall not prohibit Scott from taking and disclosing to its stockholders a position regarding an Alternative Transaction or Acquisition Proposal as required by the Securities Exchange Act of 1934, as amended, or from making any disclosure to its stockholders required by applicable law or by the Nasdaq National Market.

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
    Scott has agreed:

    - to immediately cease and cause to be terminated any existing discussions or negotiations with any third party that were ongoing at the time of the execution of the merger agreement; and

    - not to release any third party from the confidentiality and standstill provisions of any agreement to which Scott is a party.

    Scott will ensure that the officers and directors of Scott and its subsidiaries and any investment banker or other advisor or representative retained by Scott (in connection with the merger) are aware of the no-solicitation restrictions described above.

CERTAIN OTHER COVENANTS

    CONSENTS; APPROVALS

    Tyco Acquisition and Scott will each use its reasonable best efforts (and Tyco Acquisition will cause Tyco to use its reasonable best efforts) to obtain, and to cooperate with each other in order to obtain, all consents, waivers, approvals, authorizations or orders, and Tyco Acquisition and Scott will make (and Tyco Acquisition will cause Tyco to make) all filings, required in connection with the authorization, execution and delivery of the merger agreement and the consummation by them of the merger.

    INDEMNIFICATION AND INSURANCE

    For six years following the consummation of the merger, the certificate of incorporation and by-laws of the surviving corporation will contain the same indemnification provisions as are currently set forth in Scott's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such provisions will not be amended, modified or otherwise repealed in any manner that would adversely affect the rights thereunder of individuals who were directors or officers of Scott at the consummation of the merger unless otherwise required by law.

    After the consummation of the merger, the surviving corporation will, to the fullest extent permitted under applicable law or under its certificate of incorporation or by-laws, indemnify and hold harmless each present and former director or officer of Scott or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the merger agreement or otherwise with respect to any acts or omissions occurring at or prior to the consummation of the merger, to the same extent as provided in Scott's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or any applicable contract or agreement as in effect on the date of the merger agreement, in each case for a period of six years following the consummation of the merger.

    Following the merger, the surviving corporation will honor and fulfill in all respects Scott's obligations under the indemnification agreements and employment agreements with Scott's officers and directors existing at or before the consummation of the merger.

    In addition, Tyco Acquisition will provide, or cause the surviving corporation to provide, for a period of not less than six years after the consummation of the merger, Scott's current directors and officers that are currently covered with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than Scott's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Tyco Acquisition and the surviving corporation will not be required to pay an annual insurance premium in excess of 200% of the annual premium currently paid by Scott for such insurance, but in such case will purchase as much coverage as possible for such amount.

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    NOTIFICATION OF CERTAIN MATTERS

    Tyco Acquisition and Scott will each give each other prompt notice of the occurrence or nonoccurrence of any event which would reasonably be expected to cause any representation or warranty contained in the merger agreement to be materially untrue or inaccurate, or any failure of Scott, Tyco Acquisition or Mergersub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement contained in the merger agreement.

    FURTHER ACTION/TAX TREATMENT

    The parties to the merger agreement will use all reasonable efforts to, and Tyco Acquisition will cause Tyco to use all reasonable efforts to, take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make the merger effective as promptly as practicable, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. The foregoing covenant includes Tyco's obligation to agree to divest, abandon, license, hold separate or take similar action with respect to any assets which are not material to Tyco or Scott (but does not include any obligation by Tyco to divest, abandon, license or take similar action with respect to any material assets of Tyco or Scott). In addition, Tyco Acquisition, Mergersub and Scott will, and Tyco Acquisition will cause Tyco to, use its reasonable best efforts to cause the merger to qualify as a reorganization under the provisions of Section 368 of the U.S. Internal Revenue Code, as specified in the merger agreement, and will not, either before or after the consummation of the merger, take any actions which might reasonably be expected to prevent the merger from so qualifying.

    PUBLIC ANNOUNCEMENTS

    Tyco Acquisition and Scott will not issue any press release or make any written public statement with respect to the merger or the merger agreement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the regulations of the SEC, New York Stock Exchange or the Nasdaq National Market.

    TYCO COMMON SHARES

    Tyco has guaranteed to take all actions necessary to issue to Tyco Acquisition the Tyco common shares to be delivered by Tyco Acquisition to the Scott stockholders in the merger. Tyco also has guaranteed to use its best efforts to list on the New York Stock Exchange the Tyco common shares to be delivered in the merger.

    CERTAIN EMPLOYEE BENEFITS

    During the period from the effective time of the merger through December 31, 2001, the surviving corporation will provide each person who is an employee of Scott or its subsidiaries at the effective time with employee benefits that are comparable in the aggregate to those provided to such employees immediately prior to the effective time. During this same period, the surviving corporation will maintain severance plans, policies and programs for the benefit for these employees that are substantially comparable to the severance plans, policies and programs of Scott as in effect for such employees immediately prior to the effective time of the merger. After this period, subject to certain exceptions, the surviving corporation will provide these employees with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of subsidiaries of Tyco. The surviving corporation will recognize service accrued by Scott employees prior to the effective time for purposes of eligibility, vesting and benefit accrual under employee benefit plans, will waive pre-existing condition limitations and eligibility waiting periods under any group health plan and will give credit for amounts paid prior to the effective time for purposes of applying deductibles, co-payments and out-of-pocket maximums.

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    With respect to Scott's non-qualified plans providing employees with deferred compensation, as of the effective time of the merger, no further benefit accruals will be made under such plans and all accrued benefits under those plans will be paid pursuant to the terms of those plans. Except as set forth in the merger agreement, awards payable in shares of Scott's common stock under Scott's employee benefit plans that are not paid out or deferred prior to the effective time of the merger will be converted to an award payable in cash only and Tyco will be under no obligation to issue any of its common shares pursuant to such plans. Scott will amend its 401(k) plans, where necessary, to preclude any additional purchases of Scott's common stock and will communicate this amendment to the participants in such plans.

    These provisions are subject to certain limitations and qualifications set forth in the merger agreement. These provisions may not be enforced against the surviving corporation by any employee of Scott, and they do not prevent the surviving corporation or any other subsidiary of Tyco from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any person.

CONDITIONS TO THE MERGER

    CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

    The obligations of Tyco Acquisition, Mergersub and Scott to consummate the merger are subject to the satisfaction of the following conditions:

    1. EFFECTIVENESS OF REGISTRATION STATEMENT. The registration statement of which this document is a part has become effective under the Securities Act and the SEC has not issued any stop order suspending the effectiveness of such registration statement of which this document is a part, nor has it started or threatened any proceedings for that purpose or in respect of this document;

    2. STOCKHOLDER ADOPTION. The Scott stockholders have adopted the merger agreement;

    3. ANTITRUST. All waiting periods applicable to the consummation of the merger under the HSR Act have expired or been terminated, and all necessary clearances and approvals for the merger under any non-U.S. antitrust laws have been obtained, other than for clearances or approvals under any non-U.S. antitrust laws which, if not obtained, would not be reasonably expected to have a material adverse effect on Scott, Tyco or Tyco's Fire and Security Services Group;

    4. GOVERNMENTAL ACTIONS. No action or proceeding has been instituted, pending or threatened by any governmental authority or administrative agency or before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, that is reasonably likely to result in an order, nor is any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction or other legal restraint in effect, which, in either case, prevents or seeks to prevent the consummation of the merger, prohibits or seeks to prohibit or limits or seeks to limit Tyco Acquisition from exercising all material rights and privileges pertaining to its ownership of the surviving corporation following the merger or the ownership or operation by Tyco or any of its subsidiaries of all or a material portion of the business or assets of the surviving corporation and its subsidiaries following the merger, or compels or seeks to compel Tyco or any of its subsidiaries (including the surviving corporation and its subsidiaries) to dispose of or hold separate assets which are material to Tyco or Scott, as a result of the merger or the transactions contemplated by the merger agreement;

    5. ILLEGALITY. No statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal; and

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
    6. TAX OPINIONS. Scott has received a written opinion of Calfee, Halter & Griswold LLP, counsel to Scott, and Tyco Acquisition has received the written opinion of PricewaterhouseCoopers LLP, tax advisors to Tyco Acquisition, in form and substance reasonably satisfactory to each of them, with respect to the tax-free nature of the merger as specified in the merger agreement.

ADDITIONAL CONDITIONS TO OBLIGATIONS OF TYCO ACQUISITION AND MERGERSUB

    The obligations of Tyco Acquisition and Mergersub to complete the merger are also subject to the following conditions:

    1. REPRESENTATIONS AND WARRANTIES. Except as set forth in the merger agreement and except as would not reasonably be expected to have a material adverse effect on Scott, the representations and warranties of Scott in the merger agreement are true and correct in all respects, without giving effect to qualifications of materiality contained in those representations and warranties, on and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Tyco Acquisition and Mergersub have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Scott;

    2. AGREEMENTS AND COVENANTS. Scott has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the consummation of the merger, and Tyco Acquisition and Mergersub have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Scott;

    3. CONSENTS OBTAINED. Scott has obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and has made all filings required to be made by Scott for the authorization, execution and delivery of the merger agreement and the consummation by it of the transactions contemplated by the merger agreement, except as would not reasonably be expected to have a material adverse effect on Scott, Tyco Acquisition or Tyco; and

    4. AFFILIATE AGREEMENTS. Tyco Acquisition has received an agreement from each person who is identified as an "affiliate" of Scott that he or she will only dispose of Tyco common shares received in the merger in compliance with the securities laws.

ADDITIONAL CONDITIONS TO OBLIGATION OF SCOTT

    The obligation of Scott to complete the merger is also subject to the following conditions:

    1. REPRESENTATIONS AND WARRANTIES. Except as set forth in the merger agreement and except as would not reasonably be expected to have a material adverse effect on Tyco Acquisition and Mergersub, the representations and warranties of Tyco Acquisition and Mergersub contained in the merger agreement are true and correct in all respects, without giving effect to qualifications of materiality contained in those representations and warranties, on and as of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Scott has received a certificate to such effect signed by the President or Chief Financial Officer of Tyco Acquisition;

    2. AGREEMENTS AND COVENANTS. Tyco Acquisition and Mergersub have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the consummation of the merger, and Scott has received a certificate to such effect signed by the President or Chief Financial Officer of Tyco Acquisition;

    3. CONSENTS OBTAINED. Tyco Acquisition and Mergersub have obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and have made all filings required to be made by Tyco Acquisition or Mergersub for the authorization, execution and

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
       delivery of the merger agreement and the guarantee and the consummation by them of the transactions contemplated by the merger agreement and the guarantee, except as would not reasonably be expected to have a material adverse effect on Scott, Tyco Acquisition or Tyco; and

    4. LISTING. The New York Stock Exchange has authorized for listing the Tyco common shares to be delivered by Tyco Acquisition in connection with the merger.

TERMINATION

    GROUNDS FOR TERMINATION

    The merger agreement may be terminated at any time prior to the consummation of the merger, notwithstanding the adoption of the merger agreement by the Scott stockholders:

    1. by mutual written consent duly authorized by the Boards of Directors of Scott and Tyco Acquisition;

    2. by either Tyco Acquisition or Scott, if the merger has not been consummated by August 31, 2001, other than for reasons set forth in 3 below; PROVIDED, HOWEVER, that the right to terminate the merger agreement is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before August 31, 2001;

    3. by either Tyco Acquisition or Scott, if Scott stockholders do not adopt the merger agreement at the Scott special meeting; PROVIDED, HOWEVER, that this right to terminate is not available to Scott if Scott fails to call the Scott special meeting;

    4. by either Tyco Acquisition or Scott, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission issues a nonappealable final order, decree or ruling or takes any other nonappealable final action which permanently restrains, enjoins or otherwise prohibits the merger;

    5. by Tyco Acquisition, if, whether or not permitted to do so by the merger agreement, Scott or Scott's Board of Directors:

       - withdraws, modifies or changes its approval, adoption or recommendation of the merger agreement or the merger in a manner adverse to Tyco Acquisition or has resolved to do so,

       - approves or recommends to Scott stockholders an Acquisition Proposal or Alternative Transaction,

       - approves or recommends that Scott stockholders tender their shares in any tender or exchange offer that is an Alternative Transaction,

       - fails either (i) to include in this Proxy Statement/Prospectus the recommendation of Scott's Board of Directors in favor of adoption of the merger agreement, (ii) to solicit from Scott's stockholders proxies in favor of adoption of the merger agreement or (iii) to take all other reasonable action necessary or advisable to secure the vote or consent of Scott's stockholders in favor of such adoption, or

       - takes any public position or makes any disclosures to Scott stockholders that has the effect of any of the foregoing (it being understood and agreed that a communication by Scott's Board of Directors to Scott's stockholders pursuant to Rule 14d-9(f)(3) of the Exchange Act or any similar communication regarding the making or amendment of a tender offer shall not be deemed to constitute a basis of termination);

    6.  by either Tyco Acquisition or Scott:

       - if any representation or warranty of the other party set forth in the merger agreement was untrue when made or has become untrue, or

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       - upon a breach of any covenant or agreement set forth in the merger agreement by the other party,

    such that in either case, the conditions to the terminating party's obligation to complete the merger described above under "Conditions to the Merger" would not be satisfied; PROVIDED THAT, if such misrepresentation or breach is curable prior to August 31, 2001 and the party in breach exercises its reasonable best efforts to cure the same, the merger agreement may not be terminated under this clause while such party continues to exercise such efforts;

    7.  by Scott, if:

       - Scott's Board of Directors has authorized Scott to enter into a definitive agreement with respect to a Superior Proposal,

       - Scott has notified Tyco Acquisition in writing that it intends to enter into a definitive agreement with respect to a Superior Proposal,

       - within two full business days of receipt of Scott's written notification, Tyco Acquisition has not made an offer that Scott's Board of Directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Scott stockholders as the Superior Proposal,

       - Scott has paid Tyco Acquisition the fees and expenses required to be paid pursuant to the merger agreement,

       - the merger agreement has not already been adopted by the Scott stockholders at the Scott special meeting, and

       - Scott has complied in all material respects with its no solicitation obligations as described on page 51; and

    8. by Tyco Acquisition, if the average share price of the Tyco common shares for the five consecutive trading days ending on the fourth trading day immediately preceding the date of the Scott special meeting is less than $45.00, subject to the following conditions:

       - Tyco Acquisition must give Scott written notice of its intention to terminate the merger agreement prior to 5:00 p.m. New York City time on the third trading day immediately preceding the Scott special meeting, and

       - by 5:00 p.m. New York City time on the business day immediately preceding the Scott special meeting, Scott has not delivered a notice to Tyco Acquisition agreeing that the exchange ratio will equal 0.5111 or Scott or Tyco have not agreed to a different exchange ratio.

    If Scott agrees to adjust the exchange ratio, then the merger agreement will not terminate and will remain in effect in accordance with its terms (except that the exchange ratio will be adjusted accordingly), and Scott may postpone the Scott special meeting for up to one business day. Such postponement will not effect the exchange ratio.

    FEES AND EXPENSES

    Except as set forth below, each of Tyco Acquisition and Scott will pay its own fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated, provided that Tyco Acquisition and Scott will share equally
(1) all filing fees and printing expenses incurred in connection with the printing and filing of this document and the related registration statement and
(2) all conveyance and similar taxes required to be paid or which Tyco Acquisition has agreed should be paid prior to the consummation of the merger.

    Scott will pay Tyco a fee of $9.5 million, and will pay the actual, documented and reasonable out-of-pocket expenses of Tyco and Tyco Acquisition relating to the merger of up to $1.5 million, upon the first to occur of any of the following events:

    1. the termination of the merger agreement by Tyco Acquisition or Scott following the failure of the Scott stockholders to adopt the merger agreement at the Scott special meeting, if

       - Scott or any third party publicly announces an Alternative Transaction within 12 months following the date of termination of the merger agreement and such transaction is at any time thereafter consummated on substantially the terms previously announced;

       - the exchange ratio has not been adjusted as described in paragraph 8 under "Grounds for Termination" above; and

       - the fair market value of the consideration for the Alternative Transaction is greater than $23.00 for each share of Scott common stock;

    2. the termination of the merger agreement by Tyco Acquisition as permitted in the merger agreement and described in paragraph 5 under "Grounds for Termination" above; or

    3. the termination of the merger agreement by Scott due to the acceptance by Scott's Board of Directors of a Superior Proposal as permitted by the merger agreement and described in paragraph 7 under "Grounds for Termination" above.

    If Tyco Acquisition terminates the merger agreement because Scott has breached a covenant or agreement (as described in paragraph 6 under "Grounds for Termination" above), Scott must pay Tyco and Tyco Acquisition their respective out-of-pocket expenses relating to the transactions contemplated by the merger agreement in an amount not to exceed $1.5 million. In addition, Scott must pay Tyco a fee of $9.5 million if such breach was willful and Scott or any third party publicly announces an Alternative Transaction within 12 months following the date of termination of the merger agreement and such transaction is at any time thereafter consummated on substantially the terms previously announced.

    As used in this section, the definition of Alternative Transaction is the same as the definition of Alternative Transaction used under "No Solicitation" above, except that such definition is modified to replace "25%" with "40%".

    If Tyco Acquisition terminates the merger agreement because a representation or warranty of Scott was untrue when made (as described in paragraph 6 under "Grounds for Termination" above), Scott must pay Tyco and Tyco Acquisition their respective out-of-pocket expenses, other than financial advisor fees, in an amount not to exceed $1.5 million.

    If Scott terminates the merger agreement because Tyco Acquisition or Mergersub breached a covenant or agreement or because a representation or warranty of Tyco Acquisition or Mergersub was untrue when made (as described in paragraph 6 under "Grounds for Termination" above), Tyco Acquisition must pay Scott its out-of-pocket expenses, other than financial advisor fees, in an amount not to exceed $2 million.

    The fee and/or expenses described above are payable within one business day after a demand for payment following the occurrence of the event requiring such payment; PROVIDED THAT, in no event will Tyco Acquisition or Scott be required to pay such fee and/or expenses to the other if, immediately prior to the termination of the merger agreement, the other party was in material breach of its obligations under the merger agreement. In addition, Scott will not be required to pay such fee and/or expenses if, immediately prior to the termination of the merger agreement, Mergersub was in material breach of its obligations under the merger agreement or Tyco was in material breach of its obligations under the guarantee.

    The fee payable under certain circumstances by Scott to Tyco is intended, among other things, to compensate Tyco and Tyco Acquisition for their respective costs, including lost opportunity costs, if certain actions or inactions by Scott or its stockholders lead to the abandonment of the merger. This may have the effect of increasing the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The fee may also have the effect of discouraging persons from making an offer to acquire all of or a significant interest in Scott by increasing the cost of any such acquisition.

AMENDMENT AND WAIVER; PARTIES IN INTEREST

    The parties to the merger agreement may amend the merger agreement in writing by action taken by or on behalf of their respective Boards of Directors at any time prior to the consummation of the merger. However, after adoption of the merger agreement by the Scott stockholders, the merger agreement cannot be amended without stockholder approval if stockholder approval of such amendment is required by law.

    At any time prior to the consummation of the merger, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in writing by the party or parties granting such extension or waiver.

    The merger agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the merger agreement, express or implied, confers upon any other person any right, benefit or remedy of any nature whatsoever, other than certain indemnification, employment and insurance obligations of Tyco Acquisition and Scott following the consummation of the merger which are intended for the benefit of certain specified officers and directors of Scott and may be enforced by such individuals and other than certain obligations of the parties to pay certain fees and expenses.

GUARANTEE

    Tyco has fully and unconditionally guaranteed the representations, warranties, covenants, agreements and other obligations of Tyco Acquisition and Mergersub under the merger agreement.

                               VOTING AGREEMENTS

    Affiliates of BLUM Capital Partners, L.P. have entered into voting agreements with Tyco Acquisition dated as of February 4, 2001. As of the date of the voting agreements, affiliates of BLUM Capital beneficially owned 3,899,277 shares of Scott common stock or approximately 23% of the outstanding Scott common stock. The following summary of the voting agreements is qualified in its entirety by reference to the complete text of the voting agreements, which are incorporated by reference into this document and are filed as exhibits to the Registration Statement.

    Pursuant to the voting agreements, affiliates of BLUM Capital have agreed, among other things, to vote all shares of Scott common stock owned by them
(a) in favor of adoption of the merger agreement and approval and adoption of the merger and any matter necessary to facilitate the merger and (b) against the approval of any proposal made in opposition to or in competition with the merger, any transaction with any person other than Tyco Acquisition or its affiliates and any liquidation or winding up of Scott. Affiliates of BLUM Capital also have agreed not to sell or otherwise transfer the Scott common stock they own until the earlier of the effective time of the merger or the termination date of the voting agreements, unless the persons to which the stock was transferred agree to be bound by the provisions of the voting agreements. The voting agreements will terminate if and when the merger agreement is terminated according to its terms. A designee of BLUM Capital and its affiliates, N. Colin Lind, serves as a director of Scott.

    Scott's Board of Directors agreed to waive any prohibitions contained in Scott's standstill agreements with affiliates of BLUM Capital that otherwise would limit their ability to enter into the voting agreements with Tyco Acquisition, in part, based on the fact that affiliates of BLUM Capital would not be receiving any consideration in the merger different from any other stockholder.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

    TYCO

    Tyco common shares are listed and traded on the New York Stock Exchange, the London Stock Exchange and the Bermuda Stock Exchange. The following table sets forth the high and low sales prices per Tyco common share, on the New York Stock Exchange, as reported by Bloomberg Financial Markets, and the dividends paid on such shares, for the quarterly periods presented below. The price and dividends for Tyco common shares have been restated to reflect a two-for-one stock split distributed on October 21, 1999, which was effected in the form of a stock dividend. Although Tyco's fiscal year end is September 30, the information is presented on a calendar year basis.

                                                                             TYCO COMMON SHARES                      DIVIDEND PER
                                                           -------------------------------------------------------      COMMON
                                                                      HIGH                         LOW                  SHARE
                                                           --------------------------   --------------------------   ------------
1999:
First Quarter............................................  $                  39.9688   $                  33.7500      $0.0125
Second Quarter...........................................                     47.4063                      35.1875       0.0125
Third Quarter............................................                     52.9375                      47.1250       0.0125
Fourth Quarter...........................................                     53.8750                      23.0625       0.0125

2000:
First Quarter............................................  $                  53.2500   $                  32.0000      $0.0125
Second Quarter...........................................                     51.3750                      41.0000       0.0125
Third Quarter............................................                     59.1875                      45.5625       0.0125
Fourth Quarter...........................................                     58.8750                      44.5000       0.0125

2001:
First Quarter (through February 22, 2001)................  $                  63.2100   $                  51.8750       --

    See "Comparative Market Value Information" on page 18 for recent Tyco common share price information. Stockholders are urged to obtain current market quotations. See also the risk factor entitled "Scott stockholders could receive less than $23.00 in value of Tyco common shares for each share of Scott common stock" on page 9.

    Under the terms of the merger agreement, other than its regularly scheduled quarterly dividend of $0.0125 per Tyco common share, Tyco is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

    SCOTT

    Scott's common stock has been traded on the over-the-counter market and quoted in the Nasdaq National Market under the symbol SCTT since December 16, 1998. Prior to December 16, 1998, Scott had two classes of common stock which were traded under the following symbols: Class A Common Stock "SCTTA" and Class B Common Stock "SCTTB." On December 15, 1998, the stockholders of Scott voted to collapse the dual classes of common stock into a single new class of common stock designated as "common stock." The prices per share reflected in the table below represent the range of low and high sale prices for Scott's common stock as reported on the Nasdaq National Market for the quarters indicated.

                                                                                      SCOTT
                                                                                  COMMON SHARES
                                                              -----------------------------------------------------
                                                                        HIGH                         LOW
                                                              -------------------------   -------------------------
1999:
First Quarter...............................................  $                  18.625   $                  15.375
Second Quarter..............................................                     19.563                      16.375
Third Quarter...............................................                     20.375                      16.250
Fourth Quarter..............................................                     21.625                      17.125

2000:
First Quarter...............................................  $                  19.859   $                  15.875
Second Quarter..............................................                     20.875                      16.125
Third Quarter...............................................                     20.500                      16.750
Fourth Quarter..............................................                     24.875                      16.875

2001:
First Quarter (through February 22, 2001)...................  $                  23.625   $                  21.500

    See "Comparative Market Value Information" on page 18 for recent Scott common stock price information. Stockholders are urged to obtain current market quotations.

    Under the terms of the merger agreement, Scott is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger.

     COMPARISON OF RIGHTS OF STOCKHOLDERS OF SCOTT AND SHAREHOLDERS OF TYCO

    Scott is a Delaware corporation, and the rights of Scott's stockholders are governed by Scott's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and by Delaware law. Upon the consummation of the merger, holders of Scott common stock will become shareholders of Tyco and their rights will be governed by Tyco's Memorandum of Association and Bye-laws and by Bermuda law.

    The following is a summary of material differences between the rights of a Scott stockholder and the rights of a Tyco shareholder arising from differences between the corporate laws of Delaware and Bermuda and the governing instruments of the two companies. This summary is not a complete description of those laws or governing instruments.

    Copies of Tyco's Memorandum of Association and Bye-laws and Scott's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws have been filed with the SEC and will be sent to stockholders of Scott upon request. See "Where You Can Find More Information" on page i.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                              SPECIAL MEETINGS OF SHAREHOLDERS
- Scott stockholders may not call a special    - Tyco shareholders holding at least 10% of
  meeting of stockholders.                     the paid-up capital of Tyco may require Tyco
                                                 to call a special meeting.

                                           QUORUM
- The presence, in person or by proxy, of the  - The presence, in person or by proxy, of any holders of a majority of the stock entitled  two Tyco shareholders at a shareholders'
  to vote at a stockholders' meeting             meeting generally constitutes a quorum.
  constitutes a quorum for all purposes.

                                       VOTING RIGHTS

- Each share of common stock is entitled to    - Any proposal at a general meeting may be
  one vote on all matters submitted to Scott     decided by a show of hands of the
  stockholders.                                  shareholders present in person unless a
                                                 poll is demanded. Where a poll has been
                                                 demanded, a shareholder is entitled to one
                                                 vote for each common share held by the
                                                 shareholder.
                                               - The Tyco Bye-laws provide that a Tyco
                                                 shareholder will lose voting rights:
                                               (1) for the period the shareholder fails to
                                                   comply with a notice from Tyco requesting
                                                   specified information regarding such
                                                   person's interest in Tyco shares, plus an
                                                   additional 90 days;
                                               (2) if such shareholder fails after notice by
                                                   Tyco to make a takeover offer in
                                                   accordance with the City Code on
                                                   Takeovers and Mergers of the United
                                                   Kingdom as applied by or in accordance
                                                   with the Tyco Bye-laws;

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

                                               (3) upon notice by the directors, for a
                                               period of 180 days if such shareholder
                                                   acquires three percent of more of the
                                                   issued share capital of any class of Tyco
                                                   shares and fails to notify Tyco of such
                                                   acquisition within two days; or
                                               (4) upon notice by the directors, for a
                                               period of 180 days if such shareholder holds
                                                   3% or more of the issued share capital of
                                                   any class of Tyco shares and fails to
                                                   notify Tyco of a change in the
                                                   shareholder's interests amounting to 1%
                                                   or more of the share capital of any
                                                   class.

                           SHAREHOLDER NOMINATIONS AND PROPOSALS
- Any Scott stockholder may nominate a         - Any Tyco shareholder may nominate a
  director for election or submit a            director for election. Under Bermuda law,
  stockholder proposal. In the case of a         only Tyco shareholders holding not less
  stockholder nominating a director, however,    than 1/20th of the total voting rights or
  Scott's Amended and Restated Bylaws            100 or more in number may require that a
  require, among other things, a stockholder     proposal be submitted to an annual general
  to notify Scott at least 45 days prior to      meeting. The Tyco Board can waive these
  the anniversary of the mailing date of         requirements, and the staff of the SEC has
  Scott's proxy statement for its prior          taken the position that the SEC's proxy
  annual meeting of such stockholder's intent    rules may require Tyco to include in its
  to nominate an individual for addition to      proxy materials proposals of shareholders
  the Board.                                     who do not satisfy these requirements.

                                     DERIVATIVE ACTIONS

- Scott stockholders do not have a direct and  - Tyco shareholders may not generally
  individual right to enforce rights which     initiate an action for a wrongdoing to the
  could be asserted by Scott itself, but may     company. In certain limited circumstances,
  do so only derivatively on behalf of Scott.    however, Tyco shareholders may proceed in a
- Under Delaware law, the complaint in a         derivative action.
  derivative suit must:                        - The Bermuda courts would ordinarily follow
  (1) state that the plaintiff was a             English precedent, which permits a
      stockholder at the time of the             shareholder to commence a derivative action
      transaction with respect to which the      only if:
    plaintiff complains or that the            (1) the act complained of is alleged to be
    plaintiff's shares thereafter devolved         beyond the corporate power of the company
    upon the plaintiff by operation of law;        or to be illegal;
    and                                        (2) the act complained of is alleged to
  (2) (a) allege with particularity the              constitute a fraud against the minority
      efforts made by the plaintiff to obtain        shareholders by the majority
      the action the plaintiff desires from          shareholders who have used their
      the directors or (b) state the reasons         controlling position to prevent the
      for the plaintiff's failure to obtain          company from taking action against the
      the action or for not making the effort        wrongdoers;
      to obtain the action.                    (3) an act requires approval by a greater
     Additionally, the plaintiff must remain       percentage of the company's shareholders
     a stockholder throughout the duration of       than actually approved it; or
     the derivative suit.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

                                               (4) there is an absolute necessity to waive
                                               the general rule that a shareholder may not
                                                   bring a derivative action so that the
                                                   company's Memorandum of Association or
                                                   Bye-laws are not violated.
                                               - Under Bermuda law, a shareholder who
                                                 complains that the affairs of a company are
                                                 being or have been conducted in a manner
                                                 oppressive or prejudicial to some of the
                                                 shareholders, including himself, may
                                                 petition the court for relief, and the
                                                 court has wide discretion to grant relief
                                                 if it is satisfied that the complaint is so
                                                 justified and that:
                                               (1) to wind up the company would unfairly
                                                   prejudice those shareholders, but
                                               (2) the facts otherwise would justify a
                                               winding-up order on just and equitable
                                                   grounds.
                                                  Traditionally, such relief has been
                                                   granted in relatively limited
                                                  circumstances.

                                     BOARD OF DIRECTORS
- Scott's Amended and Restated Bylaws provide  - The Tyco Bye-laws provide that the number
  that the Board of Directors shall consist    of directors will be determined by the
  of not less than five nor more than eleven     shareholders at a general meeting, provided
  directors. At any annual meeting, the          that there are at least two directors. The
  stockholders may increase or decrease the      Tyco Bye-laws require that a director be a
  number of directors within the above           shareholder.
  limitation of five to eleven members. A      - Bermuda law would permit a classified Board
  Scott director need not be a stockholder.    of Directors, but the Tyco Bye-laws do not
- Scott's Amended and Restated Bylaws provide    provide for one.
  for a classified Board of Directors by
  dividing the directors into three classes,
  each class consisting, as nearly as may be,
  of one-third of the whole number of the
  Board of Directors.

                                    REMOVAL OF DIRECTORS
- A director of Scott may be removed for       - A director of Tyco may be removed with or
  cause by a vote of a majority of the votes     without cause by the shareholders or by
  entitled to be cast by the holders of all      written resolution signed by all the other
  issued and outstanding shares at any           directors.
  meeting of stockholders properly called for
  that purpose.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                        AMENDMENTS TO CHARTER DOCUMENTS AND BY-LAWS

- Under Delaware law, any amendment of a       - Under Bermuda law, a company may alter its
  company's certificate of incorporation         Memorandum of Association by resolution
  requires:                                      passed at a general meeting of shareholders
  (1) the recommendation of the Board of         of which due notice has been given and,
      Directors;                                     where required, with the consent of the
  (2) the affirmative vote of a majority of          Minister of Finance.
      the outstanding stock entitled to vote
      thereon; and
  (3) the affirmative vote of a majority of
      the outstanding stock of each class
      entitled to vote thereon as a class.

- Scott's Amended and Restated Certificate of  - Holders of at least 20% of any class of the
  Incorporation provides that 80% of the         company's share capital may apply to the
  votes entitled to be cast must approve any     Bermuda Supreme Court to annul any
  amendment to the charter provisions related    alteration. Upon such application, the
  to the following:                              alteration will not have effect until it is
  (1) supermajority voting requirements with     confirmed by the Court.
      respect to transactions with related
      parties;
  (2) factors the Board is permitted to take
      into account when evaluating a proposed
     transaction;
  (3) appraisal rights;
  (4) limitations on stockholder action by
      written consent; and
  (5) the charter provision itself regarding
      charter amendments.

      Except in the case of (1) above, a
      supermajority vote is not required to
      amend the above charter provisions if
      two-thirds of the whole Board approve
      the amendment and a majority of the
      directors acting on the amendment
      consists of continuing directors.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

- Another charter provision related to the     - The Tyco Bye-laws provide that, if Tyco has
  minimum price a related party must pay a     two or more classes of shares, the rights
  stockholder who does not affirmatively vote    attached to any class of shares, unless
  for a transaction with such party and          otherwise provided by the terms of such
  certain prohibited transactions with           class, may be varied either by the consent
  related parties requires that (a) 95% of       in writing of the holders of three-fourths
  the votes entitled to be cast must approve     of the shares of the class, or by a
  an amendment to such provision and (b) 55%     resolution passed at a separate meeting of
  of the votes entitled to be cast by            the holders of such class of shares by
  stockholders who are not related parties       holders of three-fourths of the shares of
  must approve an amendment to such              such class voting at such separate meeting.
  provision; provided, however, that such a      Certain procedural rules of such a separate
  vote is not required to amend the above        meeting differ from the rules of a Tyco
  charter provisions if two-thirds of the        general meeting.
  whole Board approve the amendment and a      - Pursuant to Bermuda Law, holders of at
  majority of the directors acting on the      least 10% of a class of shares in a company
  amendment consists of continuing directors.    in which the share capital is divided into
- Scott's Amended and Restated Certificate of    different classes may apply to the Bermuda
  Incorporation provides that 80% of the         Supreme Court to annul any variation in the
  votes that are entitled to be cast must        rights attached to the class of shares.
  approve any amendment to bylaw provisions      Upon such application, the variation will
  related to, among other things, the            not have effect until it is confirmed by
  following:                                     the Court.
  (1) limitations on the right of any person   - The Tyco Bye-laws may only be amended by
      or persons other than the Board of       the Tyco Board and such amendment will become
      Directors to call special stockholder          effective only after confirmation by
      meetings;                                      the Tyco shareholders.
  (2) the structure of the Board of
      Directors; and
  (3) the procedures pursuant to which
      stockholders may nominate directors.
     A supermajority vote is not required to
     amend the above bylaws if two-thirds of
     the whole Board approve the amendment
     and a majority of the directors acting
     on the amendment consists of continuing
     directors.
- Scott's Amended and Restated Bylaws provide
  that, subject to the preceding matters,
  bylaws may be altered, amended or repealed,
  or new bylaws may be adopted, by the Board
  of Directors at any meeting or by the
  stockholders at any meeting.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                                      SHARE PURCHASES
- Under Delaware law, a corporation may        - Generally, Tyco may repurchase its shares
  generally redeem or repurchase shares of     for cancellation, unless, on the date on
  its stock if the redemption or repurchase      which the purchase is to be effected, there
  will not impair the capital of the             are reasonable grounds for believing that
  corporation.                                   Tyco is, or after the purchase would be,
                                                 unable to pay its liabilities as they
                                                 become due and subject to certain statutory
                                                 requirements as to the funds from which
                                                 payment in respect of such purchase may be
                                                 made.

- Delaware law prohibits subsidiaries from     - A subsidiary of Tyco also may purchase Tyco
  voting their parent company's stock or         shares. Tyco shares owned by a subsidiary
  counting such stock for quorum purposes.       of Tyco may be voted on all matters on
                                                 which shareholders are entitled to vote and
                                                 are counted for quorum purposes.

- Delaware law permits Scott to constitute     - Bermuda law permits Tyco to constitute and
  and issue stock of any class or series         issue preference shares which are
  which are redeemable at the option of          redeemable at the option of either the
  either the company or the holder of such       company or the holder.
  stock or upon the happening of a specified
  event.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

              SALE, LEASE OR EXCHANGE OF ASSETS, MERGERS, SHARE ACQUISITIONS,
                        BUSINESS COMBINATIONS AND RELATED PROVISIONS

- Generally, under Delaware law, a merger,     - Under Bermuda law, a company's shareholders
  consolidation or sale, lease or exchange of    are not generally required to approve a
  all or substantially all of a company's        sale, lease or exchange of all or
  assets requires the approval of the Board      substantially all of a company's property
  of Directors, and the affirmative vote of      and assets. Bermuda law does require,
  the holders of a majority of the               however, that shareholders approve certain
  outstanding stock entitled to vote thereon.    forms of mergers and reconstructions.
  As discussed more fully below, Scott's       - A compromise or arrangement in connection
  Amended and Restated Certificate of            with a scheme for the reconstruction of the
  Incorporation provides for supermajority       company on terms which include the transfer
  voting requirements for transactions with      of all or part of the undertaking or the
  related parties.                               property of the company to another company
- Section 203 of the Delaware General            requires the approval of a majority in
  Corporation Law prohibits "business            number representing three-fourths in value
  combinations," including mergers, sales and    of the shareholders or class of
  leases of assets, issuances of securities      shareholders, as the case may be, present
  and similar transactions, by a corporation     and voting either in person or by proxy at
  or its subsidiary with an "interested          the meeting, and the sanction of the
  stockholder" who beneficially owns 15% or      Bermuda Supreme Court.
  more of a corporation's voting stock within  - Pursuant to Bermuda law, an amalgamation of
  three years after the person or entity         two or more companies requires Board
  becomes an interested stockholder, unless:     approval and the approval of the
  (1) the transaction that will cause the        shareholders of each company by a
      person to become an interested                 three-fourths majority vote. The
      stockholder is approved by the Board of        required vote of shareholders may be
      Directors of Scott prior to the                reduced to not less than a majority by
      transaction;                                   a company's Bye-laws. For purposes of
  (2) after completion of the transaction in         approval of an amalgamation, all
      which the person becomes an interested         shares, whether or not otherwise
      stockholder, the interested stockholder        entitled to vote, carry the right to
      holds at least 85% of the voting stock         vote. A separate vote of a class of
      of Scott, not including (a) shares held        shares is required if the rights of
      by persons who are directors and also          such class would be altered by virtue
      officers and (b) shares held by                of the amalgamation.
      specified employee benefit plans; or
  (3) after the person becomes an interested
      stockholder, the business combination
      is approved by the Board of Directors
      and holders of at least 66 2/3% of the
      outstanding voting stock, excluding
      shares held by the interested
      stockholder.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

- Scott's Amended and Restated Certificate of  - The Tyco Bye-laws permit the Tyco Board to
  Incorporation provides that an affirmative     make applicable to Tyco certain rules of
  vote of 80% of the votes entitled to be        the City Code on Takeovers and Mergers
  cast is required to approve a merger with,     issued by the Panel on Takeovers and
  a transfer of all or substantially all of      Mergers in the United Kingdom.
  the assets to and certain other              - The City Code on Takeovers and Mergers
  transactions with any person which,            requires any person or group acting in
  together with its affiliates and associated    concert which acquires shares which,
  persons (together, a "related company"),       together with shares previously owned by
  owns of record or beneficially, directly or    it, have 30% or more of the voting power of
  indirectly, in excess of 5% of the stock       a company, to make an offer to purchase all
  entitled to vote on such transaction, as       equity shares of the company and any of the
  well as on any other stockholder vote on       company's voting non-equity capital shares
  any such transaction that would be required    of the type held by such person or group.
  by the Ohio General Corporation Law if         The offer price must not be less than the
  Scott were incorporated under the laws of      highest price paid in the preceding 12
  the State of Ohio.                             months for shares of the same class by such
                                                 person or anyone in such group and must be
                                                 made in cash or include a cash alternative.

- A provision of Scott's Amended and Restated  - If a person or group owns 30% or more of
  Certificate of Incorporation prohibits a     the Tyco shares, and the Tyco Board
  merger with, transfer of assets to and         determines that an offer under the City
  certain other transactions with a related      Code is not expedient or the person or
  company which, after becoming a related        group is required to make such an offer but
  company:                                       fails to do so, the Tyco Board may by
  (1) acquired shares from Scott, except upon    notice require such a person or group to
      conversion or pursuant to a dividend or        make an offer which:
      stock split;                             (1) includes all shares of every class of
  (2) received loans or other financial        share capital of Tyco, and the Tyco Board may
      assistance from Scott;                         also require that the offer include all
  (3) made any material change in Scott's            securities of Tyco convertible into
      business, equity capital structure or          Tyco shares;
  dividend practices; or                       (2) is in cash or includes a cash
  (4) made any change in the Scott charter,    alternative;
      bylaws or membership of the Scott Board  (3) is made within 30 days of the Tyco
      or the committees thereof.               Board's notice;
                                               (4) remains open for at least 14 days after
                                               the offer becomes unconditional;

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

                                               (5) requires payment to be made within 21
                                                   days after the offer becomes
                                                   unconditional; and
                                               (6) is at a price not less than the highest
                                               price paid in the preceding 12 months for
                                                   shares of the same class by the person or
                                                   any member of the group, or if the price
                                                   is unavailable or inappropriate, then at
                                                   a price fixed by the Tyco Board. The
                                                   purchase price for convertible securities
                                                   must be on terms the Tyco Board considers
                                                   fair and reasonable.
                                               - The Rules Governing Substantial
                                               Acquisitions of Shares issued by the Takeover
                                                 Panel provide, subject to certain
                                                 exceptions, that a person or group acting
                                                 in concert may not acquire in a period of
                                                 seven days shares representing 10% of more
                                                 of the voting shares of a company if those
                                                 shares, when aggregated with shares of the
                                                 company already held by the person or
                                                 group, would carry more than 15%, but less
                                                 than 30%, of the total voting rights of the
                                                 company. The Tyco Board may require
                                                 compliance with these rules and may require
                                                 any person or group to dispose of any Tyco
                                                 shares acquired in violation of these
                                                 rules.

- Scott's Amended and Restated Certificate of  - Under the Tyco Bye-laws, any person who
  Incorporation provides that the Board is       acquires an interest in 3% or more of the
  permitted to take into account the             issued share capital of any class of Tyco
  following factors when evaluating whether      is required to notify Tyco of that interest
  certain mergers, sales of all or               and of any change in that person's interest
  substantially all assets and certain other     amounting to 1% or more of the issued
  transactions are in the best interests of      capital of any class. Any such notification
  Scott:                                         must be made within two business days after
  (1) the best interests of all stockholders,    the relevant event. In determining the
      taking into account, among other               percentage interest of any person for
      things, the consideration being offered        these similar purposes, interests of
      not only in relation to the current            persons acting in concert may be
      market price but also in relation to           aggregated.
      the Board's estimate of the future
      value of Scott as an independent
      entity; and
  (2) such other factors as the Board
      determines to be relevant, including
      the social, legal and economic effects
      of the transaction on the employees,
      suppliers, customers and business of
      Scott.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                 REQUIRED REPURCHASE AND SALE OF SHARES; SHORT FORM MERGER

- Under Delaware law, a parent company may     - Pursuant to Bermuda law, where the transfer
  effect a merger with its subsidiary without  of shares or any class of shares in a company
  stockholder approval if the parent company     to another company has, within four months
  owns at least 90% of each class of the         after the making of the offer in this
  outstanding stock of the subsidiary. If the    regard by the transferee company, been
  parent company owns less than 100% of the      approved by the holders of not less than
  subsidiary, the stockholders of the            90% in value of the shares or class of
  subsidiary generally have appraisal rights     shares for which the offer was made, within
  with respect to the merger.                    two months after the expiration of the four
                                                 month period, the transferee company may
                                                 give notice to any non-approving
                                                 shareholder that it desires to acquire his
                                                 or her shares. Such transferee company will
                                                 then be entitled and bound to acquire such
                                                 shares on the terms on which shareholders
                                                 that approved such scheme or contract
                                                 transferred their shares, unless the
                                                 Bermuda Supreme Court orders otherwise upon
                                                 application by the dissenting shareholder.
                                               - Within one month of the transfer of 90% in
                                                 value of the transferor company's shares or
                                                 class of shares to the transferee company,
                                                 or to its nominee, the transferee company
                                                 is required to notify the holders of the
                                                 remaining shares of such transfer. Within
                                                 three months of the giving of notice, any
                                                 such remaining holder of shares may require
                                                 the transferee company to acquire his or
                                                 her shares on the same terms as provided
                                                 for in the scheme or contract relating to
                                                 the transfer, or upon such terms as may be
                                                 agreed, or upon such terms as the Bermuda
                                                 Supreme Court may determine upon
                                                 application of the transferee company or
                                                 the shareholder.
                                               - Under Bermuda law, a holder or holders of
                                               not less than 95% of the shares of any class
                                                 of shares in a Bermuda company may give
                                                 notice to the remaining shareholders or
                                                 class of shareholders of the intention to
                                                 acquire their shares, on the terms set out
                                                 in the notice. Bermuda law provides that
                                                 when such notice is given the acquiring
                                                 holder or holders shall be entitled and
                                                 bound to acquire the shares of the
                                                 remaining shareholders on the terms set out
                                                 in the notice, unless the remaining
                                                 shareholders exercise statutory appraisal
                                                 rights.
                                               - Under Bermuda law, an amalgamation is only
                                                 permitted without a shareholder vote when
                                                 it is between a parent company and its
                                                 wholly-owned subsidiary or between two or
                                                 more wholly-owned subsidiaries.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                                      APPRAISAL RIGHTS

- Under Delaware law, appraisal rights may be  - Under Bermuda law, a properly dissenting
  available in connection with a merger or       shareholder who did not vote in favor of an
  consolidation in certain situations.           amalgamation and who is not satisfied that
  Appraisal rights are not available under       he or she has been offered fair value for
  Delaware law to stockholders of the            his or her shares may apply to the court to
  surviving corporation when a corporation is    appraise the fair value of his or her
  to be the surviving corporation and no vote    shares. If the court appraised value is
  of its stockholders is required to approve     greater than the value received or to be
  the merger. In addition, unless otherwise      received in the amalgamation, the company
  provided in the charter, no appraisal          must pay the court appraised value to the
  rights are available under Delaware law to     dissenting shareholder within one month of
  holders of shares of any class of stock        the appraisal, unless it decides to
  which is either:                               terminate the amalgamation.
  (1) listed on a national securities          - Bermuda law additionally provides a right
      exchange or designated as a national     of appraisal in respect of the situations
  market system security on an inter-dealer      discussed under "Required Purchase and Sale
  quotation system by the National               of Shares; Short-Form Merger" above.
  Association of Securities Dealers, Inc.; or
  (2) held of record by more than 2,000
      stockholders. Notwithstanding
      paragraphs (1) and (2) above, appraisal
      rights shall be available to those
      stockholders who are required by the
      terms of the merger to accept anything
      other than:
      (a) shares of stock of the surviving
          corporation;
      (b) shares of stock of another
          corporation which, as of the
          effective date of the merger or
          consolidation, are listed on a
          national securities exchange or
          designated as a national market
          system security on an inter-dealer
          quotation system by the National
          Association of Securities Dealers,
          Inc. or held of record by more than
          2,000 stockholders;
      (c) cash in lieu of fractional shares
          of the stock; or
      (d) any combination of the items listed
          above.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------

- Scott's Amended and Restated Certificate of
  Incorporation provides that the holders of the voting stock of Scott are entitled to the statutory appraisal rights permitted under Delaware law in connection with stockholder votes on an amendment to the charter and for mergers, consolidations and sales of all or substantially all of the assets of Scott, but only if such amendment or transaction requires the approval of the stockholders; provided, however, that appraisal rights do not apply to any transaction if two-thirds of the whole
  Board approve it and a majority of the
  directors acting on such matter consists of continuing directors.
- Scott stockholders do not have appraisal rights in connection with the merger because (a) the stock of Scott is traded on a national securities exchange, (b) the Scott Board has unanimously approved the merger and (c) the Tyco common shares to be issued in exchange for the Scott common stock will be listed on the New York Stock
  Exchange.
- Scott's Amended and Restated Certificate of
  Incorporation provides that a related
  company which receives the requisite
  stockholder approval to complete certain transactions with Scott must pay a stockholder who does not affirmatively vote for the transaction a price per share that is not less than the highest price per share paid by the related company in acquiring such shares of covered stock of Scott, plus an amount which exceeds such price per share by the same amount by which such price per share exceeds the lower of the market price per share immediately prior to the purchase of such stock by the related company or the lowest price per share paid by the related company.

          DELAWARE LAW AND CURRENT                        BERMUDA LAW AND CURRENT
        GOVERNING DOCUMENTS OF SCOTT                    GOVERNING DOCUMENTS OF TYCO
---------------------------------------------  ---------------------------------------------
                                  SHAREHOLDER RIGHTS PLAN

- On December 15, 1998, Scott adopted a        - Tyco does not have a shareholders' rights
  rights agreement between it and National     plan.
City Bank, as rights agent (as subsequently
amended) and, in connection therewith,
declared a dividend distribution of one right
for each outstanding share of Scott common
stock.
- Other than those provisions relating to the
  principal economic terms of the rights, any
  of the provisions of the rights agreement
  can be amended by the Board of Directors.
- On February 4, 2001, the rights agreement
  was amended so that it would become
  inapplicable to the merger, the merger
  agreement and the transactions contemplated
  thereby.

                                 LEGAL MATTERS

    The validity of the Tyco common shares to be issued to Scott stockholders in connection with the merger will be passed upon by Appleby Spurling & Kempe, Hamilton, Bermuda, special counsel to Tyco. Certain other legal matters in connection with the merger will be passed upon for Tyco by Kramer Levin
Naftalis & Frankel LLP, New York, New York, and by Appleby Spurling & Kempe. Michael L. Jones, secretary of Tyco, is a partner in Appleby Spurling & Kempe. Certain federal income tax matters in connection with the merger will be passed upon for Scott by Calfee, Halter & Griswold LLP, Cleveland, Ohio.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Tyco as of September 30, 2000 and 1999 and for each of the three years in the period ended September 30, 2000, included in Tyco's Annual Report on Form 10-K filed on December 21, 2000 and incorporated by reference in this document, have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to a certain subsidiary its opinion is based upon the report of other independent accountants, namely Arthur Andersen LLP (as it relates to the consolidated balance sheet of AMP Incorporated and its subsidiaries as of September 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998). The consolidated financial statements and financial statement schedule referred to above have been incorporated herein in reliance on said reports given on the authority of such firms as experts in auditing and accounting.

    The Consolidated Financial Statements and Schedule of Scott as of
December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                          FUTURE STOCKHOLDER PROPOSALS

    Scott does not currently expect to hold a 2001 Annual Meeting of Stockholders because, upon consummation of the merger, Scott will become an indirect wholly-owned subsidiary of Tyco. In the event the merger is not consummated, the 2001 Annual Meeting of Stockholders will be held. Proposals of Scott stockholders submitted to Scott pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the proxy statement to be mailed to all Scott stockholders entitled to vote at the 2001 Annual Meeting of Stockholders were to be received at Scott's principal executive offices not later than December 14, 2000. Written notices by Scott stockholders intending to nominate an individual for election to the Scott Board at the 2001 Annual Meeting of Stockholders were to be received by Scott no later than February 27, 2001. However, if the annual meeting is held and is delayed by more than 30 days from the originally scheduled date, Scott will announce a new deadline in accordance with SEC regulations.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                       TYCO ACQUISITION CORP. XVIII (NV),
                               R2 MERGERSUB INC.
                                      AND
                            SCOTT TECHNOLOGIES, INC.
                                   INCLUDING
                                   GUARANTEE
                                       OF
                            TYCO INTERNATIONAL LTD.
                                FEBRUARY 4, 2001

ARTICLE I    THE MERGER..................................................   A-5

  Section    The Merger..................................................   A-5
    1.01

  Section    Effective Time..............................................   A-5
    1.02

  Section    Effect of the Merger........................................   A-5
    1.03

  Section    Certificate of Incorporation; By-laws.......................   A-5
    1.04

  Section    Directors and Officers......................................   A-5
    1.05

  Section    Effect on Securities, Etc...................................   A-5
    1.06

  Section    Exchange of Shares..........................................   A-7
    1.07

  Section    Stock Transfer Books........................................   A-8
    1.08

  Section    No Further Ownership Rights in Company Common Stock.........   A-8
    1.09

  Section    Lost, Stolen or Destroyed Certificates......................   A-8
    1.10

  Section    Tax Consequences............................................   A-8
    1.11

  Section    Taking of Necessary Action; Further Action..................   A-9
    1.12

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-9

  Section    Organization and Qualification; Subsidiaries; Material
    2.01       Adverse Effect............................................   A-9

  Section    Certificate of Incorporation and By-laws....................  A-10
    2.02

  Section    Capitalization..............................................  A-10
    2.03

  Section    Authority Relative to This Agreement........................  A-11
    2.04

  Section    Material Contracts; No Conflict; Required Filings and
    2.05       Consents..................................................  A-12

  Section    Compliance; Permits.........................................  A-13
    2.06

  Section    SEC Filings; Financial Statements...........................  A-13
    2.07

  Section    Absence of Certain Changes or Events........................  A-14
    2.08

  Section    No Undisclosed Liabilities; Retained Liabilities............  A-14
    2.09

  Section    Absence of Litigation.......................................  A-14
    2.10

  Section    Employee Benefit Plans; Employment Agreements...............  A-14
    2.11

  Section    Employment and Labor Matters................................  A-18
    2.12

  Section    Registration Statement; Proxy Statement/Prospectus..........  A-19
    2.13

  Section    Restrictions on Business Activities.........................  A-19
    2.14

  Section    Properties..................................................  A-19
    2.15

  Section    Taxes.......................................................  A-20
    2.16

  Section    Environmental Matters.......................................  A-21
    2.17

  Section    Brokers.....................................................  A-22
    2.18

  Section    Intellectual Property.......................................  A-22
    2.19

  Section    Interested Party Transactions...............................  A-23
    2.20

  Section    Insurance...................................................  A-23
    2.21

  Section    Product Liability and Recalls...............................  A-24
    2.22

  Section    Compliance With The Foreign Corrupt Practices Act...........  A-24
    2.23

  Section    Opinion of Financial Advisors...............................  A-24
    2.24

  Section    Rights Agreement............................................  A-24
    2.25

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT
               AND MERGER SUB............................................  A-24

  Section    Organization and Qualification; Subsidiaries................  A-24
    3.01

  Section    Capitalization..............................................  A-25
    3.02

  Section    Authority Relative to this Agreement........................  A-26
    3.03

  Section    No Conflicts; Required Filings and Consents.................  A-26
    3.04

  Section    Compliance..................................................  A-27
    3.05

  Section    SEC Filings; Financial Statements...........................  A-27
    3.06

  Section    Absence of Certain Changes or Events........................  A-27
    3.07

  Section    No Undisclosed Liabilities..................................  A-27
    3.08

  Section    Absence of Litigation.......................................  A-28
    3.09

  Section    Registration Statement; Proxy Statement/Prospectus..........  A-28
    3.10

  Section    Brokers.....................................................  A-28
    3.11

  Section    Ownership of Parent and Merger Sub..........................  A-29
    3.12

  Section    No Prior Activities.........................................  A-29
    3.13

  Section    Ownership Interest in the Company...........................  A-29
    3.14

  Section    No Vote Required............................................  A-29
    3.15

ARTICLE IV   CONDUCT OF BUSINESS PENDING THE MERGER......................  A-29

  Section    Conduct of Business by the Company..........................  A-29
    4.01

  Section    No Solicitation.............................................  A-31
    4.02

  Section    Conduct of Business by Guarantor............................  A-33
    4.03

ARTICLE V    ADDITIONAL AGREEMENTS.......................................  A-34

  Section    Proxy Statement/Prospectus; Registration Statement..........  A-34
    5.01

  Section    Company Stockholders Meeting................................  A-35
    5.02

  Section    Access to Information; Confidentiality......................  A-35
    5.03

  Section    Consents; Approvals.........................................  A-35
    5.04

  Section    Agreements with Respect to Affiliates.......................  A-36
    5.05

  Section    Indemnification and Insurance...............................  A-36
    5.06

  Section    Notification of Certain Matters.............................  A-37
    5.07

  Section    Further Action/Tax Treatment................................  A-38
    5.08

  Section    Public Announcements........................................  A-38
    5.09

  Section    Guarantor Common Shares.....................................  A-38
    5.10

  Section    Stock Options and ESPP......................................  A-39
    5.11

  Section    Certain Employee Benefits...................................  A-40
    5.12

  Section    Accountants Letters.........................................  A-41
    5.13

  Section    Compliance with State Property Transfer Statutes............  A-41
    5.14

  Section    Conveyance Taxes............................................  A-41
    5.15

ARTICLE VI   CONDITIONS TO THE MERGER....................................  A-42

  Section    Conditions to Obligation of Each Party to Effect the
    6.01       Merger....................................................  A-42

  Section    Additional Conditions to Obligations of Parent and Merger
    6.02       Sub.......................................................  A-43

  Section    Additional Conditions to Obligation of the Company..........  A-43
    6.03

ARTICLE VII  TERMINATION.................................................  A-44

  Section    Termination.................................................  A-44
    7.01

  Section    Effect of Termination.......................................  A-46
    7.02

  Section    Fees and Expenses...........................................  A-46
    7.03

ARTICLE      GENERAL PROVISIONS..........................................  A-47
VIII

  Section    Effectiveness of Representations, Warranties and
    8.01       Agreements................................................  A-47

  Section    Notices.....................................................  A-48
    8.02

  Section    Certain Definitions.........................................  A-48
    8.03

  Section    Amendment...................................................  A-49
    8.04

  Section    Waiver......................................................  A-49
    8.05

  Section    Headings....................................................  A-49
    8.06

  Section    Severability................................................  A-49
    8.07

  Section    Entire Agreement............................................  A-50
    8.08

  Section    Assignment..................................................  A-50
    8.09

  Section    Parties in Interest.........................................  A-50
    8.10

  Section    Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-50
    8.11

  Section    Governing Law; Jurisdiction.................................  A-50
    8.12

  Section    Counterparts................................................  A-50
    8.13

  Section    WAIVER OF JURY TRIAL........................................  A-50
    8.14

  Section    Performance of Obligations..................................  A-50
    8.15

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of February 4, 2001, among Tyco Acquisition Corp. XVIII (NV) ("PARENT"), a Nevada corporation and a wholly owned first tier subsidiary of Tyco International Ltd., a Bermuda company ("GUARANTOR"), R2 Mergersub Inc., a Delaware corporation and a wholly owned first tier subsidiary of Parent ("MERGER SUB"), and Scott Technologies, Inc., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each adopted this Agreement providing for the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "CODE") and that the transactions contemplated by this Agreement be undertaken pursuant to such plan;

    WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a purchase for financial reporting purposes;

    WHEREAS, pursuant to the Merger, each outstanding share of the Company's common stock, par value $0.10 per share (the "COMPANY COMMON STOCK"), together with the associated preferred stock purchase rights attached thereto (together, a "Share"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein; and

    WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the Company's willingness to enter into this Agreement, Guarantor has agreed fully and unconditionally to guarantee the representations, warranties, covenants, agreements and other obligations of Parent and Merger Sub in this Agreement (the "GUARANTEE").

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

DEFINITIONS:

        "ACQUISITION PROPOSAL" is defined in Section 4.02(a)

        "ADJUSTED OPTION" is defined in Section 5.11(b).

        "AFFILIATES" is defined in Section 8.03(a).

        "AFFILIATE PLAN" is defined in Section 2.11(a)

        "AGREEMENT" is defined in preamble.

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
        "ALTERNATIVE TRANSACTION" is defined in Section 4.02(a).

        "ALTERNATIVE TRANSACTION CONDITION" is defined in Section 7.03(b).

        "AVERAGE SHARE PRICE" is defined in Section 1.06(a)

        "2000 BALANCE SHEET" is defined in Section 2.09(a).

        "BENEFITS CONTINUATION PERIOD" is defined in Section 5.12(a).

        "BUSINESS DAY" is defined in Section 8.03(b).

        "CASH-OUT OPTION" is defined in Section 5.11(a).

        "CERTIFICATE OF MERGER" is defined in Section 1.02.

        "CERTIFICATES" is defined in Section 1.06(f).

        "COBRA" is defined in Section 2.11(b).

        "CODE" is defined in the preamble.

        "COMPANY" is defined in the preamble.

        "COMPANY CHARTER DOCUMENTS" is defined in Section 2.02.

        "COMPANY COMMON STOCK" is defined in preamble.

        "COMPANY DISCLOSURE SCHEDULE" is defined in Section 2.01(a).

        "COMPANY EMPLOYEE" is defined in Section 5.12(a).

        "COMPANY EMPLOYEE PLANS" is defined in Section 2.11(a).

        "COMPANY ESPP" is defined in Section 1.06(c).

        "COMPANY FINANCIAL ADVISORS" is defined in Section 2.18.

        "COMPANY INTELLECTUAL PROPERTY ASSETS" is defined in Section 2.19(a)

        "COMPANY PERMITS" is defined in Section 2.06(b).

        "COMPANY PREFERRED STOCK" is defined in Section 2.03.

        "COMPANY SEC DOCUMENTS" is defined in Section 2.03.

        "COMPANY SERIES A PREFERRED STOCK" is defined in Section 2.03.

        "COMPANY STOCK OPTIONS" is defined in Section 1.06(c).

        "COMPANY STOCKHOLDERS MEETING" is defined in Section 2.04(c).

        "CONFIDENTIALITY AGREEMENT" is defined in section 5.03.

        "CONTROL" is defined in Section 8.3(c).

        "COVERED PERSONS" is defined in Section 5.06(c).

        "DAILY PER SHARE PRICE" is defined in Section 1.06(a).

        "DEFINED BENEFIT PLAN" is defined in Section 2.11(e).

        "DGCL" is defined in the preamble.

        "D&O INSURANCE" is defined in Section 5.06(d).

        "DOL" is defined in Section 2.11(a).

        "DOLLARS" or "$" is defined in Section 8.3(d).

        "EFFECTIVE TIME" is defined in Section 1.02.

        "ENVIRONMENTAL CLAIM" is defined in Section 2.17(e).

        "ENVIRONMENTAL HEALTH AND SAFETY LAWS" is defined in Section 2.05(c).

        "ENVIRONMENTAL LAWS" is defined in Section 2.17(e).

        "ERISA" is defined in Section 2.11(a).

        "EXCHANGE ACT" is defined in Section 2.05(a).

        "EXCHANGE AGENT" is defined in Section 1.07(a).

        "EXCHANGE RATIO" is defined in Section 1.06(a).

        "EXPENSES" is defined in section 7.03(b).

        "FEE" is defined in section 7.03(b).

        "GAAP" is defined in Section 2.07(b).

        "GOVERNMENTAL AUTHORITY" is defined in Section 2.05(c).

        "GUARANTEE" is defined in the preamble.

        "GUARANTOR" is defined in the preamble.

        "2000 GUARANTOR BALANCE SHEET" is defined in Section 3.08.

        "GUARANTOR CHARTER DOCUMENTS" is defined in Section 3.01(a).

        "GUARANTOR COMMON SHARES" is defined in Section 1.06(a).

        "GUARANTOR PREFERENCE SHARES" is defined in Section 3.02(a).

        "GUARANTOR SEC DOCUMENTS" is defined in Section 3.05.

        "HSR ACT" is defined in Section 2.05(c).

        "INDEMNIFIED PARTIES" is defined in section 5.06(b).

        "INTELLECTUAL PROPERTY ASSETS" is defined in Section 2.19(a).

        "IRS" is defined in Section 2.11(b).

        "ISO" is defined in Section 2.11(c).

        "KNOWLEDGE" is defined in Section 8.03(e).

        "MATERIAL ADVERSE EFFECT" is defined in Section 2.01(b).

        "MATERIALS OF ENVIRONMENTAL CONCERN" is defined in Section 2.17(e).

        "Merger" is defined in the preamble.

        "MERGER CONSIDERATION" is defined in Section 1.07(b).

        "MERGER SUB" is defined in the preamble.

        "NASDAQ" is defined in Section 2.05(c).

        "NON-U.S. MONOPOLY LAWS" is defined in Section 2.05(c).

        "NYSE" is defined in Section 1.06(a).

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
        "PARENT" is defined in the preamble.

        "PBGC" is defined in Section 2.11(b).

        "PCBS" is defined in Section 2.17(d).

        "PERSON" is defined in Section 8.03(f).

        "POST-1997 COMPANY SEC DOCUMENTS" is defined in Section 2.07(a).

        "POST-1998 GUARANTOR SEC DOCUMENTS" is defined in Section 3.06(a).

        "PROXY STATEMENT/PROSPECTUS" is defined in Section 2.13(a).

        "REGISTRATION STATEMENT" is defined in Section 3.10(a).

        "RIGHTS" is defined in Section 4.02(d).

        "RIGHTS AGREEMENT" is defined in 4.02(d).

        "SEC" is defined in Section 2.03.

        "SECURITIES ACT" is defined in Section 2.05(c).

        "SHARE" is defined in the preamble.

        "SIGNIFICANT SUBSIDIARY" is defined in Section 8.03(g).

        "SUBSIDIARY"or "subsidiaries" is defined in Section 8.03(h).

        "SUBSIDIARY DOCUMENTS" is defined in Section 2.02.

        "SUPERIOR PROPOSAL" is defined in Section 4.02(a).

        "SURVIVING CORPORATION" is defined in Section 1.01.

        "TAX" is defined in Section 2.16(b).

        "TAX RETURN" is defined in Section 2.16(b).

        "TERMINATING BREACH" is defined in Section 7.01(h).

        "TERMINATING CHANGE" is defined in Section 7.01(g).

        "TERMINATING MISREPRESENTATION" is defined in Section 7.01(f).

        "THIRD PARTY" is defined in Section 4.02(a).

        "THIRD PARTY INTELLECTUAL PROPERTY ASSETS" is defined in
    Section 2.19(c).

                                   ARTICLE I
                                   THE MERGER

    Section 1.01 THE MERGER. (a) At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "SURVIVING CORPORATION").

    Section 1.02 EFFECTIVE TIME. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a properly executed agreement or certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Certificate of Merger (the "EFFECTIVE TIME"). Prior to such filing, a closing shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI.

    Section 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 1.04  CERTIFICATE OF INCORPORATION; BY-LAWS.  (a) Subject to
Section 5.06, at the Effective Time, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

    (b) Subject to Section 5.06, at the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended.

    Section 1.05 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    Section 1.06 EFFECT ON SECURITIES, ETC. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

        (a) CONVERSION OF SECURITIES. (i) Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Sections 1.06
    (e) and (f), into the right to receive from Parent that number of fully paid and nonassessable common shares of Guarantor, par value U.S. $0.20 per share (the "GUARANTOR COMMON SHARES"), equal to the Exchange Ratio.

        For purposes of this Agreement:

        "AVERAGE SHARE PRICE" means the average (rounded to the nearest 1/10,000) of the Daily Per Share Prices for the five consecutive trading days ending on the fourth trading day immediately preceding the date of the Company's Stockholders Meeting.

        "DAILY PER SHARE PRICE" for any trading day means the volume-weighted average (rounded to the nearest 1/10,000) of the per share selling price on the NYSE of Guarantor Common Shares for that day, as reported by Bloomberg Financial Markets (or if such service is unavailable, a service providing similar information selected by Parent and the Company).

        "EXCHANGE RATIO" means $23.00 divided by the Average Share Price, subject to adjustment as provided in Section 7.01(j).

        "NYSE" means the New York Stock Exchange.

        (b) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Guarantor, Parent, Merger Sub or any direct or indirect, wholly-owned subsidiary of the Company or Guarantor immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

        (c) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLANS. At the Effective Time, all options ("COMPANY STOCK OPTIONS") to purchase Company Common Stock then outstanding, whether under (i) the Company's Key Employee Stock Option Plan, (ii) the Company's Director's Stock Option Plan, or (iii) otherwise, shall be treated in accordance with Section 5.11 of this Agreement. Rights to purchase shares of Company Stock outstanding under any employee stock purchase or restricted stock plan or any similar U.S. or non-U.S. plan (collectively, the "COMPANY ESPP") shall be treated as set forth in
    Section 5.11 of this Agreement. Any rights to purchase Company Common Stock under the Company's 401(k) plans shall be treated as set forth in
    Section 5.12 of this Agreement.

        (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

        (e) ADJUSTMENTS TO EXCHANGE RATIO, ETC. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Guarantor or the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or the exercise of the Rights, the Exchange Ratio, the Merger Consideration and any other amounts payable pursuant to the Merger or otherwise pursuant to this Agreement shall be appropriately adjusted.

        (f) FRACTIONAL SHARES. No certificates or scrip representing less than one Guarantor Common Share shall be issued in exchange for Shares upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Guarantor Common Share upon surrender of Certificates for exchange shall be paid upon such surrender (and after taking into account all certificates surrendered by such holder) cash (without interest) in an amount equal to such fraction multiplied by the Average Share Price.

    Section 1.07 EXCHANGE OF SHARES. (a) EXCHANGE AGENT. Parent shall cause to be supplied to or for such bank or trust company as shall be designated by Parent and shall be reasonably acceptable to the Company (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, as needed for exchange and payment in accordance with this Section 1.07 through the Exchange Agent, certificates evidencing the Guarantor Common Shares issuable pursuant to
Section 1.06(a), the cash to be paid in lieu of fractional shares in exchange for outstanding Shares pursuant to Section 1.06(f) and the cash or other property in respect of any dividends or other distributions payable pursuant to
Section 1.07(c).

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Guarantor Common Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor solely (A) certificates evidencing that number of whole Guarantor Common Shares which such holder has the right to receive in accordance with Section 1.06(a) in respect of the Shares formerly evidenced by such Certificate and (B) cash in respect of fractional shares as provided in Section 1.06(f) (the Guarantor Common Shares and cash in respect of fractional shares being referred to, collectively, as the "MERGER CONSIDERATION"), except that Shares held at the Effective Time in book-entry form shall be exchanged for Merger Consideration in accordance with the customary procedures of the Depository Trust Company.

    The holder of each Certificate, upon its exchange for Guarantor Common Shares, shall also receive any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c). Certificates surrendered shall forthwith be canceled following the Effective Time. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration, dividends and distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of full Guarantor Common Shares, and cash in respect of fractional shares, into which such Shares shall have been so converted.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Guarantor Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Guarantor Common Shares such holder is entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of Section 1.07(b). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Guarantor Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Guarantor Common Shares.

    (d) TRANSFERS OF OWNERSHIP. If any certificate for Guarantor Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Guarantor Common Shares in any name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) ESCHEAT. Neither Parent, Merger Sub nor the Company nor any of their respective affiliates shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, and from any cash dividends or other distributions that the holder is entitled to receive under
Section 1.07(c), such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-United States tax law. To the extent that amounts are so withheld by the Exchange Agent, such portion of the Merger Consideration and other such amounts payable under Section 1.07(c) that are withheld shall be treated for all purposes of this Agreement as having been received by the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

    (g) UNDISTRIBUTED CERTIFICATES. Any portion of the certificates evidencing the Guarantor Common Shares, the cash to be paid in lieu of fractional shares and the cash or other property in respect of dividends or other distributions supplied to the Exchange Agent which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 1.07 shall thereafter look only to Parent for payment of their claim for Merger Consideration and any dividends or distributions with respect to Guarantor Common Shares.

    Section 1.08 STOCK TRANSFER BOOKS. At the close of business on the date of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    Section 1.09 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    Section 1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and any dividends or other distributions as may be required pursuant to this Article I; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Guarantor, Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    Section 1.11 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    Section 1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take, and cause their affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

    Section 2.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; MATERIAL ADVERSE EFFECT.

    (a) Each of the Company and its subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A list of all subsidiaries of the Company together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company (in the case of any non-U.S. subsidiaries, without giving effect to any qualifying share ownerships of less than 1%) is contained in Section 2.01 of the written disclosure schedule previously delivered by the Company to the Parent (the "COMPANY DISCLOSURE SCHEDULE"). Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest $500,000 or more, excluding securities in any publicly-traded company held for investment by the Company and comprising less than five-percent of the outstanding stock of such company.

    (b) When used in connection with the Company or any of its subsidiaries or Guarantor or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole; PROVIDED, HOWEVER, that the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a

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
Material Adverse Effect has occurred or may occur: changes, effects or circumstances, that are applicable to (A) the health and safety and aviation industries generally, (B) the United States securities markets generally,
(C) personnel and other changes customarily attendant to transactions of the type contemplated by this Agreement and (D) changes in economic, regulatory or political conditions generally.

    (c) The failure of a representation or warranty to be true and correct, either individually or together with the failure of other representations or warranties to be true and correct, or the failure to perform an obligation, agreement or covenant shall be deemed to have a Material Adverse Effect if
(x) the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries, or of Guarantor and its subsidiaries, as the case may be, in each case taken as a whole, are materially worse than if such representation or warranty had been true and correct or such obligation, agreement or covenant had been performed, excluding, however, the effects of the changes specified in the proviso set forth in
Section 2.01(b), (y) in the case of the Company, such representation or warranty materially misstates the capitalization of the Company and/or its subsidiaries or (z) the failure of such representation or warranty to be true and correct or the failure to perform such obligation, agreement or covenant materially and adversely affects the ability of the Company or Parent, Merger Sub and Guarantor as the case may be, timely to consummate the transactions contemplated by this Agreement and, in the case of Guarantor, the Guarantee.

    Section 2.02 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a complete and correct copy of its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as amended to date (the "COMPANY CHARTER DOCUMENTS"), and will make available to Parent, as promptly as practicable, the Certificate of Incorporation and By-laws (or equivalent organizational documents) of each of its subsidiaries reasonably requested by Parent (the "SUBSIDIARY DOCUMENTS"). All such Company Charter Documents and Subsidiary Documents are in full force and effect, except in the case of Subsidiary Documents where the failure to be in full force and effect would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents, except for violations of the documents which do not and are not reasonably likely to materially interfere with the operations of such entity.

    Section 2.03 CAPITALIZATION. The authorized capital stock of the Company consists of 36,000,000 shares of the Company Common Stock and 3,217,495 shares of Preferred Stock, $1.00 par value per share (the "COMPANY PREFERRED STOCK"), of which 500,000 shares have been designated Series A Junior Participating Preferred Shares (the "Company Series A Preferred Stock"). As of February 1, 2001, (i) 16,964,518 shares of the Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable (excluding treasury shares which are issued but not outstanding, all of which are not entitled to vote) and none of which were issued in violation of preemptive or similar rights, (ii) no shares of the Company Common Stock were held by subsidiaries of the Company, (iii) 1,457,501 shares of the Company Common Stock were reserved for existing grants and 937,092 shares were reserved for future grants pursuant to the Company Option Plans, (iv) no shares of the Company Common Stock were reserved and available for future issuance pursuant to the Company ESPP and the Company's 401(k) plans. There are no outstanding shares of Company Preferred Stock (including shares of Company Series A Preferred Stock). Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since February 1, 2001, except for changes resulting from the exercise or termination of Company Stock Options. Except as set forth in Section 2.01, this
Section 2.03 or Section 2.11 or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule or the Company SEC Documents, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including, without limitation, registration rights) binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries, directly or indirectly, to issue, sell or register any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of the Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully-paid and nonassessable.

    Except as set forth in Section 2.03 of the Company Disclosure Schedule or the reports, schedules, forms, statements, registration statements, proxy statements and other documents filed by the Company with the Securities and Exchange Commission ("SEC") since December 31, 1999 and prior to the date of this Agreement, including those incorporated therein by reference (the "COMPANY SEC DOCUMENTS"), there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and all such shares (other than directors' qualifying shares and a DE MINIMIS number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    Section 2.04  AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the Company's shareholders in accordance with the DGCL and the Company Charter Documents and the filings and recording of appropriate merger documents as required by the DGCL).

    (b) Assuming the accuracy of the representations and warranties in
Section 3.14, the provisions of Section 203 of the DGCL and Article SIXTH of the Company's Certificate of Incorporation will not apply to the Merger.

    (c) As of the date hereof, the Board of Directors of the Company has unanimously (i) determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) adopted this Agreement in accordance with the applicable provisions of the DGCL and (iii) recommended the adoption of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at the meeting of the stockholders of the Company to consider the Merger Agreement (the "COMPANY STOCKHOLDERS MEETING"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub of this Agreement and/or the Guarantee hereof, as applicable, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    Section 2.05 MATERIAL CONTRACTS; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Subject to the following sentence, Section 2.05(a) of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount equal to or exceeding $3,000,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $2,000,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "EXCHANGE ACT") but have not been so filed with the SEC. With regard to agreements for the purchase or sale of raw materials or inventory in the ordinary course of business and licensing or royalty arrangements, the threshold referred to in clause (ii) of the preceding sentence shall be measured on an annual basis.

    (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, (ii) conflict with or violate the Subsidiary Documents or any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental, administrative or regulatory authority, U.S. and non-U.S. (each, a "GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (the "SECURITIES ACT"), the Exchange Act, state securities laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), the Nasdaq Stock Market ("NASDAQ") and the NYSE; filings and consents under any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("NON-U.S. MONOPOLY LAWS"); filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement ("ENVIRONMENTAL, HEALTH AND SAFETY LAWS"); and the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

    Section 2.06  COMPLIANCE; PERMITS.  (a) Except as set forth in
Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries is, or has been, as a result of which it could reasonably be expected now or in the future to have liability, in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company's knowledge, no investigation by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened, except as disclosed in the Company SEC Documents.

    (b) Except as set forth in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Documents, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, and have not failed to comply therewith as a result of which they would reasonably be expected to have liability now or in the future, except as described in the Company SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.07 SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all reports, schedules, forms, statements and other documents (including all exhibits to the Company SEC Documents) required to be filed with the SEC since December 31, 1997 (the "POST-1997 COMPANY SEC DOCUMENTS"). Except as disclosed in Section 2.07 of the Company Disclosure Schedule or the Company SEC Documents, such reports, schedules, forms, statements and other documents (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in
Section 2.07 of the Company Disclosure Schedule, none of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1997 Company SEC Documents was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1997 Company SEC Documents), and each fairly presents in all material respects, the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited interim financial statements (i) shall be read in conjunction with the

Company's consolidated financial statements contained in the Company's 1999 Annual Report on Form 10-K, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    Section 2.08  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 of the Company Disclosure Schedule or the Company SEC Documents, since September 30, 2000, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances, including any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company Charter Documents; (iii) any material changes to any Company Employee Plans or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals; (iv) any material change by the Company in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date of this Agreement); or (v) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

    Section 2.09  NO UNDISCLOSED LIABILITIES; RETAINED LIABILITIES.

    (a) Except as set forth in Section 2.09 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of September 30, 2000, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (the "2000 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2000 Balance Sheet, (c) incurred since September 30, 2000 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Section 2.09 of the Company Disclosure Schedule sets forth a list of all purchase and sale contracts or agreements relating to the sale and/or divestiture of product lines, businesses and/or assets since January 1, 1994 and prior to the date hereof pursuant to which the Company now has or is reasonably expected in the future to have any material liability under such contracts or agreements.

    Section 2.10 ABSENCE OF LITIGATION. Except as set forth in Section 2.10 and Section 2.19(c) of the Company Disclosure Schedule or the Company SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.11 EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) "COMPANY EMPLOYEE PLANS" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), all non-U.S. non-statutory plans and all other U.S. and non-U.S. non-statutory bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), written or otherwise, as amended, modified or supplemented, currently in effect or currently being maintained or administered for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or a subsidiary of the Company. The term "Affiliate Plan" shall mean any other such plan, program or arrangement with respect to which the Company or any subsidiary of the Company has or could reasonably be expected to have any liability, either as a member of a controlled group of corporations or trades or businesses as defined under section 414 of the Code and comparable provisions of ERISA, or by contractual arrangement.
Section 2.11(a) of the Company Disclosure Schedule lists each Company Employee Plan and each Affiliate Plan. With respect to each plan included on the Company Disclosure Schedule the Company shall indicate (i) whether such plan includes a change of control provision, including, without limitation, provisions referring to a "Forced Takeover," to the extent such provision may be relevant to the Merger, (ii) with respect to employee benefit welfare plans, whether such plan is fully insured or has a stop-loss insurance contract and (iii) whether any employees have entered into an agreement or a provision of an agreement prohibiting or restricting such employee from accepting employment or otherwise engaging in activity that is in competition with the business of the Company or its subsidiaries (other than with respect to the use of confidential information or trade secrets) after the termination of such individual's employment with the Company. With respect to each Company Employee Plan listed in Section 2.11(a) of the Company Disclosure Schedule the Company has provided or made available to Parent (or in the case of any non-U.S. Company Employee Plan, will provide or make available as soon as practicable, but in no event later than thirty
(30) days after the date hereof) copies of (i) each such written Company Employee Plan (or a written description in English of any Company Employee Plan which is not written and, with respect to Company Employee Plans covering 50 or more participants, a written description in English of any such plan that is written in a language other than English) and any related trust agreement, insurance and other contract (including a policy), the most recently prepared summary plan description, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description, and communications distributed to plan participants that could reasonably be expected to materially modify the terms of any Company Employee Plan, whether through information actually conveyed in the communication or a failure to convey information, (ii) the three most recent annual reports on Form 5500 series (or equivalent filing with respect to non-U.S. plans), with accompanying schedules and attachments, filed with respect to each U.S. or non-U.S. non-statutory Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation, if any, for each Company Employee Plan and Affiliate Plan subject to Title IV of ERISA and all non-U.S. pension and post-retirement welfare plans, (iv) the latest reports which have been filed with the Department of Labor ("DOL") to satisfy the alternative method of compliance for pension plans for certain selected employees pursuant to DOL regulation Section 2520.104-23 and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

    (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Company Employee Plans or Affiliate Plans promises or provides medical or other welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company or its subsidiary or affiliate terminates, other than as required by
Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state laws; (ii) none of the Company Employee Plans or Affiliate Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no non-U.S. Company Employee Plan is a multiemployer plan and no Company Employee Plan or Affiliate Plan has incurred any withdrawal liability that remains unsatisfied and the transactions contemplated herein will not result in the assessment of any withdrawal liability; (iii) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any other party in interest (as defined in Section 3(14) of ERISA) or disqualified person (as defined in Section 4975 of the Code) has engaged in a transaction with respect to any Company Employee Plan or Affiliate Plan which could subject the Company or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) neither the Company nor any of its executives, nor to the Company's knowledge, any other fiduciary of any of the Company Employee Plans has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; (v) all Company Employee Plans and, to the knowledge of the Company, all Affiliate Plans have been established and maintained in accordance with their terms and have been operated in compliance in all material respects with the requirements of applicable law (including, but not limited to, to the extent applicable, the notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998) (vi) each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to impair such determination, taking into account available correction programs; (vii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, insurance contract or policy, or otherwise) have been made on or before their due dates (including any extensions thereof); (viii) with respect to each Company Employee Plan and Affiliate Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred with respect to which the Company or one of its subsidiaries has any outstanding liability and no Company action has occurred that resulted or will result in any liability for any non-U.S. Company Employee Plan; (ix) none among the Company or any subsidiary thereof has incurred (or could reasonably be expected to incur) any liability that remains unsatisfied, or reasonably expects to incur any liability, under Title IV of ERISA with respect to either a Company Employee Plan or an Affiliate Plan including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course); (x) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no pending or to the Company's knowledge threatened, claims, investigations or causes of action with respect to any U.S. or non-U.S. non-statutory Company Employee Plan or Affiliate Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company or any subsidiary of the Company, any Company director, officer or employee, any Company Employee Plan, or Affiliate Plan or any fiduciary of a Company Employee Plan or Affiliate Plan; and (xi) each Company Employee Plan that provides for the provision of post-termination or post-retirement welfare benefits may by its terms be amended or terminated at any time subject to applicable law.

    (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422 of the Code (an "ISO"), and the expiration date of such option;
(ii) any shares of Company Common Stock that are restricted or subject to performance-based vesting; and (iii) any other award or right (including share units), directly or indirectly, to receive Company Common Stock (or any other unit of Company equity) or any amount payable by reference to Company Common Stock (or any other unit of Company equity), together with the number of shares of Company Common Stock (or any other unit of Company equity) subject to such right.

    (d) To the extent not already included and so labeled in Section 2.11(a) or such other section of the Company Disclosure Schedule as is specifically referenced in Section 2.11(d) of the Company

Disclosure Schedule, Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete (i) list of all material outstanding agreements with any consultants who provide services to the Company or any of its subsidiaries;
(ii) list of all material agreements with respect to the services of independent contractors or leased employees who provide services to the Company or any of its subsidiaries, whether or not they participate in any of the Company Employee Plans; (iii) description of any situation in which a material portion of the workforce of a component of the Company or its subsidiaries, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of non-common law employees, whether consultants, independent contractors or otherwise, which description shall include, if applicable, representative samples of agreements with such non-common law employees and
(iv) list of all worker council agreements of the Company or any of its subsidiaries with or relating to its employees. Section 2.11(d) of the Company Disclosure Schedule shall indicate which, if any, of such agreements includes a change in control provision.

    (e) Except as set forth in Section 2.11(e) of the Company Disclosure
Schedule: (i) the PBGC has not instituted proceedings to terminate any Company Employee Plan or, to the knowledge of the Company, an Affiliate Plan, that is subject to Title IV of ERISA (each, a "DEFINED BENEFIT PLAN"); (ii) no Defined Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, nor have any extensions of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA been applied for with respect thereto; (iii) since the date of the most recent actuarial report prepared by each such plan's actuary with respect to that plan's most recently completed fiscal year, to the knowledge of the Company, nothing has occurred that would materially adversely affect the funding status of such plan; (iv) all applicable premiums required to be paid to the PBGC with respect to the Defined Benefit Plans have been paid; and (v) no facts or circumstances exist with respect to any Defined Benefit Plan which would give rise to a material lien on the assets of the Company under Section 4068 of ERISA or otherwise.

    (f) Except as set forth in Section 2.08 or 2.11(f) of the Company Disclosure Schedule, since December 31, 1999, neither the Company nor any of its subsidiaries has announced, proposed or agreed to any increase in benefits under any Company Employee Plan (or to the creation or implementation of new benefits or new plans), any change in employee coverage which would increase the expense of maintaining any Company Employee Plan, or the grant of any Company Stock Options or other equity based awards or benefits.

    (g) Except as set forth in Section 2.08 or 2.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company, (ii) result in any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company, or (iv) result in any "PARACHUTE PAYMENT" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

    (h) Except as set forth in Section 2.11(h) of the Company Disclosure Schedule, to the knowledge of the Company, each non-U.S. Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans with which such non-U.S. Company Employee Plan is intended to qualify) and has been maintained in good standing with applicable regulatory authorities. Except as set forth on Section 2.11(h) of the Company Disclosure Schedule, since the date of the most recent actuarial report prepared by each such plan's actuary with respect to that plan's most recently completed fiscal year, nothing has occurred that would adversely affect the funding status of such plan.

    (i) Except as set forth in Section 2.11(i) of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending or threatened to be brought by or filed with any governmental authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of section 414(n) of the Code) rather than as an employee, and no conditions exist under which the Company or any of its subsidiaries could incur any such liability.

    (j) Except as set forth in Section 2.11(j) of the Company Disclosure Schedule, each Company Employee Plan that provides for deferred compensation and is not qualified under section 401(a) of the Code is fully funded through a rabbi trust, insurance policy or otherwise.

    Section 2.12  EMPLOYMENT AND LABOR MATTERS.  Except as set forth in
Section 2.11(b) or Section 2.12 of the Company Disclosure Schedule or the Company SEC Documents:

        (a) Each of the Company and its subsidiaries is in compliance, and has not failed to be in compliance as a result of which it could reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Company including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant governmental authority, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (b) There is no litigation, suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees which in each case would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (c) Neither the Company nor any of its subsidiaries is a party to any U.S. or non-U.S. collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries.

        (d) Neither the Company nor any of its subsidiaries is in breach of any U.S. or non-U.S. collective bargaining agreement or labor union contract, or has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

    Section 2.13  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.

    (a) Subject to the accuracy of the representations of Parent and Merger Sub in Section 3.10:

        (i) the information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

        (ii) the information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS") will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC or first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

    (b) If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, the Company shall promptly inform Parent and Merger Sub.

    (c) The Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act and the Exchange Act.

    (d) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Guarantor, Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement/ Prospectus.

    Section 2.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, or restricting any transactions (including payment of dividends and distributions) between the Company and its subsidiaries, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.15 PROPERTIES. (a) Except as set forth in Sections 2.15(a) and 2.19(b) of the Company Disclosure Schedule or the Company SEC Documents, the Company and each of its subsidiaries have good title to all of their owned real properties and other owned assets used in their current operations, free and clear of all liens, charges and encumbrances, except (i) liens for taxes not yet due and payable, (ii) such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) liens which secure indebtedness reflected in the 2000 Balance Sheet and identified as such in the Company SEC Documents; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as set forth in Section 2.15(b) of the Company Disclosure Schedule or the Company SEC Documents, (i) all buildings, structures, fixtures and other improvements located on and affixed to the real properties of the Company and its subsidiaries are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, and are adequate for the uses to which they are being put and
(ii) each item of tangible personal property of the Company and its subsidiaries is in good operating condition and repair, ordinary wear and tear excepted, is free from latent and patent defects and is suitable for immediate use in the ordinary course of business, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

    Section 2.16 TAXES. Except as set forth in Section 2.16 of the Company Disclosure Schedule:

        (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2000 Balance Sheet have been established or which are being contested in good faith. Except as set forth in Section 2.16(a) of the Company Disclosure Schedule, there are no material claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or, to the knowledge of the Company, threatened audits or investigations for or relating to any material liability in respect of any Taxes, and the Company has not been notified in writing of any proposed material Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 2000 Balance Sheet have been established or which are being contested in good faith). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Taxes. Other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of the Company or its subsidiaries that require the Company or its subsidiaries (as applicable) to indemnify a purchaser or purchase group for material amounts of Taxes of the Company or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to Taxes.

        (b) For purposes of this Agreement, the term "TAX" shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "TAX RETURN" shall mean a report, return or other information

    (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

    Section 2.17  ENVIRONMENTAL MATTERS.  (a) Except as set forth in
Section 2.17(a) of the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with the Environmental Laws, which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

    (c) Except as set forth in Section 2.17(c) of the Company Disclosure Schedule or in the Company SEC Documents, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 2.17(d) of the Company Disclosure Schedule (it being understood that, although the representations set forth in clauses (i)-(iv) of this Section 2.17(d) apply to assets and/or properties previously owned or leased by the Company, the Company will not be able to include in Section 2.17(d) of the Company Disclosure Schedule matters as to which it does not have knowledge) or the Company SEC Documents, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls ("PCBS") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

    (e) For purposes of this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the Company) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, release or threat of release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

        (ii) "ENVIRONMENTAL LAWS" means, as they exist on the date hereof, all applicable United States federal, state, local and non-United States laws, regulations, codes and ordinances, relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

       (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

    Section 2.18 BROKERS. No broker, finder or investment banker, other than Credit Suisse First Boston and Quarterdeck Investment Partners (the "COMPANY FINANCIAL ADVISORS"), the fees and expenses of each of which will be paid by the Company, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and each of the Company Financial Advisors pursuant to which each such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    Section 2.19  INTELLECTUAL PROPERTY

    (a) As used herein, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks, copyrights, and registrations and applications therefor, licenses, trade names, Internet domain names, know-how, trade secrets, computer software programs and development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "COMPANY INTELLECTUAL PROPERTY ASSETS" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

    (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all the Company Intellectual Property Assets that are used in the business of the Company and its subsidiaries as currently conducted, without infringing or violating the rights of others.

    (c) Except as disclosed in Section 2.19(c) of the Company Disclosure Schedule, no material claims (i) are currently pending or, to the knowledge of the Company, are threatened by any person with respect to the Company Intellectual Property Assets, or (ii) are currently pending or, to the knowledge of the Company, threatened by any person with respect to the Intellectual Property Assets of a third party (the "THIRD PARTY INTELLECTUAL PROPERTY ASSETS") to the extent arising out of any manufacture, importation, offer for sale, reproduction or distribution of, or of products or methods covered by, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

    (d) Except as disclosed in Section 2.19(d) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Company, there are no valid grounds for any bona fide claim to the effect that the manufacture, importation, offer for sale, sale, licensing or use of any product, system or method now manufactured, imported, used, offered for sale, sold, reproduced or licensed or proposed for manufacture, importation, use, offer for sale, sale, reproduction or license by or for the Company or any of its subsidiaries infringes any Third Party Intellectual Property Assets.

    (e) Section 2.19(e) of the Company Disclosure Schedule sets forth a list of
(i) all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications, material common law trademarks, material trade dress and material slogans, and all trade names owned by the Company and/or each of its subsidiaries worldwide; (iii) all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide; (iv) all Internet domain name registrations owned by the Company and/or its subsidiaries worldwide; and (v) to the Company's knowledge, all licenses of the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names, copyrights or Internet domain names listed in Section 2.19(e) of the Company Disclosure Schedule which are material to the Company or (B) a licensee of any other person's patents, trade names, trademarks, service marks, copyrights or Internet domain names material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as set forth in
Section 2.19(e)(v) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications, Internet domain names and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (f) To the knowledge of the Company, except as set forth in
Section 2.19(e)(v) or 2.19(f) of the Company Disclosure Schedule or the Company SEC Documents: (i) each patent, trademark, service mark and copyright application and registration of the Company and/or each of its subsidiaries is valid, subsisting of record in the Company of such subsidiary, and enforceable and (ii) each material license of the Company Intellectual Property Assets and of any Third Party Intellectual Property Assets listed in Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting in the Company or its subsidiaries, and enforceable.

    (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

    Section 2.20  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 2.20 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the Company's proxy statement dated April 13, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    Section 2.21 INSURANCE. Section 2.21 of the Company Disclosure Schedule lists all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries. Except as set forth in Section 2.21 of the Company Disclosure Schedule, all such policies are with reputable insurance carriers and provide coverage amounts which the Company reasonably believes are both adequate for all normal risks incident to the current business of the Company and its subsidiaries and their respective properties and assets, and appropriate for the businesses currently conducted by the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.22  PRODUCT LIABILITY AND RECALLS.  (a) Except as set forth in
Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no claim, pending or threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product currently manufactured, sold or produced by the Company or any of its Subsidiaries or performance of any service currently performed by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its current products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as set forth in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Documents, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company or any of its subsidiaries, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor has there been any such recall or investigation since December 28, 1997.

    Section 2.23 COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT. Since December 28, 1997, none of the Company nor any of its subsidiaries has committed a material violation of the United States Foreign Corrupt Practices Act or any law, rule or regulation of any other jurisdiction to the same effect.

    Section 2.24 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has been advised by Credit Suisse First Boston to the effect that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to the holders of the Shares, assuming no adjustment of the Exchange Ratio pursuant to Section 7.01(j).

    Section 2.25 RIGHTS AGREEMENT. The Board of Directors of the Company has authorized and approved an amendment to the Rights Agreement to the effect that
(i) none of Parent, Merger Sub and their respective affiliates, either individually or as a group, shall become an "Acquiring Person" (as defined in the Rights Agreement) by virtue of the approval, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or any announcement of the same, (ii) no Distribution Date, Section 11(a)(ii) Event,
Section 13 Event, Stock Acquisition Date or Triggering Event (as each such term is defined in the Rights Agreement) shall occur by virtue of the approval, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or any announcement of the same. The Company and the Rights Agent (as defined in the Rights Agreement) shall execute such amendment to the Rights Agreement no later than the second business day following the date hereof.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    Section 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of Guarantor, Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each of Guarantor, Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent has heretofore made available to the Company true and complete copies of Guarantor's Memorandum of Association and Bye-Laws, as amended to date (the "GUARANTOR CHARTER DOCUMENTS").

    (b) Each subsidiary of Guarantor is an entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of organization, has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. All of Guarantor's significant subsidiaries and their respective jurisdictions of incorporation are included in the subsidiary list contained in Guarantor's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

    Section 3.02 CAPITALIZATION. (a) The authorized capital stock of Guarantor consists of 2,500,000,000 Guarantor Common Shares and 125,000,000 Preference Shares, par value $1.00 per share ("GUARANTOR PREFERENCE SHARES"). As of
January 19, 2001, (i) 1,750,373,296 Guarantor Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of preemptive or similar rights, (ii) no Guarantor Preference Shares were outstanding and
(iii) no more than 14,000,000 Guarantor Common Shares and no Guarantor Preference Shares were held by subsidiaries of Guarantor. As of December 31, 2000, no more than 180,000,000 Guarantor Common Shares were reserved for issuance upon exercise of stock options issued under Guarantor's stock option plans.

    (b) Except (i) as set forth in Section 3.02(a), (ii) for changes since December 31, 2000 resulting from the exercise of stock options, (iii) for Liquid Yield Option Notes (LYONS) issued by Guarantor or its subsidiary and reflected in the notes to Guarantor's consolidated financial statements included in Guarantor's 2000 Form 10-K and changes resulting from the exchange therefor,
(iv) for other rights to acquire immaterial amounts of Guarantor Common Shares and changes resulting from the exercise thereof, (v) for changes resulting from the grant of stock based compensation to directors or employees or (vi) for changes resulting from the issuance of stock in connection with a merger or other acquisition or business combination or an underwritten public offering determined by Guarantor's Board of Directors to be in the best interests of Guarantor and its shareholders, there are no outstanding (x) shares of capital stock or voting securities of Guarantor, (y) securities of Guarantor convertible into or exchangeable for shares of capital stock or voting securities of Guarantor or (z) options or other rights to acquire from Guarantor or other obligation of Guarantor to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Guarantor. There are no outstanding obligations of Guarantor or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its equity securities.

    (c) The Guarantor Common Shares to be delivered as Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

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
    Section 3.03 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The execution, delivery and performance by Guarantor, Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, are within the respective corporate powers of Guarantor, Parent and Merger Sub and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, and the Guarantee has been duly and validly executed and delivered and constitutes a valid and binding agreement of Guarantor enforceable against it in accordance with its terms.

    (b) At a meeting duly called and held, or by written consent in lieu of meeting, the respective Boards of Directors of Parent and Merger Sub, as applicable, have (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent, Merger Sub and their respective stockholders, as applicable, and
(ii) unanimously adopted this Agreement and approved the transactions contemplated hereby. At a meeting duly called and held, Guarantor's Board of Directors has approved the Guarantee and the transactions contemplated thereby and the issuance of the Guarantor Common Shares to be delivered to the Company stockholders in connection with the Merger.

    Section 3.04 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby, as applicable, require no action by or in respect of, or filing with, any Governmental Authority, other than
(i) the filing of Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act and applicable Non-U.S. Monopoly Laws,
(iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws, NASDAQ, the NYSE, the Bermuda Stock Exchange and the London Stock Exchange, (iv) compliance with Environmental Health and Safety Laws and (v) any actions or filings the absence of which would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or the ability of Guarantor to fulfill its obligations under the Guarantee.

    (b) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, do not and will not
(i) contravene, conflict with, or result in any violation or breach of any provision of the Guarantor Charter Documents or the articles of incorporation or by-laws of Parent or Merger Sub (or equivalent organizational documents),
(ii) assuming compliance with the matters referred to in Section 3.04(a), contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to Guarantor or any of its subsidiaries, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Guarantor or any of its subsidiaries is entitled under any provision of any Material Agreement or instrument binding upon Guarantor or any of its subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its subsidiaries; PROVIDED that, for purposes of this subsection 3.04(b)(iii), "Material Agreement" shall mean any agreement identified in Guarantor's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 or any agreement entered into since September 30, 2000 that would be required to be so identified in Guarantor's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 or (iv) result in the creation or imposition of any encumbrance on any material asset of Guarantor or any of its subsidiaries.

    Section 3.05 COMPLIANCE. Except as set forth in the reports, schedules, forms, statements and other documents (the "GUARANTOR SEC DOCUMENTS") filed by the Guarantor with the SEC since September 30, 2000 and prior to the date of this Agreement, neither Guarantor nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Guarantor or any of its subsidiaries or by which its or any of their respective properties is bound or affected or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To Parent's knowledge, no investigation by any Governmental Authority with respect to Guarantor or any of its subsidiaries is pending or threatened, except as set forth in the Guarantor SEC Documents.

    Section 3.06 SEC FILINGS; FINANCIAL STATEMENTS. (a) Guarantor has filed with the SEC all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since September 30, 1998 (the "POST-1998 GUARANTOR SEC DOCUMENTS"). Except as set forth in the Guarantor SEC Documents, such reports, schedules, forms statements and other documents were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With the exception of Tycom Ltd., none of the Guarantor's subsidiaries is required to file with the SEC periodic reports pursuant to the Exchange Act.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Guarantor SEC Documents were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1998 Guarantor SEC Documents), and each fairly presents in all material respects, the consolidated financial position of Guarantor and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited interim financial statements
(i) shall be read in conjunction with the Guarantor's consolidated financial statements contained in the Guarantor's 2000 Annual Report on Form 10-K, and
(ii) were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount.

    Section 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Guarantor SEC Documents, since September 30, 2000, the business of Guarantor and its subsidiaries has been conducted in the ordinary course and there has not occurred: (i) any changes, effects or circumstances, including any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Guarantor Charter Documents, except as provided in Section 4.03(a); (iii) any material change by Guarantor in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date of this Agreement); or (iv) any sale of a material amount of assets of Guarantor, except in the ordinary course of business.

    Section 3.08 NO UNDISCLOSED LIABILITIES. Except as set forth in the Guarantor SEC Documents, neither Guarantor nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities
(i) in the aggregate adequately provided for in Guarantor's balance sheet

(including any related notes thereto) as of September 30, 2000 included in Guarantor's 2000 Form 10-K for the fiscal period ended September 30, 2000 (the "2000 GUARANTOR BALANCE SHEET"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2000 Guarantor Balance Sheet, (iii) incurred since September 30, 2000 in the ordinary course of business, (iv) incurred in connection with this Agreement, or the Merger or the other transactions contemplated hereby, or (v) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.09 ABSENCE OF LITIGATION. Except as set forth in the Guarantor SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Guarantor, threatened against Guarantor or any of its subsidiaries, or any properties or rights of Guarantor or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.10 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of the Company in Section 2.13:

        (i) the registration statement on Form S-4 (or on such other form as shall be appropriate) (as it may be amended, the "REGISTRATION STATEMENT"), pursuant to which the Guarantor Common Shares to be delivered to the stockholders of the Company by Parent in connection with the Merger will be registered with the SEC, shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading; and

        (ii) the information supplied by Guarantor, Parent or Merger Sub for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC or first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

    (b) If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company.

    (c) The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act and the rules and regulations thereunder.

    (d) Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

    Section 3.11 BROKERS. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Guarantor who might be entitled to any fee or commission from Parent, Guarantor or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

    Section 3.12 OWNERSHIP OF PARENT AND MERGER SUB. Merger Sub is a direct, wholly-owned subsidiary of Parent, and Parent is a direct, wholly-owned subsidiary of Guarantor.

    Section 3.13 NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) Except for obligations or liabilities incurred by Merger Sub in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    Section 3.14 OWNERSHIP INTEREST IN THE COMPANY. Other than by reason of this Agreement or the transactions contemplated hereby, neither Parent nor any of its affiliates is, or has been during the past three years, an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL or a "related company," "an affiliate of a related company" or "an associated person of a related company," as those terms are defined in Article SIXTH of the Company's Amended and Restated Certificate of Incorporation.

    Section 3.15 NO VOTE REQUIRED. No vote of the shareholders of Guarantor is required by law, Guarantor's Charter Documents or otherwise in order for Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby, as applicable.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 4.01 CONDUCT OF BUSINESS BY THE COMPANY. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, and except as set forth in
Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which, in the case of clauses (c), (d)(iv), (e), (f),
(h) or (i), will not be unreasonably withheld or delayed:

        (a) amend or otherwise change the Company Charter Documents;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof;

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice,
    (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $1 million in the aggregate);

        (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except (A) as contemplated by this Agreement, (B) as required by the terms of any security as in effect on the date hereof and set forth in Section 4.01(d) of the Company Disclosure Schedule and (C) to the extent necessary to effect withholding to meet minimum tax withholding obligations in connection with the exercise of any Company Stock Option, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a Stockholder equity interest in the Company, or (v) make any cross-border capital contributions to a subsidiary;

        (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof other than those listed on
    Section 4.01(e) of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowings under the Company's or any of its subsidiaries' existing credit facilities listed on Section 4.01(e) of the Company Disclosure Schedule not in excess of $2 million; (iii) issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (but not loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase shares of the Company Common Stock); or (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $5 million over the next 12 month period; or (v) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

        (f) (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees of the Company or its subsidiaries, including in connection with promotions, in accordance with past practices; or (ii) grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into or amend any employment or severance agreement, with any current or prospective employee of the Company or any of its subsidiaries, except for new hire employees in the ordinary course of business whose annual salary does not exceed $100,000 and whose severance benefits do not exceed one times annual salary; or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law;

        (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP or the interpretations thereof occurring after the date hereof;

        (h) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

        (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $1 million in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents or incurred in the ordinary course of business and consistent with past practice; or

        (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    Section 4.02  NO SOLICITATION.

    (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company, at any time prior to the adoption of this Agreement at the Company's Stockholders Meeting, from (i) furnishing information to a third party which has made a BONA FIDE Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has, prior to its receipt of such information, executed an agreement with confidentiality provisions no less favorable (taken as a whole) to the Company than those then in effect between the Company and a subsidiary of Guarantor or
(ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement; PROVIDED, HOWEVER, that, as to each of clauses (i) and (ii), the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Calfee, Halter & Griswold
LLP) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    For purposes of this Agreement, "ALTERNATIVE TRANSACTION" means any of
(i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any significant subsidiary of the Company, other than the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

    For purposes of this Agreement, "SUPERIOR PROPOSAL" means any proposal made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or marketable securities, all of the Company Common Stock entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its stockholders than the Merger Consideration taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent; PROVIDED, HOWEVER, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions (other than financing conditions), including by way of example, those contained herein.

    (b) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also promptly notify Parent, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

    (c) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Calfee, Halter & Griswold LLP) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into of any Acquisition Proposal, it may take such contrary action only after the second full business day following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the adoption by such Board of Directors of this Agreement or its approval of the Merger.

    (d) The Company and the Board of Directors of the Company shall not
(i) redeem the rights (the "RIGHTS") issued under the Rights Agreement, dated as of December 15, 1998, as amended, between the Company and National City Bank, as Rights Agent (the "RIGHTS AGREEMENT"), or waive or amend any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction, or (ii) enter into any agreement with respect to (other than a confidentiality agreement entered into not in violation of Section 4.02(a)), or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative

Transaction, unless this Agreement has been terminated in accordance with its terms. It is understood and agreed that a deferral of the distribution of Rights following the commencement of a tender offer or exchange offer shall not be prohibited hereunder.

    (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position required by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation or by NASDAQ.

    (f) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party, other than agreements with the Company's customers and suppliers entered into in the ordinary course of business.

    (g) The Company shall ensure that the officers and directors of the Company and the Company subsidiaries and any investment banker or other advisor or representative retained by the Company, or providing services to the Company, in connection with the transactions contemplated hereby are aware of the restrictions described in this Section 4.02. It is understood that any violation of the restrictions set forth in this Section 4.02 by any officer or director of the Company or the Company subsidiaries and any investment banker, attorney or other advisor or representative of the Company shall be deemed to be a breach of this Section 4.02 by the Company.

    Section 4.03 CONDUCT OF BUSINESS BY GUARANTOR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall take all action necessary so that (i) Guarantor shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Guarantor or its subsidiaries in contemplation of consummation of the Merger or other business acquisitions, and (ii) Guarantor shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the
Company:

        (a) amend or otherwise change the Guarantor Charter Documents, except as proposed in Guarantor's proxy statement for its 2001 annual general meeting of shareholders filed with the SEC on January 29, 2001;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would, or would reasonably be expected to, materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement;

        (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Guarantor may declare and pay a dividend to its parent, and except that Guarantor may declare and pay quarterly cash dividends on the Guarantor Common Shares of up to $0.0125 per share consistent with past practice;

        (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

        (e) take or agree in writing or otherwise to take any of the actions described in Sections 4.03(a) through (d) above, or any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    Section 5.01  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

    (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall, and Parent shall cause Guarantor to, prepare and file with the SEC, preliminary proxy materials which shall constitute the Proxy Statement/Prospectus and, if the parties so agree at the time, the Registration Statement. As promptly as reasonably practicable after comments are received from the SEC thereon and after the furnishing by the Company and Guarantor of all information required to be contained therein, the Company shall, and Parent shall, and shall cause Guarantor to, file with the SEC, the definitive Proxy Statement/Prospectus and the Registration Statement (or, if the Registration Statement has been previously filed, an amendment thereto) relating to the adoption of this Agreement by the Company's stockholders as set forth in
Section 2.04(c) and the other transactions contemplated hereby, and to the payment of the Merger Consideration in the form of Guarantor Common Shares pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and the Company shall mail the Proxy Statement/Prospectus to its stockholders as soon thereafter as reasonably practicable. Parent shall also cause Guarantor to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the issuance of Guarantor Common Shares in connection with the Merger, and the Company shall furnish to Guarantor all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus.

    No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement/Prospectus will be made by the Company or Guarantor, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after Guarantor receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Guarantor Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information.

    If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

    (b) Parent shall cause Guarantor to include as an exhibit to the Registration Statement tax opinions of PricewaterhouseCoopers LLP and Calfee, Halter & Griswold LLP, in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations, warranties, covenants and assumptions set forth in such opinions, that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation
Section 1.367(a)-(3)(c) (other than with respect to Company stockholders who are or will be "five-percent transferee stockholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), and that each of Guarantor, Parent and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code.

    (c) The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of adoption of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.01 or
Section 5.02, the Company shall not be obligated to take the action set forth in the preceding sentence of this Section 5.01(c) or to take the actions set forth in the second sentence of Section 5.02 to the extent that the Board of Directors of the Company determines (after due consultation with independent counsel, which may be Calfee, Halter & Griswold LLP) that such action is, or it is reasonably likely that such action is, inconsistent with the proper discharge of its fiduciary duties.

    Section 5.02 COMPANY STOCKHOLDERS MEETING. The Company shall establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the adoption of this Agreement, and the Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders and to hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall solicit from its stockholders proxies in favor of adoption of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such adoption.

    Section 5.03 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) and Parent shall take all action necessary such that Guarantor and its subsidiaries shall (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to the properties, books, contracts, commitments and records of the Company or the Guarantor, as applicable, and,
(ii) during such period, furnish promptly to the other all information concerning the business, properties and personnel of the Company or the Guarantor, as applicable, as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's or Guarantor's, as applicable, business, properties and personnel as either Parent or the Company may reasonably request. Such information shall be kept confidential in accordance with the terms of the confidentiality agreement, dated September 5, 2000 (the "CONFIDENTIALITY AGREEMENT"), between an affiliate of Guarantor and the Company.

    Section 5.04  CONSENTS; APPROVALS.

    (a) Subject to Section 5.08, the Company and Parent shall each use its reasonable best efforts (and Parent shall cause Guarantor to use its reasonable best efforts) to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company and Parent shall make (and Parent shall cause Guarantor to make) all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish (and Parent shall cause Guarantor to furnish) all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States governmental body in connection with the transactions contemplated by this Agreement.

    (b) The Company shall, and Parent shall and shall cause Guarantor to, notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any other filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any other filing. The Company shall, and Parent shall and shall cause Guarantor to, cause all documents that it is responsible for filing with the SEC or other regulatory authorities under Section 5.01 and this Section 5.04 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement/Prospectus or any other filing, the Company will, or Parent will cause Guarantor to, as the case may be, promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials and/or mailing to stockholders of the Company, such amendment or supplement.

    Section 5.05 AGREEMENTS WITH RESPECT TO AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter identifying all persons who, at the Effective Time, are anticipated to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent prior to the Effective Time a written agreement in connection with restrictions on affiliates under Rule 145 under the Securities Act in a form mutually agreeable to the Company and Parent.

    Section 5.06  INDEMNIFICATION AND INSURANCE.

    (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company Charter Documents, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

    (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present and former director or officer of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative,
(x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time (which may be Calfee, Halter & Griswold LLP or otherwise) shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Surviving Corporation for such payments in the circumstances and to the extent required by the Company Charter Documents, any applicable contract or agreement with such Indemnified Party or applicable law, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED FURTHER that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

    (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the parties under such agreements being referred to as the "COVERED PERSONS") with the Company's directors and officers existing at or before the Effective Time, provided such agreements do not violate Section 4.01(f).

    (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers (as defined to mean those persons insured under such policy) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O INSURANCE") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

    (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons.

    Section 5.07 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of

Section 7.01(h) unless and except to the extent that the failure to give such notice results in material prejudice to the other party.

    Section 5.08  FURTHER ACTION/TAX TREATMENT.

    (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to, and Parent shall cause Guarantor to use all reasonable efforts to, take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall include the obligation by Guarantor to agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) which are not material to Guarantor or the Company (but shall not include any obligation by Guarantor to agree to divest, abandon, license, hold separate or take similar action with respect to any material assets (tangible or intangible) of Guarantor or the Company). For this purpose, assets shall be deemed not to be material to the Company, only if they account for no more than 5% of the total revenues of the Company and its subsidiaries taken as a whole, or to Guarantor, only if they account for no more than 0.3% of the total revenues of Guarantor's Fire and Security Group.

    (b) Each of Parent, Merger Sub and the Company shall, and Parent shall cause Guarantor to, use its reasonable best efforts to cause the Merger to qualify, and will not (both before and after the Effective Time) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-(3)(c) (other than with respect to Company stockholders who are or will be "five-percent transferee stockholders" within the meaning of Treasury Regulation
Section 1.367(a)-3(c)(5)(ii)). Parent shall, and shall cause the Surviving Corporation and Guarantor to, report, to the extent required by the Code or the regulations thereunder, the Merger for income tax purposes as a reorganization within the meaning of Section 368 of the Code. Each of Parent and the Company shall make, and shall cause their affiliates to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by PricewaterhouseCoopers LLP and Calfee, Halter & Griswold LLP in order for such firms to render their opinions referred to in Section 5.01(b).

    Section 5.09 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing (and in the case of Parent, before Guarantor issues) any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the applicable rules and regulations of the SEC (including, without limitation, Rules 165 and 425 under the Securities Act and Rule 14a-12 under the Exchange
Act), NYSE or NASDAQ if it has used all reasonable efforts to consult with the other party.

    Section 5.10  GUARANTOR COMMON SHARES.

    (a) Parent shall obtain from Guarantor, and shall cause Guarantor to transfer to Parent, the Guarantor Common Shares to be delivered by Parent to the holders of Company Common Stock in the Merger.

    (b) Parent shall cause Guarantor to use its best efforts to cause the Guarantor Common Shares to be delivered by Parent to the holders of Company Common Stock in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

    (c) Parent shall cause Guarantor on a timely basis to take any action required to be taken under non-U.S. securities laws in connection with the issuance of Guarantor Common Shares in the Merger.

    Section 5.11 STOCK OPTIONS AND ESPP. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, with respect to each outstanding Company Stock Option, the terms of which permit the Company, upon full exercisability, to terminate such Stock Option as of the Effective Time (each such Company Stock Option, a "CASH-OUT OPTION"), the Board of Directors of the Company (or the appropriate committee thereof) shall cause such Cash-Out Option to (i) become exercisable in full as of or immediately prior to the Effective Time and (ii) expire as of the Effective Time, and to thereby constitute the right to receive an amount in cash equal to the positive difference, if any, between (A) the product of the Exchange Ratio and the Average Share Price, multiplied by the number of shares of Company Common Stock for which the Cash-Out Option was exercisable as of or immediately prior to the Effective Time and (B) the aggregate exercise price for the Company Common Stock purchasable pursuant to such Cash-Out Option. Any Cash-Out Option, the exercise price of which as of the Effective Time equals or exceeds the amount equal to the product of the Exchange Ratio and the Average Share Price, shall be cancelled and be of no further force and effect as of the Effective Time.

    (b) At the Effective Time, and subject to the last sentence of this
Section 5.11(b), Parent shall take all necessary action to provide that each outstanding Company Stock Option under the Company's Director's Stock Option Plan and any other Company Stock Options the terms of which do not permit the Company to terminate such Company Stock Option as of or immediately prior to the Effective Time, whether or not then exercisable, will continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Option Plan and applicable award agreement (and separation agreement, if applicable) immediately prior to the Effective Time; PROVIDED, HOWEVER, that all Company Stock Options, other than Company Stock Options granted after the date hereof, shall be 100% vested and exercisable at the Effective Time, except that,
(i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole Guarantor Common Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of Guarantor Common Shares and (ii) the per share exercise price for the Guarantor Common Shares issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Stock option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent (each such Company Stock Option, as modified, an "ADJUSTED OPTION"). The foregoing notwithstanding, the Company shall use commercially reasonable efforts to obtain the consent of the holders of Company Stock Options subject to this Section 5.11(b) that such Company Stock Options will be governed by Section 5.11(a) and deemed a Cash-Out Option and not be deemed an Adjusted Option.

    (c) Parent will cause Guarantor to take all corporate action necessary to reserve for issuance a sufficient number of Guarantor Common Shares for delivery upon exercise of the Adjusted Options and, if and to the extent necessary to deliver to holders of Adjusted Options upon the exercise of such options, Guarantor Common Shares registered pursuant to the Securities Act and listed on the NYSE. At the Effective Time, Parent will cause Guarantor to have a sufficient number of Guarantor Common Shares issuable upon exercise of the Adjusted Options registered pursuant to the Securities Act and listed on the NYSE.

    (d) Beginning on the date hereof, the Company shall not establish any new employee stock purchase plans or extend the availability of the Company ESPP to any employees not previously included in the Company ESPP, or, in either case, implement any decisions to do the same, whether or not such decisions have been communicated to employees. The Company shall take such action as is necessary to terminate such plans as of the Effective Time. All shares of Company Common Stock under the Company ESPP shall be issued to participants in a manner such that the shares will be treated as all other shares of Company Common Stock.

    Section 5.12  CERTAIN EMPLOYEE BENEFITS.

    (a) From the Effective Time through December 31, 2001 (the "BENEFITS CONTINUATION PERIOD"), the Surviving Corporation shall provide each person who, as of the Effective Time, is an employee of the Company or any subsidiary of the Company (a "COMPANY EMPLOYEE") with employee benefits that are comparable in the aggregate to those provided to such Company Employee immediately prior to the Effective Time, PROVIDED, HOWEVER, subject to applicable law and contractual restrictions, that the Surviving Corporation shall have the right to amend any Company Employee Plans, including without limitation, any retiree welfare benefit plans or pension benefit plans, in effect as of the Effective Time. Notwithstanding the foregoing, from the Effective Time through the end of the Benefits Continuation Period, the Surviving Corporation shall maintain severance plans, policies and programs for the benefit of each Company employee that are substantially comparable to the severance plans, policies and programs of the Company as in effect for such employee immediately prior to the Effective Time, PROVIDED, HOWEVER, that, except as required by contractual obligation, no such employee shall be entitled to a severance benefit in excess of one year's salary and one year's continuation of health and welfare benefits.

    (b) After the Benefits Continuation Period the Surviving Corporation shall provide the Company Employees with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of subsidiaries of the Guarantor. For the avoidance of doubt, it is understood that the Surviving Corporation shall have no obligation to provide Company Employees with post-termination welfare or pension benefits, except to the extent required by applicable law or contractual agreement.

    (c) With respect to the benefits provided pursuant to this Section 5.12,
(i) service accrued by Company Employees during employment with the Company and its subsidiaries prior to the Effective Time shall be recognized for eligibility and vesting and, except with respect to defined benefit plans, benefit accrual,
(ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Company Employee Plan) and eligibility waiting periods under any group health plan shall be waived with respect to such Company Employees and their eligible dependents, and (iii) Company Employees shall be given credit for amounts paid under a Company Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans maintained by the Surviving Corporation or the applicable subsidiary of the Guarantor.

    (d) With respect to the Company's 1982 Deferred Compensation Plan, 1983 Deferred Compensation Plan, the Scott Technologies, Inc. Senior Executive Benefits Program (collectively the "Deferred Compensation Plans") and any other non-qualified plan providing employees with deferred compensation, the Board of Directors of the Company (or the appropriate committee thereof) shall determine that the Merger will not constitute a Forced Takeover and, with respect to the Deferred Compensation Plans, (i) as of the Effective Time no further benefit accruals shall be made under such plans and (ii) all accrued benefits under such plans shall be paid pursuant to the terms thereof.

    (e) Except as provided in Sections 5.11(b) and 5.12(f), awards payable in shares of Company Common Stock under any Company Employee Plan, program or agreement not paid out or deferred prior to the Effective Time shall be converted to an award payable in cash only, and Guarantor will be under no obligation to issue any Guarantor Common Shares pursuant to any Company Employee Plan, program or agreement after the Effective Time.

    (f) The Company shall amend the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees, the Scott Technologies, Inc. 401(k) Savings Plan for Hourly Paid Employees, the Scott Technologies, Inc. 401(k) Savings Plan for Bargaining Unit Employees, and the Av-Ox 401(k) Profit Sharing Plan, where necessary, to preclude any additional purchases of stock of the Company, as of the date 2 days prior to the Effective Time, and the Company shall communicate this amendment to the participants in such plans.

    (g) It is expressly agreed that (i) the provisions of Section 5.12 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any Company Employees and (ii) except as provided in Section 5.12(a), nothing herein shall prevent the Surviving Corporation or any other subsidiary of Guarantor from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person.

    Section 5.13 ACCOUNTANTS LETTERS. Upon reasonable notice from the other, the Company shall use its best efforts to cause Arthur Andersen LLP to deliver to Parent, and Parent shall use its best efforts to cause PricewaterhouseCoopers to deliver to the Company, a letter covering such matters as are reasonably requested by Parent or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

    Section 5.14 COMPLIANCE WITH STATE PROPERTY TRANSFER STATUTES. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws, except where the failure to so comply will not materially affect the right to use or enjoy any applicable property after the Effective Time. The Company, after consultation with Parent, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Parent with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Parent's prior consent, which consent shall not be unreasonably withheld or delayed. Parent shall provide, and shall cause Guarantor to provide, to the Company any assistance reasonably requested by the Company with respect to such compliance.

    Section 5.15 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees. In no event shall Parent or any affiliate thereof (other than a subsidiary of the Company) reimburse the Company for the payment of such taxes and fees.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    Section 6.01  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

        (b) STOCKHOLDER ADOPTION. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company;

        (c) ANTITRUST. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Guarantor or Guarantor's Fire and Security Group;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any Governmental Authority or before any Governmental Authority or court of competent jurisdiction, United States or non-United States, that is reasonably likely to result in an order, nor shall there be in effect any judgment, decree or order of any Governmental Authority or court of competent jurisdiction, or any other legal restraint
    (i) preventing or seeking to prevent consummation of the Merger,
    (ii) prohibiting or seeking to prohibit, or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Guarantor or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries, or
    (iii) compelling or seeking to compel Guarantor or any of its subsidiaries (including the Surviving Corporation and its subsidiaries) to dispose of or hold separate assets which are material to Guarantor or the Company, as a result of the Merger or the transactions contemplated by this Agreement; PROVIDED that for purposes of this Section 6.01(d), assets shall be deemed to be not material to the Company, only if they account for no more than 5% of the total revenues of the Company and its subsidiaries taken as a whole or to Guarantor, only if they account for no more than 0.3% of the total revenues of Guarantor's Fire and Security Group;

        (e) ILLEGALITY. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

        (f) TAX OPINIONS. The Company shall have received a written opinion of Calfee, Halter & Griswold LLP, and Parent shall have received a written opinion of PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to each of them, on the basis of customary representations, warranties, covenants and assumptions set forth in such opinions, and delivered as of the date of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-(3)(c) (other than with respect to Company stockholders who are or will be "five-percent transferee stockholders" within the meaning of

    Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), and that each of Guarantor, Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

    Section 6.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement,
    (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; PROVIDED, HOWEVER, that unless the Company knowingly breaches Section 4.01(j), the Company shall be deemed to have complied with
    Section 4.01(j) unless the failure to comply with such section also results in the failure of the condition set forth in Section 6.02(a);

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Parent or Guarantor; and

        (d) AFFILIATE AGREEMENTS. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect

    Section 6.03 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct could not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President or Chief Financial Officer of Parent;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent to such effect signed by the President or Chief Financial Officer of Parent;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent, Merger Sub or Guarantor for the authorization, execution and delivery of this Agreement and the Guarantee, as applicable, and the consummation by them of the transactions contemplated hereby and thereby shall have been obtained and made by Parent, Merger Sub or Guarantor, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Parent or Guarantor; and

        (d) LISTING. The Guarantor Common Shares to be delivered by Parent in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                                  ARTICLE VII
                                  TERMINATION

    Section 7.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of the Company:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

        (b) by either Parent or the Company, if the Merger shall not have been consummated by August 31, 2001 (other than for the reasons set forth in clause (c) below); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

        (c) by either Parent or the Company, if the requisite vote of the stockholders of the Company shall not have been obtained by August 31, 2001, or if the stockholders of the Company shall not have adopted this Agreement at the Company Stockholders Meeting; PROVIDED, HOWEVER, that the Company may not terminate pursuant to this clause if the Company has not complied with its obligations under Section 5.02; or

        (d) by either Parent or the Company, if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval, adoption or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so;
    (ii) approve or recommend to the stockholders of the Company an Acquisition Proposal or Alternative Transaction; (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction; or (iv) fail to include the recommendation of the Board of Directors of the Company in favor of approval of this Agreement pursuant to Section 5.01(c) or fail to take the action required by the second sentence of Section 5.02; or (y) take any public position or make any disclosures to the Company's stockholders generally, whether or not permitted pursuant to Section 4.02, which has the effect of any of the foregoing (it being understood and agreed that a communication by the Board of Directors of the Company to the Company's stockholders pursuant to Rule 14d-9(f)(3) of the Exchange Act, or any similar type of communication to the Company's stockholders in connection with the making or amendment of a tender offer or exchange offer, shall not be deemed to constitute a basis for termination under this Section 7.01(e)); or

        (f) by Parent or the Company, if any representation or warranty of the Company or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "TERMINATING MISREPRESENTATION"); PROVIDED that if such Terminating Misrepresentation is curable prior to August 31, 2001 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this
    Section 7.01(f); or

        (g) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied (in either case, a "TERMINATING CHANGE"), in either case other than by reason of a Terminating Breach (as hereinafter defined); PROVIDED that if any such Terminating Change is curable prior to August 31, 2001 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

        (h) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or of Parent or Merger Sub, respectively, set forth in this Agreement such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "TERMINATING BREACH"); PROVIDED that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to August 31, 2001 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

        (i) by the Company, if (w) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, including Section 4.02, to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified Parent in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof, (x) Parent shall not have made, within two full business days (disregarding any partial business days) of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal, (y) prior to such termination pursuant to this clause (i), the Company shall have paid to Parent in immediately available funds the Fee and the Expenses required to be paid pursuant to Section 7.03(b), and (z) this Agreement shall not theretofore have been adopted at the Company stockholders Meeting; or

        (j) by Parent, if the Average Share Price is less than $45.00, PROVIDED that (i) Parent shall have given the Company notice of its intention to terminate pursuant to this Section 7.01(j) prior to 5:00 p.m. New York City time on the third trading day immediately preceding the date of the Company's Stockholders Meeting and (ii) the Company shall not, by 5:00 p.m. New York City time on the trading day immediately preceding the date of the Company's Stockholders Meeting, have delivered a notice to Parent agreeing that the Exchange Ratio shall equal 0.5111; PROVIDED FURTHER that if the Company shall deliver the notice referred to in the preceding clause (ii), (A) this Agreement shall not be terminated under this Section 7.01(j) and the Exchange Ratio for all purposes of this Agreement shall equal 0.5111 or, if the parties shall so agree in their sole and absolute discretion, a higher number; and (B) the Company may postpone the Company Stockholders Meeting for one business day, provided that the Average Share Price shall be computed in such case without regard to such postponement.

    Section 7.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except that (i) the Company, Parent or Merger Sub may have liability or obligations as set forth in
Section 7.03 and as set forth in or contemplated by Section 8.01 hereof. Notwithstanding the foregoing, nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful breach hereof or willful misrepresentation herein (it being understood that (x) the provisions of Section 7.03 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation and (y) the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful breach).

    Section 7.03  FEES AND EXPENSES.  (a) Except as set forth in this
Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally (i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) conveyance and similar taxes required to be paid or which Parent has agreed should be paid prior to the Effective Time pursuant to Section 5.16.

    (b) The Company shall pay Guarantor a fee of $9.5 million (the "FEE") and shall also pay Parent's and Guarantor's respective actual, documented and reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("EXPENSES," as applicable to Parent, Guarantor or the Company) in a combined amount not to exceed $1.5 million, upon the first to occur of any of the following events:

        (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(c) following the Company Stockholders Meeting at which the stockholders of the Company failed to adopt this Agreement, provided that
    (A) the Alternative Transaction Condition is satisfied and (B) the Exchange Ratio has not been adjusted pursuant to Section 7.01(j);

        (ii) the termination of this Agreement by Parent pursuant to
    Section 7.01(e); or

       (iii) the termination of this Agreement by the Company pursuant to
    Section 7.01(i).

    The "ALTERNATIVE TRANSACTION CONDITION" shall be satisfied in respect of a termination of this Agreement if an Alternative Transaction shall be publicly announced by the Company or any third party during the period beginning on the date of this Agreement and ending 12 months following the date of termination of this Agreement and such transaction shall at any time thereafter be consummated on substantially the terms theretofore announced; PROVIDED, that in the case of
Section 7.03(b)(i), such transaction provides for a per Share consideration with a fair market value greater than $23.00; and PROVIDED FURTHER, that for purposes of this definition, the definition of Alternative Transaction set forth in
Section 4.02(a) shall be modified to replace "25%," as it appears in such definition, with 40%.

    (c) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(h), (i) the Company shall pay to Guarantor and Parent their respective Expenses relating to the transactions contemplated by this Agreement in a combined amount not to exceed $1.5 million, and (ii) the Company shall pay Guarantor the Fee provided that (I) such Termination Breach is willful and
(II) the Alternative Transaction Condition is satisfied.

    (d) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(f), the Company shall pay to Guarantor and Parent their respective Expenses in a combined amount not to exceed $1.5 million.

    (e) Upon a termination of this Agreement by the Company pursuant to
Section 7.01(f) or Section 7.01(h), Parent shall pay to the Company its Expenses in an amount not to exceed $2.0 million.

    (f) The Fee and Expenses payable pursuant to Section 7.03(b) or
Section 7.03(c), or the Expenses payable pursuant to Section 7.03(d) or
Section 7.03(e), shall be paid within one business day after a demand for payment following the first to occur of any of the events described in the aforesaid Sections, as applicable; PROVIDED that, in no event shall the Company be required to pay the Fee or any Expenses to Parent, nor shall Parent be required to pay any Expenses to the Company if, immediately prior to the termination of this Agreement, the entity otherwise entitled to receive such fee and/or expenses was in material breach of its obligations under this Agreement or, in the case of Parent, Merger Sub was in material breach of its obligations under this Agreement or Guarantor was in material breach of the Guarantee.

    (g) Each of the Company, Parent and Merger Sub agrees that the payments provided for in this Section 7.03 shall be the sole and exclusive remedy of Parent and Merger Sub upon a termination of this Agreement by Parent pursuant to
Section 7.01(c), (e), (f), (h) or (i), and the payments provided for in this
Section 7.03 shall be the sole and exclusive remedy of the Company upon a termination of this Agreement by the Company pursuant to Section 7.01(f) or (h), regardless of the circumstances giving rise to such termination; PROVIDED, HOWEVER, that the foregoing shall not apply to any willful breach of this Agreement or any willful misrepresentation hereunder giving rise to such termination. Subject to Section 7.03(f), if a party is entitled to terminate this Agreement pursuant to more than one clause of Section 7.01, such party shall be entitled to receive the Fees and Expenses to which it is entitled as a result of any such termination, provided that in no event shall there be any duplication of payment.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.01  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Sections 5.06 and 5.08 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

    (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material.

    Section 8.02 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

        If to Parent or Merger Sub:

           Tyco Acquisition Corp. XVIII (NV)/R2 Mergersub Inc.
           c/o Tyco International (US) Inc.
           One Tyco Park
           Exeter, NH 03833
           Attn: President
           Telecopy: (603) 778- 7700

        With a copy (which shall not constitute notice) to:

           Tyco International (US) Inc.
           One Tyco Park
           Exeter, NH 03833
           Attn: Chief Corporate Counsel
           Telecopy: (603) 778-7700

        and

           Kramer Levin Naftalis & Frankel LLP
           919 Third Avenue
           New York, NY 10022
           Attn: Abbe L. Dienstag, Esq.
           Telecopy: (212) 715-8000
           Telephone: (212) 715-9100

        If to the Company:

           Scott Technologies, Inc.
           One Chagrin Highlands
           2000 Auburn Drive, Suite 400
           Beachwood, OH 44122
           Attn: General Counsel
           Telecopy: (216) 360-9139
           Telephone: (216) 464-6153

        With a copy (which shall not constitute notice) to:

           Calfee, Halter & Griswold LLP
           1400 McDonald Investment Center
           800 Superior Avenue
           Cleveland, Ohio 44114
           Attn: Douglas A. Neary, Esq.
           Telecopy: (216) 241-0816
           Telephone: (216) 622-8200

    Section 8.03 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

    (a) "AFFILIATES", with respect to any person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b) "BUSINESS DAY" means any day other than a day on which banks in New York City are required or authorized to be closed;

    (c) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (d) "DOLLARS" or "$" means United States dollars;

    (e) "KNOWLEDGE" means, with respect to any matter in question, that the executive officers or any employee having primary or substantial oversight responsibility for the matter of the Company, Parent or Guarantor, as the case may be, have or at any time had actual knowledge of such matter;

    (f) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

    (g) "SIGNIFICANT SUBSIDIARY" has the meaning assigned to such term in Rule 1-02 under SEC Regulation S-X; and

    (h) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent, Guarantor or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent, Guarantor or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    When reference is made in this Agreement to the Company, Parent or Guarantor, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

    Section 8.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by law requires approval by such stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    Section 8.05 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    Section 8.06 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 8.07 SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    (b) The Company and Parent agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

    Section 8.08 ENTIRE AGREEMENT. This Agreement and the Guarantor's guarantee hereof constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

    Section 8.09 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to Guarantor or any direct or indirect wholly-owned subsidiary of Guarantor, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    Section 8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Covered Persons and may be enforced by such Indemnified Parties and Covered Persons) and Section 7.03 (which contains provisions intended to be for the benefit of Guarantor and may be enforced by Guarantor).

    Section 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    Section 8.12 GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

    (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the federal courts of the United States located in the City of New York, Borough of Manhattan and in Cleveland, Ohio with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

    Section 8.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    Section 8.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES (AND IN RESPECT OF ANY DISPUTE IN RESPECT OF THE GUARANTEE, PARENT SHALL CAUSE GUARANTOR TO WAIVE), TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    Section 8.15 PERFORMANCE OF OBLIGATIONS. Unless otherwise previously performed, Parent shall cause each of Merger Sub and the Surviving Corporation to perform all of its obligations set forth in this Agreement and Guarantor to perform all of its obligations under the Guarantee.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                       TYCO ACQUISITION CORP. XVIII (NV)

                                                       By: /s/ Mark H. Swartz
                                                       ---------------------------------------------
                                                       Name:   Mark H. Swartz
                                                       Title:  Vice President

                                                       R2 MERGERSUB INC.

                                                       By: /s/ Mark H. Swartz
                                                       ---------------------------------------------
                                                       Name:   Mark H. Swartz
                                                       Title:  Vice President

                                                       SCOTT TECHNOLOGIES, INC.

                                                       By: /s/ Mark A. Kirk
                                                       ---------------------------------------------
                                                       Name:   Mark A. Kirk
                                                       Title:  President and Chief Executive Officer

                                   GUARANTEE

    Tyco International Ltd. ("GUARANTOR") irrevocably guarantees each and every representation, warranty, covenant, agreement and other obligation of Parent and Merger Sub, and/or any of their respective permitted assigns (and where any such representation or warranty is made to the knowledge of Parent or Merger Sub, such representation or warranty shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Parent's and Merger Sub's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

    Guarantor hereby waives, for the benefit of the Company, (i) any right to require the Company as a condition of payment or performance by Guarantor, to proceed against Parent or Merger Sub or pursue any other remedy whatsoever and
(ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Parent or Merger Sub.

    Without limiting in any way the foregoing guarantee, Guarantor covenants and agrees to take all actions to enable Parent and Merger Sub to adhere to each provision of the Agreement which requires an act or omission on the part of Guarantor or any of its subsidiaries to enable Parent or Merger Sub to comply with its obligations under the Agreement.

    The provisions of Article VIII of the Agreement are incorporated herein, MUTATIS MUTANDIS, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Chief Corporate Counsel, Telecopy No. (441) 295-9647, Confirm No. (441) 292-8674 (with a copy as provided therefor in Section 8.02(a)).

    Guarantor understands that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                                       TYCO INTERNATIONAL LTD.

                                                       By: /s/ Mark H. Swartz
                                                       ---------------------------------------------
                                                       Name:   Mark H. Swartz
                                                       Title:  Executive Vice President and Chief
                                                               Financial Officer

                              [LETTERHEAD OF CSFB]

                                                                         ANNEX B

                                February 4, 2001

Board of Directors
Scott Technologies, Inc.
One Chagrin Highlands
2000 Auburn Drive, Suite 400
Beachwood, OH 44122

    Members of the Board:

    You have asked us to advise you with respect to the fairness to the holders of Company Common Stock (as defined below) from a financial point of view of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2001 (the "Acquisition Agreement"), by and among Scott Technologies, Inc. (the "Company"), Tyco Acquisition Corp. XVIII
(NV) (the "Parent"), R2 Mergersub Inc., a wholly owned subsidiary of the Parent (the "Sub"), and Tyco International Ltd., the ultimate parent company of the Parent and the Sub (the "Acquiror"). The Acquisition Agreement provides for the merger (the "Merger") of the Sub with and into the Company pursuant to which the Company will continue as the surviving corporation and a wholly owned subsidiary of the Acquiror, and each outstanding share of common stock, par value $0.10 per share ("Company Common Stock"), of the Company will be converted into the right to receive that number of shares of common stock, par value $0.20 per share ("Acquiror Common Stock"), of the Acquiror equal to $23.00 divided by the Average Share Price (the "Exchange Ratio"). The Acquisition Agreement defines "Average Share Price" as the average (rounded to the nearest 1/10,000) of the Daily Per Share Prices for the five consecutive trading days ending on the fourth day immediately preceding the date of the Company's stockholders' meeting to consider the Acquisition Agreement, and "Daily Per Share Price" for any trading day means the volume-weighted average (rounded to the nearest 1/10,000) of the per share selling price on the New York Stock Exchange of common shares of the Acquiror for that day, as reported by Bloomberg Financial Markets or a service providing similar information selected by the Parent and the Company.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Acquisition Agreement and certain related documents. We have also reviewed certain other information, including financial projections, provided to or discussed with us by the Company and the Acquiror, and have discussed the business and prospects of the Company and the Acquiror with management of the Company and the Acquiror.

    We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial projections relating to the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. With respect to the financial projections relating to the Acquiror, we have been advised by management of the Acquiror that they have reviewed certain publicly available projections with respect to the Acquiror and that such projections represent reasonable estimates with respect to the future financial performance of the Acquiror. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Acquiror Common Stock when issued to the Company's stockholders pursuant to the Merger or the prices at which such Acquiror Common Stock will trade at any time.

    We and our affiliate, Donaldson, Lufkin & Jenrette Securities Corporation, have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will be payable in connection with delivery of this opinion and the balance of which is contingent upon the consummation of the Merger. In the past, we or our affiliates have provided certain financial and investment banking services to the Company and the Acquiror unrelated to the Merger for which we have received compensation.

    In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities and obligations of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities and obligations.

    It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act on any matter relating to the proposed Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                          Sincerely,

                                          /s/ JAMES T. SINGTON

                                          JAMES T. SINGTON
                                          MANAGING DIRECTOR
                                          CREDIT SUISSE FIRST BOSTON
                                            CORPORATION

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-Law 102 of the Tyco Bye-Laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 of Bermuda. Section 98 of the Companies Act 1981 prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    The Registrant maintains $250,000,000 of insurance to reimburse the directors and officers of Tyco and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 21. EXHIBITS

         2.1            Agreement and Plan of Merger, dated as of February 4, 2001, by and among Tyco Acquisition Corp. XVIII (NV), R2 Mergersub
                        Inc. and Scott Technologies, Inc. (included as Annex A to
                        the Proxy Statement/Prospectus which forms a part of this
                        Registration Statement)
           5            Opinion of Appleby Spurling & Kempe regarding the validity of the Tyco common shares registered hereunder*
         8.1            Tax Opinion of PricewaterhouseCoopers LLP*
         8.2            Tax Opinion of Calfee, Halter & Griswold LLP*
         8.3            Tax Opinion of Appleby Spurling & Kempe*
        23.1            Consent of PricewaterhouseCoopers
        23.2            Consent of Arthur Andersen (Philadelphia, PA) LLP
        23.3            Consent of Arthur Andersen (Cleveland, OH) LLP
        23.4            Consent of Appleby Spurling & Kempe (contained in Exhibit 5 and Exhibit 8.3)*
        23.5            Consent of PricewaterhouseCoopers LLP (contained in Exhibit
                        8.1)*
        23.6            Consent of Calfee, Halter & Griswold LLP (contained in
                        Exhibit 8.2)*
        24.1            Power of Attorney (contained on the signature page hereto)
        99.1            Form of Proxy Card of Scott Technologies, Inc.*
        99.2            Form of Voting Agreement between Tyco Acquisiton Corp. XVIII
                        (NV) and affiliates of BLUM Capital Partners, L.P.

------------------------

*   To be filed by amendment.

ITEM 22. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 23rd day of February, 2001.

                                                       TYCO INTERNATIONAL LTD.

                                                       By:              /s/ Mark H. Swartz
                                                            -----------------------------------------
                                                                          Mark H. Swartz
                                                                EXECUTIVE VICE PRESIDENT AND CHIEF
                                                            FINANCIAL OFFICER (PRINCIPAL FINANCIAL AND
                                                                       ACCOUNTING OFFICER)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 426(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 23, 2001 in the capacities indicated below.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
               /s/ L. Dennis Kozlowski                 Chairman of the Board, President, Chief
     -------------------------------------------         Executive Officer and Director (Principal
                 L. Dennis Kozlowski                     Executive Officer)

               /s/ Lord Ashcroft KCMG
     -------------------------------------------       Director
                 Lord Ashcroft KCMG

                /s/ Joshua M. Berman
     -------------------------------------------       Director
                  Joshua M. Berman

                /s/ Richard S. Bodman
     -------------------------------------------       Director
                  Richard S. Bodman

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ John F. Fort
     -------------------------------------------       Director
                    John F. Fort

                 /s/ Stephen W. Foss
     -------------------------------------------       Director
                   Stephen W. Foss

                /s/ Philip M. Hampton
     -------------------------------------------       Director
                  Philip M. Hampton

                  /s/ Wendy E. Lane
     -------------------------------------------       Director
                    Wendy E. Lane

              /s/ James S. Pasman, Jr.
     -------------------------------------------       Director
                James S. Pasman, Jr.

                /s/ W. Peter Slusser
     -------------------------------------------       Director
                  W. Peter Slusser

                 /s/ Mark H. Swartz                    Executive Vice President and Chief Financial
     -------------------------------------------         Officer (Principal Financial and Accounting
                   Mark H. Swartz                        Officer)

               /s/ Frank E. Walsh, Jr.
     -------------------------------------------       Director
                 Frank E. Walsh, Jr.